As filed with the Securities and Exchange Commission on October 16 , 2012
Registration No. 333- 183705

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ADVANCED MEDICAL ISOTOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2810	80-0138937
(State of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

6208 W Okanogan Avenue
Kennewick, WA  99336
(509)736-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James C. Katzaroff
Chief Executive Officer
Advanced Medical Isotope Corporation
6208 W Okanogan Avenue
Kennewick, WA  99336
Phone: (509)736-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock issuable upon conversion of Convertible Notes due on January 13, 2014(1)(2)	10,600,000	$0.10	$1,060,000	$121.48
Common Stock issuable upon conversion of Convertible Notes due on January 13, 2014(1)(4)	1,590,000	$0.15	$238,500	$27.33
Common Stock issuable upon exercise of Common Stock Purchase Warrants(1)(3)	17,340,297	$0.15	$2,601,045	$298.08
Common Stock issuable upon exercise of Common Stock Purchase Warrants(1)(3)	1,200,000	$0.09	$108,000	$12.38

Common Stock issuable upon exercise of Common Stock Purchase Warrants(1)(3)	2,000,000	$0.25	$500,000	$57.30
TOTAL	32,730,297		$4,507,545	$516.57	(5)

(1)	The shares of our common stock being registered hereunder are being registered hereunder for sale by the Selling Stockholders named in the prospectus.

(2)
Pursuant to Rule 457(g) under the Securities Act of 1933, the proposed maximum offering price (and, accordingly, the amount of the registration fee) has been calculated based on the conversion price of the Convertible Notes held by the Selling Stockholders.

(3)
Pursuant to Rule 457(g) under the Securities Act of 1933, the proposed maximum offering price (and, accordingly, the amount of the registration fee) has been calculated based on the exercise price of the (1) Common Stock Purchase Warrants held by the Selling Stockholders and (2) common stock purchase warrants issued to consultants for services rendered pursuant to consulting agreements.

(4)
Represents our good faith estimate of the number of shares of common stock that may be issuable in the future if we elect to pay all interest due under the terms of the convertible notes in shares of common stock. Under the terms of the convertible notes, Interest payable on the convertible notes shall compound annually and accrue at the annual rate of 12%.  Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 2012.  Interest will be payable with shares of Common Stock provided (i) an event of default or an event which with the passage of time or the giving of notice could become an event of default has not occurred, (ii) such Common Stock is immediately resellable pursuant to an effective resale registration statement or Rule 144 without transfer or volume restrictions, (iii) such payment in Common Stock would not cause the holder to exceed the restrictions on ownership percentage of the Company, and (iv) we provide the holder not less than fifteen business days’ notice prior to the due date of our intention to pay such interest with Common Stock.  Interest paid with shares of Common Stock shall be payable on the third business day after the date such interest would be due if paid in cash.  Common Stock employed to pay interest shall be valued at 80% of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the five trading days ending on the due date of the interest payment being made with Common Stock. For our estimate, we used an estimated volume weighted average price of $0.15.  In the event that additional shares are required to be issued to cover interest payments in excess of such upper limit of our good faith estimate, such additional shares will be registered on a new registration statement.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 16 , 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ADVANCED MEDICAL ISOTOPE CORPORATION

32,730,297  Shares
Common Stock

_________________________________________

This prospectus covers an aggregate of up to 32,730,297 shares of our common stock, $0.001 par value per share, that may be offered from time to time by the selling stockholders named in this prospectus. The shares being offered by this prospectus consist of:

●	up to 10,600,000 shares issuable upon the conversion of our Convertible Notes due on January 13, 2014 issued by us in connection with a private placement in July 2012; and

●	up to 1,590,000 shares of common stock that may be issuable in the future if we elect to pay all interest due under the terms of the Convertible Notes in shares of common stock
·
●
up to 13,740,297 shares issuable upon the exercise of the common stock purchase warrants issued by us in our July 2012 private placement (including 3,140,297 shares issued as commissions to brokers for sales of the Convertible Notes ) and

●	Up to 6,800,000 shares issuable upon the conversion of warrants issued to consultants for services rendered pursuant to consulting agreements.

We are registering these shares of our common stock for resale by the selling stockholders named in this prospectus, or their transferees, pledgees, donees or successors.  We will not receive any of the proceeds from the sale of common stock by the selling stockholders, although we may receive proceeds from the exercise of the Warrants by the selling stockholders, if exercised. We cannot guarantee that the selling stockholders will exercise the Warrants. Any proceeds we receive from the selling stockholders upon their exercise of the Warrants will be used for general working capital.   The selling stockholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “PLAN OF DISTRIBUTION” beginning on page 18.

We are an "emerging growth company" under applicable Securities and Exchange Commission rules and, as such, will be subject to reduced public company reporting requirements. Before purchasing any of the shares covered by this prospectus, carefully read and consider the risk factors in the section entitled “RISK FACTORS” beginning on page 6.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “ADMD.” On October 15 , 2012, the last reported sales price of our common stock was $0. 1531 per share.

Our principal executive offices are located at 6208 W Okanogan Avenue, Kennewick, WA  99336, and our telephone number at that address is (509)736-4000.

_________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2012.

TABLE OF CONTENTS
PROSPECTUS SUMMARY	2
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	15
SELLING STOCKHOLDERS	16
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	18
PLAN OF DISTRIBUTION	19
DESCRIPTION OF SECURITIES	20
DIVIDEND POLICY	22
MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS	22
DESCRIPTION OF BUSINESS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	32
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	46
EXECUTIVE COMPENSATION	48
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	51
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES	53
EXPERTS	53
LEGAL MATTERS	53
WHERE YOU CAN FIND MORE INFORMATION	53
INDEX TO DECEMBER 31, 2011 FINANCIAL STATEMENTS	F-1
INDEX TO (UNAUDITED) JUNE 30, 2012 FINANCIAL STATEMENTS	F-39
SIGNATURES	S-1

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. The selling stockholders named in this prospectus may from time to time sell the securities described in this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The common stock is not being offered in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus and does not contain all of the information you should consider before investing in our securities. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and our consolidated financial statements and related notes. Unless the context requires otherwise, as used in this prospectus, the terms “Advanced Medical Isotope Corporation,” “ADMD,” “we,” “us,” “our,” “the Company,” and similar references refer to Advanced Medical Isotope Corporation.

COMPANY OVERVIEW

Advanced Medical Isotope Corporation (“we” or the “Company”) was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”) for the purpose of acquiring or investing in businesses which were developing and marketing active sports products, equipment, and apparel. In April 2000, Earth Sports Products, Inc (“ESP”), a corporation registered in Washington, merged with SMSC. In April 2000, HHH Entertainment, Inc (“HHH”), a Nevada corporation, merged with SMSC. As of the date of merger, HHH was the only stockholder of SMSC.  SMSC had limited activity from inception and was considered dormant from the period May 1, 2000 through December 31, 2005. On September 6, 2006, SMSC changed its name to Advanced Medical Isotope Corporation.  Our principal executive offices are located at 6208 W Okanogan Avenue,  Kennewick, WA  99336 and  our phone number is (509)736-4000.

We are engaged in the production and distribution of medical isotopes and medical isotope technologies that are changing the practice of medicine and ushering in a new era of improved patient care. Isotopes are a form of chemical element with the same atomic number as another element but with a different atomic mass. Medical isotopes are used in molecular imaging, therapy, and nuclear medicine to diagnose, manage and treat diseases.

Over 10,000 hospitals worldwide use radioisotopes in medicine, and about 90% of the procedures are for diagnosis. The most common radioisotope used in diagnosis is technetium-99, with some 30 million procedures per year, accounting for 80% of all nuclear medicine procedures worldwide. In developed countries (26% of world population), the frequency of diagnostic nuclear medicine is 1.9% per year, and the frequency of therapy with radioisotopes is about one tenth of this. In the United States there are some 18 million nuclear medicine procedures per year among 311 million people, and in Europe about 10 million among 500 million people. In Australia there are about 560,000 per year among 21 million people, 470,000 of these using reactor isotopes. The use of radiopharmaceuticals in diagnosis is growing at over 10% per year. All of the information in this paragraph is derived from “Radioisotopes in Medicine” (updated October 2011) posted by the World Nuclear Association at www.world-nuclear.org/info/inf55.html.

We employ innovative production methods to offer a wide range of reliable, domestically produced medical isotopes as well as in vivo delivery systems to aid medical practitioners and medical researchers in the timely diagnosis and effective treatment of diseases such as cancer, heart disease, neurological disorders, and many other medical conditions.

Our objective is to empower physicians, medical researchers, and ultimately, patients, by providing them with essential medical isotopes that, until now, have not been practical or economical to produce, in an effort to detect, manage, and cure human disease, and improve the lives of patients.

We are reviewing possible acquisition candidates as a means of achieving our objective.

Products

We currently offer the following products:

Stable Isotopes:

We currently offer worldwide distribution of O-18 enriched water and a wide range of other stable isotopes. Our product line of stable isotopes includes the following elements: Antimony, Barium, Cadmium, Calcium, Cerium, Chromium, Copper, Dysprosium, Erbium, Europium, Gadolinium, Gallium, Germanium, Hafnium, Indium, Iron, Krypton, Lanthanum, Lead, Lutetium, Magnesium, Mercury, Molybdenum, Neodymium, Nickel, Osmium, Palladium, Platinum, Potassium, Rhenium, Rubidium, Ruthenium, Samarium, Selenium, Silicon, Silver, Strontium, Sulphur, Tellurium, Thallium, Tin, Titanium, Tungsten, Vanadium, Xenon, Ytterbium, Zinc, and Zirconium.

PROSPECTUS SUMMARY - continued

Radiopharmaceuticals:

Many of our products are used in connection with Positron Emission Tomography (“PET”). In cancer, changes in biochemistry occur before tumor mass forms. As a result, PET can often identify the presence of disease earlier than a test which looks for a tumor mass. Isotopes identified by PET include radiopharmaceutical Fluorodeoxyglucose (“FDG”), a sugar compound that is labeled with radioactive fluoride.

F-18 FDG: We currently offer regional distribution of F-18 FDG from our Kennewick, WA production facility. Other regional production facilities are being considered throughout the U.S. and abroad.

Radio Chemicals:

F-18: We currently offer regional distribution of F-18 from our Kennewick, WA production facility. Other regional production facilities are being considered throughout the U.S. and abroad. This is the primary PET imaging isotope. It is used for medical diagnostic purposes, such as cancer detection, heart imaging, and brain imaging.

Strontium-82: Used as a myocardial imaging agent, early detection of coronary artery disease, PET imaging, blood flow tracers.

Germanium-68: It is used for study of thrombosis and atherosclerosis, PET imaging, detection of pancreatic cancer, and attenuation correction.

Actinium-225: Used for advanced research in therapy of leukemia and other cancers. We believe that it holds great promise for treating HIV/AIDS, and we are negotiating with a foreign manufacturer to commence U.S. shipments.

Generators:

Strontium-82/Rubidium-82 generators: Used as a myocardial imaging agent, early detection of coronary artery disease, PET imaging, blood flow tracers. We have access via a foreign manufacturer and are in negotiations with a domestic source.

Germanium-68/Gallium-68 generators: It is used for study of thrombosis and atherosclerosis, PET imaging, detection of pancreatic cancer, and attenuation correction. We have access via a foreign manufacturer.

Actinium-225/Bismuth-213 generators: Actinium-225 is the parent of Bismuth-213, an isotope which has been used in animal trials to kill human HIV virus. Bismuth-213 has been used in human clinical trials for the treatment of Acute Myelogenous Leukemia (AML). We are negotiating with a foreign manufacturer for a new patented process to commence manufacturing in the U.S.

Potential New Products

Within the next several years, we intend to offer the following products:

A Brachytherapy seed with a Fast-dissolving Matrix for Optimized Delivery of Radionuclides; and a Brachytherapy treatment utilizing a radiogel technology.

Carbon-11: Used in cancer diagnosis/staging. Radiotracer in PET scans to study normal/abnormal brain functions related to various drug addictions and is also used to evaluate disease such as Alzheimer’s, epilepsy, Parkinson’s and heart disease.

Cobalt-57: Used for gamma camera calibration. Also used as radiotracer in research and a source for X-ray fluorescence spectroscopy.

Copper-64: PET scanning, planar imaging, SPECT imaging, dosimetry studies, cerebral and myocardial blood flow. This isotope is used in stem cell research, and cancer treatments.

Iodine-123: Used in brain, thyroid, kidney, and myocardial imaging, cerebral blood flow (ideal for imaging) and neurological disease (Alzheimer's).

Molybdenum-99 / Technitium 99: It is the favored choice among medical professionals because its chemical properties allow it to be bonded to many different chemical materials, thus allowing use for a wide variety of diagnoses. Up to 90% of all procedures involving medical isotopes use this isotope.

PROSPECTUS SUMMARY - continued

Thallium-201: Used in clinical cardiology, heart imaging, myocardial perfusion studies and cellular dosimetry.

Iodine-124: This is a radiotracer primarily used in PET imaging and to create images of human thyroid. Other treatment uses include apoptosis, cancer biotherapy, glioma, heart disease, mediastinal micrometastases, and thyroid cancer.

Indium-111: In-111 Chloride bulk solution for U.S. distribution. This radio chemical is used for infection imaging, cancer treatments, and tracer studies.

Manufacturing

The cornerstone equipment selected for our production center is a proton linear accelerator. Our proton linear accelerator is designed to replace large and demanding cyclotron systems for the production of positron emitting isotopes. Large amounts of fluorine-18, carbon-11, nitrogen-13, and oxygen-15 can be produced for synthesis into compounds used in oncology, cardiology, neurology, and molecular imaging. The radio-labeled glucose analog, FDG, can be synthesized and distributed for use in Positron Emission Tomography.
Based on our experience in the industry, it is our belief that no other accelerator in North America has sufficient flexibility to produce the full spectrum of PET imaging radioisotopes, as well as other high-demand isotopes, both short and long lived, for diagnostic and therapeutic applications.

We are also engaged in a number of collaborative efforts with U.S. national laboratories and universities, along with several international teaming partners. These collaborative effort projects include complementary isotope manufacturing technologies as well as isotope devices. We have entered into agreements to produce isotopes in conjunction with the University of Missouri at Columbia, Pacific Northwest National Laboratory, operated by Battelle, and the University of Utah.

In May 2008, we entered into a research agreement with the University of Utah related to the use of brachytherapy seeds for cancer treatments. Pursuant to the research agreement, we paid the University total project costs of $45,150 in 2008 and 2009 for that research. We plan to work with the University of Utah to develop and manufacture cancer treatments using brachytherapy seeds.

In June 2008, we entered into a research agreement with the University of Missouri related to the production of radio isotopes. Pursuant to the research agreement, we paid the University total project costs of $67,500 during 2009 and 2010. We also entered into a one year option agreement in June 2008, which was extended for another year in June 2009, with the University of Missouri. The option agreement gave us the option to enter into a licensing agreement to utilize certain intellectual property held by the University of Missouri for the production of medical, research, and industrial radioisotopes. In May 2010, we exercised our option agreement by entering into a License Agreement for the Patent Rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as Molybdenum-99 and Technetium-99 with the University of Missouri. This Agreement calls for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally, the Agreement calls for a milestone payment of $250,000, due and payable five years after execution of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales.

In August 2010, we made a $10,000 investment for an exclusive license agreement with Battelle Memorial Institute regarding its technology for the production of a Brachytherapy seed. This license agreement calls for a $10,000 nonrefundable license fee and a royalty based on a percent of net sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2012.

In February 2011, we paid $5,000 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology. This option agreement calls for a $5,000 upfront fee for the option, which expired February 2012. Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented radiogel technology. This license agreement calls for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

Any of the risk factors described below could cause our business or financial performance to differ from any expectations or other forward-looking statements set forth in this prospectus. Any of the risks described below, as well as other risks or uncertainties set forth elsewhere in this report, could materially and adversely affect our business, operations, prospects, results of operation, financial condition, or the value of our stock or other securities.

PROSPECTUS SUMMARY - continued

OFFERING SUMMARY

July 2012 Offering

On July 13, 2012, we issued $ 550,000 of Secured Convertible Promissory Notes (the “Notes”) to two investors and, on August 2, 2012, we issued $510,000 of Secured Convertible Promissory Notes to 25 investors (collectively, the “Investors”) pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”). The Subscription Agreement contains customary representations, warranties and agreements by the Company. The Investors also received warrants (the “Warrants”), exercisable until July 13, 2017, to purchase shares of the Company’s common stock (“Common Stock”) and additional investment rights (“Additional Investment Rights”) to purchase additional notes. The Company and Investors also entered into a Security Agreement (“Security Agreement”) to provide collateral for the Notes. The Notes are also secured by a pledge of stock owned by the Company’s directors.   On July 13, 2012, the market price per share of the Company’s common stock was $0.24 based on trading volume of 2,000 shares.  On August 2, 2012, the market price of the Company’s common stock was $0.2895 based on a trading volume of 3,500.

Convertible Promissory Notes

The Company issued and completed the sale to the Investors of Notes equal to $ 1,060 ,000 (the “Principal Amount”). The Notes mature on January 13, 2014 (“Maturity Date”) and bear interest at a rate of 12.0% per annum, payable on the Maturity Date. The outstanding Principal Amount and accrued and unpaid interest on the Notes will be convertible into shares of Common Stock of the Company or so long as each Note is outstanding. The effective conversion rate for this Note shall be $0.10 per share. As a result, the Notes are convertible into 10,600,000 shares of common stock.   This conversion rate will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues Common Stock at a price lower than the then-current Conversion Price other than for issuances in connection with mergers, licensing agreements, certain stock options and other transactions as described in the Notes.

Interest payable on this Note shall compound annually and accrue at the annual rate of 12%.  Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 2012.  Interest will be payable with shares of Common Stock provided (i) an event of default or an event which with the passage of time or the giving of notice could become an event of default has not occurred, (ii) such Common Stock is immediately resellable pursuant to an effective resale registration statement or Rule 144 without transfer or volume restrictions, (iii) such payment in Common Stock would not cause the holder to exceed the restrictions on ownership percentage of the Company, and (iv) we provide holder not less than fifteen business days’ notice prior to the due date of Company’s intention to pay such interest with Common Stock.  Interest paid with shares of Common Stock shall be payable on the third business day after the date such interest would be due if paid in cash.  Common Stock employed to pay interest shall be valued at 80% of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the five trading days ending on the due date of the interest payment being made with Common Stock.

Warrants

The Investor also received warrants, exercisable until July 13, 2017, to purchase the number of shares of common stock of the Company (“Warrant Shares”) equal to the product obtained by multiplying the Investor’s Loan Amount by ten, with a per share exercise price of $0.15 (“Exercise Price”).   On the sale of the $1,060,000 of Notes, the Investors were entitled to receive warrants to purchase 10,600,000 Warrant Shares.   The number of Warrant Shares will be appropriately adjusted upon the occurrence, prior to the issuance of such Warrant, of any stock dividend, stock split, combination or the like with respect to the Company’s common stock. The Exercise Price will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues Common Stock at a price lower than the then-current Conversion Price other than for issuances in connection with mergers, licensing agreements, certain stock options and other transactions as described in the Warrant.  We also issued Warrants to consultants for services rendered pursuant to consulting agreements.   Warrants, exercisable until July 13, 2017 at a price of $0.15, to purchase 3,140,297 Warrant Shares were issued as a commission on sales of the Notes.

Additional Investment Rights

We issued Additional Investment Rights to the Investors. The Additional Investment Rights will represent the right to purchase additional Principal Amount of Notes up to 40% of the Principal Amount of Notes acquired by the Selling stockholders and a corresponding amount of Warrants.

Security Agreement

The Company and certain also entered into a Security Agreement (the “Security Agreement”) pursuant to which the Company granted a continuing security interest (“Security Interest”) in the Collateral (as defined herein) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation. “Collateral” shall include all goods, contract rights and other general intangibles, accounts, chattel paper, commercial tort claims, deposit accounts and cash, documents, investment property and other property described in the security agreement, including intellectual property.

Registration Rights

The Subscription agreement with the Investors stated the Investors registration rights. The Company agrees that the Selling Stockholders will be entitled to damages if the registration statement is not filed or is not declared effective by the Commission on a timely basis, if (A) due to the action or inaction of the Company a registration statement is not declared effective within five days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the registration statement will not be reviewed or that the Commission has no further comments, (B) any registration statement described filed timely, or (C) any registration statement is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two business days by an effective replacement or amended registration statement or for a period of time which shall exceed thirty days in the aggregate per year (each such event shall be a “Non-Registration Event”), then the Company shall pay as “Liquidated Damages” to the holder of the securities an amount equal to 1% for the initial 30 days, and 1.5% for 30 days thereafter (or such lesser pro-rata amount for any period of less than 30 days) of the principal amount of the outstanding Notes (which are subject to such Non-Registration Event) with a maximum aggregate amount of Liquidated Damages not to exceed 10% of the sum of the Note principal.  The Company must pay the Liquidated Damages in cash.

Warrants issued to Consultants

The Company is also registering (1) warrants, exercisable until July 13, 2017 at a price of $0.15, to purchase 3,600,000 Shares to three consultants engaged by the Company and (2) warrants to two consultants exercisable until June 4, 2012 with 1,200,000 warrants exercisable at $0.09 per share and 2,000,000 warrants exercisable at $0.25 per share.

The Offering

Common Stock Offered by the Selling Security Holders
32,730,297 shares, including (i) up to 10,600,000 shares of common stock underlying convertible notes, (ii)up to 1,590,000 shares of common stock that may be issuable in the future if we elect to pay all interest due under the terms of the Convertible Notes in shares of common stock. (iii) up to 13,740,297 shares issuable upon the exercise of the common stock purchase warrants issued by us in our July 2012 private placement (including 3,140,297 shares issued as commissions to brokers for sales of the Convertible Notes) and (ii)  up to 6,800,000 shares issuable upon the conversion of warrants issued to consultants for services rendered pursuant to consulting agreements.

Common Stock Outstanding Before the Offering	78,242,019 shares of common stock as of September 30, 2012.

Common Stock Outstanding After the Offering	110,972,316 shares of common stock (1).

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement.

Use of Proceeds
We will not receive any of the proceeds from the sale of common stock by the selling stockholders, although we may receive proceeds from the exercise of the Warrants by the selling stockholders, if exercised. See “Use of Proceeds.”

Risk Factors	Before purchasing any of the shares covered by this prospectus, carefully read and consider the risk factors in the section entitled “RISK FACTORS” beginning on page 6.

OTCBB Symbol	ADMD.OB

(1) Assumes the conversion of all convertible notes and the exercise of all shares underlying warrants being registered hereunder.

RISKS FACTORS

RISKS ASSOCIATED WITH OUR BUSINESS

Our independent registered public accounting firm’s report on our financial statements questions our ability to continue as a going concern.

Our independent registered public accounting firm’s report on our financial statements for the years ended December 31, 2011 and 2010 expresses doubt about our ability to continue as a going concern. The report includes an explanatory paragraph stating that we have suffered recurring losses, used significant cash in support of our operating activities and, based on our current operating levels, require additional capital or significant restructuring to sustain our operation for the foreseeable future. There is no assurance that we will be able to obtain sufficient additional capital to continue our operations and to alleviate doubt about our ability to continue as a going concern. If we obtain additional financing, such funds may not be available on favorable terms. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that restrict our ability to conduct our business. Inclusion of a “going concern qualification” in the report of our independent accountants or in any future report may have a negative impact on our ability to obtain debt or equity financing and may adversely impact our stock price.

We have generated operating losses since inception, which are expected to continue, and we have increasing cash requirements, which we may be unable to satisfy.

We have generated material operating losses since inception. We incurred a net loss of $23,448,585 from January 1, 2006 through June 30, 2012, including a net loss of $4,055,026 for the year ended December 31, 2010 and a net loss of $2,749,616 for the year ended December 31, 2011. We expect to continue to experience net operating losses for the foreseeable future. Historically, we have relied upon investor funds to maintain our operations and develop our business. We need to raise additional capital within the next 12 months from investors for working capital as well as business expansion, and there is no assurance that additional investor funds will be available on terms acceptable to us, or at all. If we are unable to unable to obtain additional financing to meet our working capital requirements, we may have to curtail or cease our operations.

Based on our current cash run rate, approximately $1,500,000 will be needed to fund operations for an additional year. We are presently taking steps to raise additional funds to continue operations for the next 12 months and beyond, but there is no assurance that we will be able to raise additional funds. We will need to raise an additional $15,000,000 in the next year to develop new isotope manufacturing centers and complete our aggressive growth plans. However, we may choose to modify our growth and operating plans to the extent of available funding, if any.

Recent economic events, including the substantial decline in global capital markets, as well as the lack of liquidity in the capital markets, could adversely impact our ability to obtain financing and our ability to execute our business plan. As a company with modest sales from our inception, we are unable to determine the effect of the recent economic crises on our business.

Our business plan is at an early stage of development, and we have a limited operating history, which may make it difficult to evaluate our business and prospects.

We have a limited operating history upon which you can base an evaluation of our business and prospects. As a start-up company in the early stage of development, there are substantial risks, uncertainties, expenses and difficulties to which our business is subject. To address these risks and uncertainties, we must successfully develop and execute our business strategy, respond to competitive developments; and
 attract, integrate, retain and motivate qualified personnel.

There is no assurance that we will achieve or maintain profitable operations or that we will obtain or maintain adequate working capital to meet our obligations as they become due. We cannot be certain that our business strategy will be successfully developed and implemented or that we will successfully address the risks that face our business. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We are heavily dependent on our key personnel and consultants. The loss of any of these key personnel or consultants could have a material adverse effect on our business, results of operations and financial condition.

Our success is heavily dependent on the continued active participation of our current executive officers and certain consultants and collaborating scientists. Certain key employees have no written employment contracts. We do not have key-man insurance on any of our executive officers or consultants. Loss of the services of any one or more of our executive officers or consultants could have a material adverse effect upon our business, results of operations and financial condition.

If we are unable to hire and retain additional qualified personnel, our business and financial condition may suffer.

Our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain highly qualified technical, scientific, regulatory and managerial employees, consultants and advisors. Competition for qualified personnel among pharmaceutical and biotechnology companies is intense, and an inability to attract and motivate additional highly skilled personnel required for the expansion of our activities, or the loss of any such persons, could have a material adverse effect on our business, results of operations and financial condition.

RISKS FACTORS - continued

Our revenues have been derived from sales made to a small number of customers. We need to expand the number of customers purchasing our products and services.

Our sales of F-18 for the years ended December 31,  2010 and 2011  and the six months ended June 30, 2012 were made to one hospital located close to our production facility until we added a second hospital April 2012, and those sales constituted 61.3%, 49.2% and 94.7%, respectively, of our total revenues for those periods. Our Consulting revenues for the years ended December 31, 2010, 2011, and the six months ended June 30, 2012 were made to one customer, and those sales constituted 38.7%, 45.5% and 5.3%, respectively, of our total revenues for those years. We need to expand the number of customers purchasing our products and services in order to increase our revenues and implement our business strategy. There is no assurance that we will be successful in achieving an expansion of the customers purchasing our products and services.

Our future revenues depend upon acceptance of our current and future products in the markets in which they compete.

Our future revenues depend upon the successful production, marketing, and sales of the various isotopes we currently market and expect to market in the future. The rate and level of market acceptance of each of these products may vary depending on the perception by physicians and other members of the healthcare community of its safety and efficacy as compared to that of any competing products; the clinical outcomes of any patients treated; the effectiveness of our sales and marketing efforts in the United States, Europe, and Russia; any unfavorable publicity concerning our products or similar products; the price of our products relative to other products or competing treatments; any decrease in current reimbursement rates from the Centers for Medicare and Medicaid Services or third-party payers; regulatory developments related to the manufacture or continued use of our products; availability of sufficient supplies to either purchase or manufacture our products; our ability to produce sufficient quantities of our products; and the ability of physicians to properly utilize our products and avoid excessive levels of radiation to patients. Any material adverse developments with respect to the commercialization of the products we currently market or expect to market may adversely affect our revenues and may cause us to continue to incur losses in the future.

Many of our competitors have greater resources and experience than we have.

Many of our competitors have greater financial resources, longer history, broader experience, greater name recognition, and more substantial operations than we have, and they represent substantial long-term competition for us. Our competitors may be able to devote more financial and human resources than we can to research, new product development, regulatory approvals, and marketing and sales. Our competitors may develop or market products that are viewed by customers as more effective or more economical than our products. There is no assurance that we will be able to compete effectively against our current and future competitors, and such competitive pressures may adversely affect our business and results of operations.

Future production increases will depend on our ability to acquire larger quantities of O-18.

We currently obtain O-18 through international sources. The amount of O-18 that can be produced from a given source is limited by the power level and volume available within the reactor for irradiating targets. There is no assurance that we will have a continuing sufficient supply of O-18.

We rely heavily on a limited number of suppliers.

Some of the products we market and some of the materials used in the products we manufacture are currently available only from a limited number of suppliers, many of which are international suppliers. We plan to expand the availability of our supplies and products utilizing manufacturing capability at reactors located at National Laboratories as well as production capabilities at various universities and foreign countries other than Russia. This strategy is intended to reduce the risks associated with concentrating isotope production at a single reactor facility. Failure to obtain deliveries from these sources could have a material adverse effect on our production, and there may be a delay before we could locate alternative suppliers. We may not be able to locate alternative suppliers capable of producing the level of output at the quality standards we require. Additional factors that could cause interruptions or delays in our source of materials include limitations on the availability of raw materials or manufacturing performance experienced by our suppliers or a breakdown in our commercial relations with one or more suppliers. Some of these factors may be completely out of our control and our suppliers’ control. We do not have formal written agreements with any key supplier. Any interruption or delay in the supply of materials required to produce our products could harm our business if we were unable to obtain an alternative supplier or substitute equivalent materials in a cost-effective and timely manner.

RISKS FACTORS - continued

We are in default on a financial covenant in the capital leases that finance our isotope production system. That default may adversely affect our ability to continue to use the production system, which may adversely affect our operations and financial results.

We have two capital lease obligations, initially for $1,875,000 and $631,000, secured by equipment and the personal guarantee of two of our major stockholders, which we obtained in September 2007. The purpose of the capital lease agreements was to acquire a Pulsar 10.5 PET Isotope Production System for a contracted amount of $1,875,000, plus ancillary equipment and facility for $631,000. We were in default on the capital lease obligations as of December 31, 2009 due to failure to maintain the minimum debt service coverage ratio required by the leases. We were in compliance with the minimum debt service coverage ratio as of December 31, 2010. We were in default on the capital lease obligations as of December 31, 2011 and June 30, 2012 due to failure to maintain the minimum debt service ratio required by the leases. Accordingly we recorded the entire value of the leases as a current obligation as of December 31, 2011 and June 30, 2012. During 2009, the lessor did not take any action based on our financial covenant default. There is no assurance that the lessor will not take action under the capital leases based on the current financial covenant default. That default, and any future defaults, on those leases may adversely affect our ability to continue to use the isotope production system, which may adversely affect our operations and financial results.

We may incur material losses and costs as a result of product liability claims that may be brought against us.

We face an inherent business risk of exposure to product liability claims in the event that products supplied by us fail to perform as expected or such products result, or are alleged to result, in bodily injury. Any such claims may also result in adverse publicity, which could damage our reputation by raising questions about the safety and efficacy of our products, and could interfere with our efforts to market our products. A successful product liability claim against us in excess of our available insurance coverage or established reserves may have a material adverse effect on our business. Although we currently maintain liability insurance in amounts we believe are commercially reasonable, any product liability we incur may exceed our insurance coverage.

Our operations expose us to the risk of material environmental liabilities, including the risk that certain third parties may mishandle our product.

We are subject to potentially material liabilities related to the remediation of environmental hazards and to personal injuries or property damages that may be caused by hazardous substance releases and exposures. We are subject to various federal, state, local and foreign government requirements regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations can impose substantial fines and criminal sanctions for violations, and can require installation of costly equipment or operational changes to limit emissions and/or decrease the likelihood of accidental hazardous substance releases. We expect to incur capital and operating costs to comply with these laws and regulations. In addition, changes in laws, regulations and enforcement of policies, the discovery of previously unknown contamination or new technology or information related to individual sites, or the imposition of new clean-up requirements or remedial techniques may require us to incur costs in the future that would have a negative effect on our financial condition or results of operations. Operational hazards could result in the spread of contamination within our facility and require additional funding to correct.  We rely on third parties, such as commercial air courier companies, to deliver our products, and on other third parties to package our products in certain specialized packaging forms requested by customers. We are subject to the risk that these third parties may mishandle our product, which could result in material adverse effects, particularly given the radioactive nature of some of our products.

We are subject to uncertainties regarding reimbursement for use of our products.

Hospitals and freestanding clinics may be less likely to purchase our products if they cannot be assured of receiving favorable reimbursement for treatments using our products from third-party payers, such as Medicare and private health insurance plans. Third-party payers are increasingly challenging the pricing of certain medical services or devices, and there is no assurance that they will reimburse our customers at levels sufficient for us to maintain favorable sales and price levels for our products. There is no uniform policy on reimbursement among third-party payers, and there is no assurance that our products will continue to qualify for reimbursement from all third-party payers or that reimbursement rates will not be reduced. A reduction in or elimination of third-party reimbursement for treatments using our products would likely have a material adverse effect on our revenues.

RISKS FACTORS - continued

Our future growth is largely dependent upon our ability to develop new technologies that achieve market acceptance with acceptable margins.

Our business operates in global markets that are characterized by rapidly changing technologies and evolving industry standards. Accordingly, our future growth rate depends upon a number of factors, including our ability to (i) identify emerging technological trends in our target end-markets, (ii) develop and maintain competitive products, (iii) enhance our products by adding innovative features that differentiate our products from those of our competitors, and (iv) develop, manufacture and bring products to market quickly and cost-effectively. Our ability to develop new products based on technological innovation can affect our competitive position and requires the investment of significant resources. These development efforts divert resources from other potential investments in our business, and they may not lead to the development of new technologies or products on a timely basis or that meet the needs of our customers as fully as competitive offerings. In addition, the markets for our products may not develop or grow as we currently anticipate. The failure of our technologies or products to gain market acceptance due to more attractive offerings by our competitors could significantly reduce our revenues and adversely affect our competitive standing and prospects.

We may rely on third parties to represent us locally in the marketing and sales of our products in international markets, and our revenue may depend on the efforts and results of those third parties.

Our future success may depend, in part, on our ability to enter into and maintain collaborative relationships with one or more third parties, the collaborator’s strategic interest in our products and our products under development, and the collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the marketing and sales of our products; however, we may not be able to establish or maintain such collaborative arrangements, or if we are able to do so, our collaborators may not be effective in marketing and selling our products. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. To the extent that we depend on third parties for marketing and distribution, any revenues received by us will depend upon the efforts and results of such third parties, which may not be successful.

We may pursue strategic acquisitions that may have an adverse impact on our business.

Executing our business strategy may involve pursuing and consummating strategic transactions to acquire complementary businesses or technologies. In pursuing these strategic transactions, even if we do not consummate them, or in consummating such transactions and integrating the acquired business or technology, we may expend significant financial and management resources and incur other significant costs and expenses. There is no assurance that any strategic transactions will result in additional revenues or other strategic benefits for our business. We may issue our stock as consideration for acquisitions, joint ventures or other strategic transactions, and the use of stock as purchase consideration could dilute the interests of our current stockholders. In addition, we may obtain debt financing in connection with an acquisition. Any such debt financing could involve restrictive covenants relating to capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and pursue business opportunities, including potential acquisitions. In addition, such debt financing may impair our ability to obtain future additional financing for working capital, capital expenditures, acquisitions, general corporate or other purposes, and a substantial portion of cash flows, if any, from our operations may be dedicated to interest payments and debt repayment, thereby reducing the funds available to us for other purposes.

We will need to hire additional qualified accounting personnel in order to remediate a material weakness in our internal control over financial accounting, and we will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of our internal control over financial reporting and our disclosure controls and procedures.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. Our management is required to evaluate and disclose its assessment of the effectiveness of our internal control over financial reporting as of each year-end, including disclosing any “material weakness” in our internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of its assessment, management has determined that there is a material weakness due to the lack of segregation of duties and, due to this material weakness, management concluded that, as of December 31, 2011, our internal control over financial reporting was ineffective. This material weakness was first identified in our Form 10-K/A amended annual report for the year ended December 31, 2008. This material weakness has the potential of adversely impacting our financial reporting process and our financial reports. Because of this material weakness, management also concluded that our disclosure controls and procedures were ineffective as of December 31, 2011. We need to hire additional qualified accounting personnel in order to resolve this material weakness. We also will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of our internal control over financial reporting and our disclosure controls and procedures.

RISKS FACTORS - continued

Our patented or other technologies may infringe on other patents, which may expose us to costly litigation.

It is possible that our patented or other technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay licensing fees, defend infringement actions or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. Patent litigation is costly and time consuming, and we may not have sufficient resources to pursue such litigation. If we do not obtain a license under such patents, if we are found liable for infringement, or if we are not able to have such patents declared invalid, we may be liable for significant money damages, may encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

Protecting our intellectual property is critical to our innovation efforts.

We own or have a license to use several U.S. and foreign patents and patent applications, trademarks and copyrights. Our intellectual property rights may be challenged, invalidated or infringed upon by third parties, or we may be unable to maintain, renew or enter into new licenses of third party proprietary intellectual property on commercially reasonable terms. In some non-U.S. countries, laws affecting intellectual property are uncertain in their application, which can adversely affect the scope or enforceability of our patents and other intellectual property rights. Any of these events or factors could diminish or cause us to lose the competitive advantages associated with our intellectual property, subject us to judgments, penalties and significant litigation costs, or temporarily or permanently disrupt our sales and marketing of the affected products or services.

We may not be able to protect our trade secrets and other unpatented proprietary technology, which could give our competitors an advantage over us.

We rely upon trade secrets and other unpatented proprietary technology. We may not be able to adequately protect our rights with regard to such unpatented proprietary technology, or competitors may independently develop substantially equivalent technology. We seek to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with our employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information, and as a result our competitors could gain a competitive advantage.

General economic conditions in markets in which we do business can impact the demand for our goods and services. Decreased demand for our products and services could have a negative impact on our financial performance and cash flow.

Demand for our products and services, in part, depends on the general economic conditions affecting the countries and industries in which we do business. A downturn in economic conditions in a country or industry that we serve may adversely affect the demand for our products and services, in turn negatively impacting our operations and financial results. Further, changes in demand for our products and services can magnify the impact of economic cycles on our businesses. Unanticipated contract terminations by current customers can negatively impact operations, financial results and cash flow. Our earnings, cash flow and financial position are exposed to financial market risks worldwide, including interest rate and currency exchange rate fluctuations and exchange rate controls. Fluctuations in domestic and world financial markets could adversely affect interest rates and impact our ability to obtain credit or attract investors.

We are subject to extensive government regulation in jurisdictions around the world in which we do business. Regulations address, among other things, environmental compliance, import/export restrictions, healthcare services, taxes and financial reporting, and those regulations can significantly increase the cost of doing business, which in turn can negatively impact our operations, financial results and cash flow.

If we are successful in expanding our manufacturing capability, we will be subject to extensive government regulation and intervention both in the United States and in all foreign jurisdictions in which we conduct business. Compliance with applicable laws and regulations will result in higher capital expenditures and operating costs, and changes to current regulations with which we comply can necessitate further capital expenditures and increases in operating costs to enable continued compliance. Additionally, from time to time, we may be involved in proceedings under certain of these laws and regulations. Foreign operations are subject to political instabilities, restrictions on funds transfers, import/export restrictions, and currency fluctuation.

Volatility in raw material and energy costs, interruption in ordinary sources of supply, and an inability to recover from customers our unanticipated increases in energy and raw material costs could result in lost sales or could increase significantly the cost of doing business.

RISKS FACTORS - continued

Market and economic conditions affecting the costs of raw materials, utilities, energy costs, and infrastructure required to provide for the delivery of our products and services are beyond our control. Any disruption or halt in supplies, or rapid escalations in costs, could adversely affect our ability to manufacture products or to competitively price our products in the marketplace. To date, the ultimate impact of energy costs increases have been mitigated through price increases or offset through improved process efficiencies; however, continuing escalation of energy costs could have a negative impact upon our business and financial performance.

If we are successful in increasing the size of our organization, we may experience difficulties in managing growth.

We are a small organization with a minimal number of employees. If we are successful, we may experience a period of significant expansion in headcount, facilities, infrastructure and overhead, and further expansion may be required to address potential growth and market opportunities. Any such future growth will impose significant added responsibilities on members of management, including the need to improve our operational and financial systems and to identify, recruit, maintain and integrate additional managers. Our future financial performance and our ability to compete effectively will depend, in part, on the ability to manage any future growth effectively.

We are an "emerging growth company" under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

RISKS FACTORS - continued

RISKS RELATED TO OUR COMMON STOCK

There is a limited public market for our common stock. Failure to develop or maintain a more active trading market may negatively affect the value of our common stock, may deter some potential investors from purchasing our common stock or other equity securities, and may make it difficult or impossible for stockholders to sell their shares of common stock.

There is a limited public trading market for our common stock on the OTC Bulletin Board. Our average daily volume of shares traded for the years ended December 31, 2011 and 2010 was 8,430 and 8,540, respectively. Failure to develop or maintain an active trading market may negatively affect the value of our common stock, may make some potential investors unwilling to purchase our common stock or equity securities that are convertible into or exercisable for our common stock, and may make it difficult or impossible for our stockholders to sell their shares of common stock and recover any part of their investment in us.

Our outstanding derivative securities, the stock or derivative securities that we may become obligated to issue under existing agreements, and certain provisions of those derivative securities, may cause immediate and substantial dilution to our existing stockholders and may make it more difficult for us to raise additional equity capital.

We had 78,242,019 shares of common stock outstanding on September 30, 2012. We also had outstanding on that date derivative securities consisting of options and convertible notes that if they had been exercised and converted in full on September 30 , 2012, would have resulted in the issuance of a total of 25,349,895 additional shares of common stock. The issuance of shares upon the exercise of options or the conversion of convertible notes may result in substantial dilution to each stockholder by reducing that stockholder’s percentage ownership of our total outstanding common stock. One outstanding convertible note provides for conversion of principal at 50%, and the payment in shares of accrued interest at 100%, of the market price of our common stock determined over the 10 trading days preceding the date of conversion, and so the amount of dilution to other stockholders will depend upon the market price for our stock and the resulting conversion price when the note is converted by the holder. Conversion of that note on September 30 , 2012 would have resulted in the issuance of 3,625,245 shares, which are included in the total above. Additionally, we have outstanding notes that if not prepaid by specific dates entitle the holder to convert the principal and accrued interest into common stock at 61% of an average trading price of our common stock prior to conversion as provided in the notes. See the Notes to our Financial Statements included in this registration statement. In addition, under an existing agreement, we may become obligated to issue additional warrants to purchase up to 20,133,333 shares of common stock with an exercise price of $0.20 per share, and those warrants would require a reduction in the exercise price if we issued stock below the then-applicable exercise price of the warrants, or if we issued stock below the market price of our stock. See the section entitled “Agreement for Strategic Relationship” in Item 1 above. The issuance of some or all of those warrants and any exercise of those warrants will have the effect of further diluting the percentage ownership of our other stockholders. That agreement also provides for stock compensation for consulting services. The existence and terms of these derivative securities and other obligations may make it more difficult for us to raise additional capital through the sale of stock or other equity securities.

Future sales of our stock, including sales following exercise or conversion of derivative securities, or the perception that such sales may occur, may depress the price of our common stock and could encourage short sales.

The sale or availability for sale of substantial amounts of our shares in the public market, including shares issuable upon exercise of options or warrants or upon the conversion of convertible securities, or the perception that such sales may occur, may adversely affect the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock.

Our stock price is likely to be volatile.

For the six months ended June 30, 2012, the reported low closing price for our common stock was $0.08 per share, and the reported high closing price was $0.26 per share. For the year ended December 31, 2011, the reported low closing price for our common stock was $0.09 per share, and the reported high closing price was $0.48 per share. For the year ended December 31, 2010, the reported low closing price for our common stock was $0.09 per share, and the reported high closing price was $0.57 per share. There is generally significant volatility in the market prices, as well as limited liquidity, of securities of early stage companies, particularly early stage medical product companies. Contributing to this volatility are various events that can affect our stock price in a positive or negative manner. These events include, but are not limited to: governmental approvals, refusals to approve, regulations or other actions; market acceptance and sales growth of our products; litigation involving us or our industry; developments or disputes concerning our patents or other proprietary rights; changes in the structure of healthcare payment systems; departure of key personnel; future sales of our securities; fluctuations in our financial results or those of companies that are perceived to be similar to us; investors’ general perception of us; and general economic, industry and market conditions. If any of these events occur, it could cause our stock price to fall, and any of these events may cause our stock price to be volatile.

RISKS FACTORS - continued

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker or dealer approve a person's account for transactions in penny stocks and that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and must make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and may cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our controlling stockholders may exercise significant control over us.

Our directors, executive officers and principal stockholders beneficially own approximately 54.1% of the outstanding shares of our common stock as of September 30, 2012. Our stockholders do not have cumulative voting rights with respect to the election of directors. If our principal stockholders vote together, they could effectively elect all of our directors, and they could determine or influence the outcome of any other matter submitted for a vote of stockholders.

If we were to issue preferred stock, the rights of holders of our common stock and the value of our common stock may be adversely affected.

Our board of directors is authorized to issue classes or series of preferred stock, without any action on the part of the stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of our business, and other terms. If we issue preferred stock in the future that has a preference over the common stock, with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the value of the common stock may be adversely affected.

We do not expect to pay any dividends on our common stock for the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not anticipate we will pay cash dividends on our common stock in the foreseeable future. Accordingly, stockholders must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors that our board deems relevant.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions. Examples of forward-looking statements include, without limitation:

●	statements regarding our strategies, results of operations or liquidity;
●	statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;
●	statements of management’s goals and objectives;
●	projections of revenue, earnings, capital structure and other financial items;
●	assumptions underlying statements regarding us or our business; and
●	other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” and “BUSINESS.”

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “RISK FACTORS” above:

●	our ability to fund our operations in the short and long term through financing transactions on terms acceptable to us, or at all;
●	our history of operating losses and uncertainty surrounding our ability to achieve or sustain profitability;
●	our limited history of developing and selling currently producing or expected to producing in the future;
●	lengthy customer adoption cycles and unpredictable customer adoption practices;
●	our ability to identify, develop, and commercialize new product applications for our technology;
●	competition from current suppliers of incumbent materials or producers of competing products;
●	our ability to identify, consummate, and/or integrate strategic partnerships;
●	the potential for manufacturing problems or delays;
●	potential difficulties associated with protecting or expanding our intellectual property position;
●	the volatility of our stock price; and
●	the unpredictability of the market for our common stock.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders pursuant to the terms of the Convertible Notes and upon exercise of the Warrants. For additional information regarding the issuance of those Convertible Notes and Warrants, see “MANAGEMENT’S DISCUSSION AND ANALYSIS—“ under “July 2012 Offering” and “ Warrants issued to Consultants ” of this prospectus. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the Convertible Notes and Warrants, as of September 30 , 2012, assuming conversion of all Convertible Notes and exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on conversions, amortizations, redemptions or exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS - continued

Under the terms of the Convertible Notes and the Warrants, a selling stockholder may not convert the Convertible Notes or exercise the Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Convertible Notes which have not been converted and upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation (the "Maximum Percentage"). The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

	Number of Shares of Common Stock Owned Prior to Offering
Name of Selling Stockholder	Underlying Convertible Notes (1)	Underlying Warrants (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

Alpha Capital Anstalt (1)(2)	4,600,000	4,000,000	8,600,000	0
Brio Capital L.P. (1)(3)	1,725,000	1,500,000	3,225,000	0
Tungsten 74 LLC (1)(4)	575,000	3,500,000	4,075,000	0
Kenneth L. Frieda (1)	575,000	500,000	1,075,000	0
Manish Singh (1)	287,500	250,000	537,500	0
Shahriyar Neman (1)	172,500	150,000	322,500	0
Kenneth Wickwar (1)	115,000	100,000	215,000	0
Daniel Bernstein (1)	115,000	100,000	215,000	0
Christine Orlando (1)	172,500	150,000	322,500	0
Steve A. Borhi (1)	172,500	150,000	322,500	0
Isaac Dweck (1)	287,500	250,000	537,500	0
Global Innovations Network (1)(5)	287,500	250,000	537,500	0
Leonid Pismen (1)	230,000	200,000	430,000	0
Alfred G. Yates, Jr. (1)	115,000	100,000	215,000	0
Lori Bechter (1)	230,000	200,000	430,000	0
Cynergy Health Care Investors (1)(6)	230,000	200,000	430,000	0
Gilbert Hammond (1)	230,000	200,000	430,000	0
Brian K. Johnson(1)	287,500	250,000	537,500	0
Anthony M. Laizure (1)	115,000	100,000	215,000	0
Richard J. Levin (1)	115,000	100,000	215,000	0
Marsha Mah (1)	57,500	50,000	107,500	0
Stephen R. Mut (1)	115,000	100,000	215,000	0
George G. Newcomb (1)	230,000	200,000	430,000	0
Richard Oliver (1)	575,000	500,000	1,075,000	0
Parsons Health Company Inc. (1) (7)	115,000	100,000	215,000	0
Richard J. Prati (1)	287,500	250,000	537,500	0
Elizabeth V. Tanico (1)	172,500	150,000	322,500	0
Patrick Adams(11)		1,570,149	1,570,149	0
Ben Hamilton(11)		785,074	785,074	0
Kerry Withrow (11)		785,074	785,074	0
Lavos LLC (8)		1,600,000	1,600,000	0
Lidingo Holdings LLC (9)		1,600,000	1,600,000	0
Chi Squared Capital (10)(12)		550,000	550,000	0
Isaiah Friedman (12)		50,000	50,000	0
	12,190,000	20,540,297	32,730,297	0

SELLING STOCKHOLDERS - continued

(1) Represents shares of Common Stock issuable pursuant to the terms of the Convertible Notes without regard to the Maximum Percentage (using the principal amount invested at a conversion rate for this Note shall be $0.10 per share), the number of shares common stock that may be issuable in the future if we elect to pay all interest due under the terms of the convertible notes in shares of common stock and the shares of Common Stock issuable upon exercise of the Warrants, exercisable until July 13, 2017, to purchase the number of shares of Warrant Shares equal to the product obtained by multiplying the Investor’s Loan Amount by ten, with a per share exercise price of $0.15.

(2) Ackerman (“Mr. Ackerman”) is the director of Alpha Capital Anstalt (“Alpha”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Alpha. As a result of the foregoing, Mr. Ackerman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of our common stock deemed to be beneficially owned by Alpha.

(3) Shaye Hirsch has the power to vote and dispose of the shares being registered on behalf of Brio Capital L.P.

(4) Theodore E. Kalem has the power to vote and dispose of the shares being registered on behalf of Tungsten 74 LLC.   Underlying warrants include Warrants, exercisable until July 13, 2017, to purchase 3,000,000 Shares with a per share exercise price of $0.15

(5) Morris Dweck has the power to vote and dispose of the shares being registered on behalf of Global Innovations Network.

(6) Patrick Adams has the power to vote and dispose of the shares being registered on behalf of Cynergy Health Care Investors.

(7) Julia Parson has the power to vote and dispose of the shares being registered on behalf of Parsons Health Company, Inc.

(8) Maria Santos has the power to vote and dispose of the shares being registered on behalf of Lavos LLC.   Underlying warrants exercisable until June 4, 2012 with 600,000 warrants exercisable at $0.09 per share and 1,000,000 warrants exercisable at $0.25 per share.

(9) Kamilla Bjorlin has the power to vote and dispose of the shares being registered on behalf of Lidingo Holdings, LLC.   Underlying warrants exercisable until June 4, 2012 with 600,000 warrants exercisable at $0.09 per share and 1,000,000 warrants exercisable at $0.25 per share.

(10) Yosef Milgrom has the power to vote and dispose of the shares being registered on behalf of Chi Squared Capital, Inc.

(11) Underlying warrants include Warrants, exercisable until July 13, 2017, to purchase Shares with a per share exercise price of $0.15.  Represents warrants issued as commission for services provided in connection with the sale of securities to the Selling Stockholders.

(12) Underlying warrants include Warrants, exercisable until July 13, 2017, to purchase Shares with a per share exercise price of $0.15.  Represents warrants issued for providing consulting services to the Company.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders, although we may receive proceeds from the exercise of the Warrants by the selling stockholders, if exercised. We cannot guarantee that the selling stockholders will exercise the Warrants. Any proceeds we receive from the selling stockholders upon their exercise of the Warrants will be used for general working capital.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCBB under the symbol ADMD.OB”. The effective conversion rate for this Note shall be $0.10 per share. The Warrants have a per share exercise price of $0.15 (“Exercise Price”). The Selling Security Holders may sell shares in any manner at the current market price.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the terms of the Convertible Notes and upon exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Convertible Notes and Warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Convertible Notes, Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

PLAN OF DISTRIBUTION - continued

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $63,301 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share, of which 78,242,019 shares were issued and outstanding as of September 30 , 2012.  We are also authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, of none have been issued as of September 30, 2012.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this registration statement.

July 2012 Offering

On July 13, 2012, we issued $550,000 of Secured Convertible Promissory Notes (the “Notes”) to two investors and, on August 2, 2012, we issued $510,000 of Secured Convertible Promissory Notes to 25 investors (collectively, the “Investors”) pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”). The Subscription Agreement contains customary representations, warranties and agreements by the Company. The Investors also received warrants (the “Warrants”), exercisable until July 13, 2017, to purchase shares of the Company’s common stock (“Common Stock”) and additional investment rights (“Additional Investment Rights”) to purchase additional notes. The Company and Investors also entered into a Security Agreement (“Security Agreement”) to provide collateral for the Notes. The Notes are also secured by a pledge of stock owned by the Company’s directors.  On July 13, 2012, the market price per share of the Company’s common stock was $0.24 based on trading volume of 2,000 shares.  On August 2, 2012, the market price of the Company’s common stock was $0.2895 based on a trading volume of 3,500.

Convertible Promissory Notes

The Company issued and completed the sale to the Investors of Notes equal to $1,060,000 (the “Principal Amount”). The Notes mature on January 13, 2014 (“Maturity Date”) and bear interest at a rate of 12.0% per annum, payable on the Maturity Date. The outstanding Principal Amount and accrued and unpaid interest on the Notes will be convertible into shares of Common Stock of the Company or so long as each Note is outstanding. The effective conversion rate for this Note shall be $0.10 per share. As a result, the Notes are convertible into 10,600,000 shares of common stock.  This conversion rate will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues Common Stock at a price lower than the then-current Conversion Price other than for issuances in connection with mergers, licensing agreements, certain stock options and other transactions as described in the Notes.

PLAN OF DISTRIBUTION - continued

Interest payable on this Note shall compound annually and accrue at the annual rate of 12%.  Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 2012.  Interest will be payable with shares of Common Stock provided (i) an event of default or an event which with the passage of time or the giving of notice could become an event of default has not occurred, (ii) such Common Stock is immediately resellable pursuant to an effective resale registration statement or Rule 144 without transfer or volume restrictions, (iii) such payment in Common Stock would not cause the holder to exceed the restrictions on ownership percentage of the Company, and (iv) we provide holder not less than fifteen business days’ notice prior to the due date of Company’s intention to pay such interest with Common Stock.  Interest paid with shares of Common Stock shall be payable on the third business day after the date such interest would be due if paid in cash.  Common Stock employed to pay interest shall be valued at 80% of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the five trading days ending on the due date of the interest payment being made with Common Stock.

Warrants

The Investor also received warrants, exercisable until July 13, 2017, to purchase the number of shares of common stock of the Company (“Warrant Shares”) equal to the product obtained by multiplying the Investor’s Loan Amount by ten, with a per share exercise price of $0.15 (“Exercise Price”).  On the sale of the $1,060,000 of Notes, the Investors were entitled to receive warrants to purchase 10,600,000 Warrant Shares.  The number of Warrant Shares will be appropriately adjusted upon the occurrence, prior to the issuance of such Warrant, of any stock dividend, stock split, combination or the like with respect to the Company’s common stock. The Exercise Price will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues Common Stock at a price lower than the then-current Conversion Price other than for issuances in connection with mergers, licensing agreements, certain stock options and other transactions as described in the Warrant.  We also issued Warrants to consultants for services rendered pursuant to consulting agreements.  Warrants, exercisable until July 13, 2017 at a price of $0.15, to purchase 3,140,297 Warrant Shares were issued as a commission on sales of the Notes.

Additional Investment Rights

We issued Additional Investment Rights to the Investors. The Additional Investment Rights will represent the right to purchase additional Principal Amount of Notes up to 40% of the Principal Amount of Notes acquired by the Selling stockholders and a corresponding amount of Warrants.

Security Agreement

The Company and certain also entered into a Security Agreement (the “Security Agreement”) pursuant to which the Company granted a continuing security interest (“Security Interest”) in the Collateral (as defined herein) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation. “Collateral” shall include all goods, contract rights and other general intangibles, accounts, chattel paper, commercial tort claims, deposit accounts and cash, documents, investment property and other property described in the security agreement, including intellectual property.

Registration Rights

The Subscription agreement with the Investors granted the Investors registration rights. The Company agrees that the Selling Stockholders will be entitled to damages if the registration statement is not filed or is not declared effective by the Commission on a timely basis, if (A) due to the action or inaction of the Company a registration statement is not declared effective within five days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the registration statement will not be reviewed or that the Commission has no further comments, (B) any registration statement described filed timely, or (C) any registration statement is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two business days by an effective replacement or amended registration statement or for a period of time which shall exceed thirty days in the aggregate per year (each such event shall be a “Non-Registration Event”), then the Company shall pay as “Liquidated Damages” to the holder of the securities an amount equal to 1% for the initial 30 days, and 1.5% for 30 days thereafter (or such lesser pro-rata amount for any period of less than 30 days) of the principal amount of the outstanding Notes (which are subject to such Non-Registration Event) with a maximum aggregate amount of Liquidated Damages not to exceed 10% of the sum of the Note principal.  The Company must pay the Liquidated Damages in cash.

Warrants issued to Consultants

The Company is also registering (1) warrants, exercisable until July 13, 2017 at a price of $0.15, to purchase 3,600,000 Shares to three consultants engaged by the Company and (2) warrants to two consultants exercisable until June 4, 2012 with 1,200,000 warrants exercisable at $0.09 per share and 2,000,000 warrants exercisable at $0.25 per share.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

DESCRIPTION OF SECURITIES - continued

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Transfer Agent and Registrar

Our transfer agent is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, UT 84111; telephone (801) 363-9065.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, and we plan to retain our earnings to finance our operations and future growth.

MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for our Stock and Quarterly High/Low Bid Quotations

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “ADMD.” On October11 , 2012, the last reported sales price of our common stock was $0. 18 per share.  The following table sets forth, on a per share basis, the range of high and low bid information for the shares of our common stock for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included, as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
2012

October 1 to October 15	$0.19	$0.15
Quarter ended September 30 , 2012	0.29	0.17
Quarter ended June 30	0.26	0.09
Quarter ended March 31	0.17	0.08

2011
Quarter ended December 31	$0.29	$0.09
Quarter ended September 30	0.33	0.20
Quarter ended June 30	0.30	0.20
Quarter ended March 31	0.48	0.25

2010
Quarter ended December 31	$0.48	$0.11
Quarter ended September 30	0.23	0.09
Quarter ended June 30	0.47	0.14
Quarter ended March 31	0.57	0.20

Number of Common Shareholders

As of September 30 , 2012, we had approximately 185 record holders of our common stock.

MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS - continued

Securities Authorized for Issuance Under Equity Compensation Plans

We currently do not have any compensation plan under which equity securities are authorized for issuance. We have however granted and issued options and warrants to purchase and acquire shares of our common stock. The following table sets forth information as of December 31, 2011 with respect to our equity compensation plans previously approved by stockholders and equity compensation plans not previously approved by stockholders.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	0		$0		0
Equity compensation plans not approved by stockholders	5,135,000		0.35		0
Total	5,135,000	(1)	$0.35	(1)	0

(1) While there are no equity compensation plans in general, the Company does have individual compensation arrangements under which equity securities are authorized for issuance in exchange for consideration in the form of goods or services of certain individuals.

DESCRIPTION OF BUSINESS

When you read this section of this prospectus, it is important that you also read the consolidated financial statements and related notes included elsewhere in this prospectus. This section of this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations, and intentions. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons set forth herein, including the factors described below and in “RISK FACTORS.”

General Development of Business

Advanced Medical Isotope Corporation (“we” or the “Company”) was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”) for the purpose of acquiring or investing in businesses which were developing and marketing active sports products, equipment, and apparel. In April 2000, Earth Sports Products, Inc (“ESP”), a corporation registered in Washington, merged with SMSC. In April 2000, HHH Entertainment, Inc (“HHH”), a Nevada corporation, merged with SMSC. As of the date of merger, HHH was the only stockholder of SMSC.

SMSC had limited activity from inception and was considered dormant from the period May 1, 2000 through December 31, 2005. On September 6, 2006, SMSC changed its name to Advanced Medical Isotope Corporation.

On September 27, 2006, the Company acquired the assets of Neu-Hope Technologies, Inc (“NHTI”), a Florida corporation and a subsidiary of UTEK Corporation (“UTEK”), a Delaware corporation, and $310,000 from UTEK in exchange for 100,000 shares of Series A Preferred Stock (which Series A Preferred Stock was later converted to shares of the Company’s common stock in March 2009). The Company conducted the acquisition in order to obtain cash and NHTI’s technology.

On June 13, 2007, the Company acquired the assets of the life sciences business segment of Isonics Corporation (Isonics), a California corporation. The Company acquired the assets in exchange for $850,000 cash payment for the purpose of combining the assets into our business of marketing medical isotopes. The assets acquired consist of intellectual property, agreements with third party companies for purchase and marketing of isotopes, customer lists, and equipment located in Buffalo, New York.

On August 1, 2007, the Company began renting office and warehouse space, known as the Production Facility located in Kennewick, Washington. Through this facility and the use of a proton linear accelerator, on June 30, 2008 we began offering regional distribution of F-18 (FDG).

DESCRIPTION OF BUSINESS - continued

On October 28, 2010, the Company received $1,215,000 net proceeds from the Department of Energy grant for the Proposed Congressionally Directed Project entitled “Research to Develop and Test an Advanced Resorbable Brachytherapy Seed Research for Controlled Delivery of Yttrium-90 Microspheres in Cancer Treatment.” This grant reimburses the Company for anticipated expenditures related to the development of its Brachytherapy project over the period April 1, 2010 through March 31, 2012. The Company projects this project could cost approximately $5,500,000; however, the Company recognizes the costs could be as high as $8,000,000 before it gets to production.

On October 29, 2010, the Company received notification it had been awarded $244,479 grant funds from the Qualified Therapeutic Discovery Project Program for this same Brachytherapy Project. The $244,479 grant was received February 4, 2011. This grant reimburses the Company for eligible expenditures made during the twelve months ended December 31, 2010.

On October 29, 2010, the Company received notification it had been awarded $244,479 grant funds from the Qualified Therapeutic Discovery Project Program for the Molybdenum Project. On December 3, 2010, the Company received $205,129 and the remaining $39,350 of the grant was received February 4, 2011. The grant funds received in 2010 reimburses the Company for eligible expenditures made during the twelve months ended December 31, 2009.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a company that has a limited amount of revenue and accumulated deficits since inception. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

Emerging Growth Company” Status under the Jumpstart Our Business Startups Act (“JOBS Act”)

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Narrative Description of Business

We are engaged in the production and distribution of medical isotopes and medical isotope technologies that are changing the practice of medicine and ushering in a new era of improved patient care. Isotopes are a form of chemical element with the same atomic number as another element but with a different atomic mass. Medical isotopes are used in molecular imaging, therapy, and nuclear medicine to diagnose, manage and treat diseases.

DESCRIPTION OF BUSINESS - continued

Over 10,000 hospitals worldwide use radioisotopes in medicine, and about 90% of the procedures are for diagnosis. The most common radioisotope used in diagnosis is technetium-99, with some 30 million procedures per year, accounting for 80% of all nuclear medicine procedures worldwide. In developed countries (26% of world population), the frequency of diagnostic nuclear medicine is 1.9% per year, and the frequency of therapy with radioisotopes is about one tenth of this. In the United States there are some 18 million nuclear medicine procedures per year among 311 million people, and in Europe about 10 million among 500 million people. In Australia there are about 560,000 per year among 21 million people, 470,000 of these using reactor isotopes. The use of radiopharmaceuticals in diagnosis is growing at over 10% per year. All of the information in this paragraph is derived from “Radioisotopes in Medicine” (updated October 2011) posted by the World Nuclear Association at www.world-nuclear.org/info/inf55.html.

We employ innovative production methods to offer a wide range of reliable, domestically produced medical isotopes as well as in vivo delivery systems to aid medical practitioners and medical researchers in the timely diagnosis and effective treatment of diseases such as cancer, heart disease, neurological disorders, and many other medical conditions.

Our objective is to empower physicians, medical researchers, and ultimately, patients, by providing them with essential medical isotopes that, until now, have not been practical or economical to produce, in an effort to detect, manage, and cure human disease, and improve the lives of patients.

We are reviewing possible acquisition candidates as a means of achieving our objective.

Products

We currently offer the following products:

Stable Isotopes:

We currently offer worldwide distribution of O-18 enriched water and a wide range of other stable isotopes. Our product line of stable isotopes includes the following elements: Antimony, Barium, Cadmium, Calcium, Cerium, Chromium, Copper, Dysprosium, Erbium, Europium, Gadolinium, Gallium, Germanium, Hafnium, Indium, Iron, Krypton, Lanthanum, Lead, Lutetium, Magnesium, Mercury, Molybdenum, Neodymium, Nickel, Osmium, Palladium, Platinum, Potassium, Rhenium, Rubidium, Ruthenium, Samarium, Selenium, Silicon, Silver, Strontium, Sulphur, Tellurium, Thallium, Tin, Titanium, Tungsten, Vanadium, Xenon, Ytterbium, Zinc, and Zirconium.

Radiopharmaceuticals:

Many of our products are used in connection with Positron Emission Tomography (“PET”). In cancer, changes in biochemistry occur before tumor mass forms. As a result, PET can often identify the presence of disease earlier than a test which looks for a tumor mass. Isotopes identified by PET include radiopharmaceutical Fluorodeoxyglucose (“FDG”), a sugar compound that is labeled with radioactive fluoride.

F-18 FDG: We currently offer regional distribution of F-18 FDG from our Kennewick, WA production facility. Other regional production facilities are being considered throughout the U.S. and abroad.

Radio Chemicals:

F-18: We currently offer regional distribution of F-18 from our Kennewick, WA production facility. Other regional production facilities are being considered throughout the U.S. and abroad. This is the primary PET imaging isotope. It is used for medical diagnostic purposes, such as cancer detection, heart imaging, and brain imaging.

Strontium-82: Used as a myocardial imaging agent, early detection of coronary artery disease, PET imaging, blood flow tracers.

Germanium-68: It is used for study of thrombosis and atherosclerosis, PET imaging, detection of pancreatic cancer, and attenuation correction.

Actinium-225: Used for advanced research in therapy of leukemia and other cancers. We believe that it holds great promise for treating HIV/AIDS, and we are negotiating with a foreign manufacturer to commence U.S. shipments.

DESCRIPTION OF BUSINESS - continued

Generators:

Strontium-82/Rubidium-82 generators: Used as a myocardial imaging agent, early detection of coronary artery disease, PET imaging, blood flow tracers. We have access via a foreign manufacturer and are in negotiations with a domestic source.

Germanium-68/Gallium-68 generators: It is used for study of thrombosis and atherosclerosis, PET imaging, detection of pancreatic cancer, and attenuation correction. We have access via a foreign manufacturer.

Actinium-225/Bismuth-213 generators: Actinium-225 is the parent of Bismuth-213, an isotope which has been used in animal trials to kill human HIV virus. Bismuth-213 has been used in human clinical trials for the treatment of Acute Myelogenous Leukemia (AML). We are negotiating with a foreign manufacturer for a new patented process to commence manufacturing in the U.S.

Potential New Products

Within the next several years, we intend to offer the following products:

A Brachytherapy seed with a Fast-dissolving Matrix for Optimized Delivery of Radionuclides; and a Brachytherapy treatment utilizing a radiogel technology.

Carbon-11: Used in cancer diagnosis/staging. Radiotracer in PET scans to study normal/abnormal brain functions related to various drug addictions and is also used to evaluate disease such as Alzheimer’s, epilepsy, Parkinson’s and heart disease.

Cobalt-57: Used for gamma camera calibration. Also used as radiotracer in research and a source for X-ray fluorescence spectroscopy.

Copper-64: PET scanning, planar imaging, SPECT imaging, dosimetry studies, cerebral and myocardial blood flow. This isotope is used in stem cell research, and cancer treatments.

Iodine-123: Used in brain, thyroid, kidney, and myocardial imaging, cerebral blood flow (ideal for imaging) and neurological disease (Alzheimer's).

Molybdenum-99 / Technitium 99: It is the favored choice among medical professionals because its chemical properties allow it to be bonded to many different chemical materials, thus allowing use for a wide variety of diagnoses. Up to 90% of all procedures involving medical isotopes use this isotope.

Thallium-201: Used in clinical cardiology, heart imaging, myocardial perfusion studies and cellular dosimetry.

Iodine-124: This is a radiotracer primarily used in PET imaging and to create images of human thyroid. Other treatment uses include apoptosis, cancer biotherapy, glioma, heart disease, mediastinal micrometastases, and thyroid cancer.

Indium-111: In-111 Chloride bulk solution for U.S. distribution. This radio chemical is used for infection imaging, cancer treatments, and tracer studies.

Manufacturing

The cornerstone equipment selected for our production center is a proton linear accelerator. Our proton linear accelerator is designed to replace large and demanding cyclotron systems for the production of positron emitting isotopes. Large amounts of fluorine-18, carbon-11, nitrogen-13, and oxygen-15 can be produced for synthesis into compounds used in oncology, cardiology, neurology, and molecular imaging. The radio-labeled glucose analog, FDG, can be synthesized and distributed for use in Positron Emission Tomography.

Based on our experience in the industry, it is our belief that no other accelerator in North America has sufficient flexibility to produce the full spectrum of PET imaging radioisotopes, as well as other high-demand isotopes, both short and long lived, for diagnostic and therapeutic applications.

We are also engaged in a number of collaborative efforts with U.S. national laboratories and universities, along with several international teaming partners. These collaborative effort projects include complementary isotope manufacturing technologies as well as isotope devices. We have entered into agreements to produce isotopes in conjunction with the University of Missouri at Columbia, Pacific Northwest National Laboratory, operated by Battelle, and the University of Utah.

DESCRIPTION OF BUSINESS - continued

In May 2008, we entered into a research agreement with the University of Utah related to the use of brachytherapy seeds for cancer treatments. Pursuant to the research agreement, we paid the University total project costs of $45,150 in 2008 and 2009 for that research. We plan to work with the University of Utah to develop and manufacture cancer treatments using brachytherapy seeds.

In June 2008, we entered into a research agreement with the University of Missouri related to the production of radio isotopes. Pursuant to the research agreement, we paid the University total project costs of $67,500 during 2009 and 2010. We also entered into a one year option agreement in June 2008, which was extended for another year in June 2009, with the University of Missouri. The option agreement gave us the option to enter into a licensing agreement to utilize certain intellectual property held by the University of Missouri for the production of medical, research, and industrial radioisotopes. In May 2010, we exercised our option agreement by entering into a License Agreement for the Patent Rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as Molybdenum-99 and Technetium-99 with the University of Missouri. This Agreement calls for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally, the Agreement calls for a milestone payment of $250,000, due and payable five years after execution of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales.

In August 2010, we made a $10,000 investment for an exclusive license agreement with Battelle Memorial Institute regarding its technology for the production of a Brachytherapy seed. This license agreement calls for a $10,000 nonrefundable license fee and a royalty based on a percent of net sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2012.

In February 2011, we paid $5,000 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology. This option agreement calls for a $5,000 upfront fee for the option, which expired February 2012. Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented radiogel technology. This license agreement calls for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

Competitors

The suppliers of radioisotopes for diagnosis, treatment, and research for a wide variety of diseases, in particular cancer, vary in size and product offerings. Competition is limited because there are many barriers to entry, including regulatory hurdles, including licensing, government approvals and capital outlays associated with starting an isotope company. Many current competitors are international companies.
Further, competition is limited as some suppliers are closing their facilities or limiting their production. At one time, the U.S. government was supposed to be the source of medical isotopes, but over the course of the last two decades, it has either closed or failed to adequately fund its production facilities.

About 90% of all the non PET radioisotopes used in the United States are imported from two companies, Nordion Inc. (formerly MDS Inc.) and Covidien (formerly Mallinckrodt). The remaining 10% that are produced in the United States are manufactured in a fragmented, piecemeal manner with companies producing a single isotope instead of a wide variety.

Employees

As of September 30 , 2012, we had ten employees, of whom three were full-time employees. At any given time, we utilize eight to ten independent contractors to assist with our operations. We do not have a collective bargaining agreement with any of our employees, and we believe our relations with our employees are good.

Raw Materials

Some of the materials used in the products we manufacture are currently available only from a limited number of suppliers, many of which are international suppliers. We obtain many of our stable isotopes from suppliers in Russia. The Company plans to expand the availability of its supplies and products utilizing manufacturing capability at reactors located at the U.S. Department of Energy's National Laboratories (“National Laboratories”) as well as production capabilities at various universities and foreign countries other than Russia. This strategy is intended to reduce the risk associated with concentrating isotope production at a single facility. We obtain supplies, hardware, handling equipment and packaging from several different U.S. and foreign suppliers.

DESCRIPTION OF BUSINESS - continued

Customers

Our customers for sales of stable isotopes have included a broad range of hospitals, universities, research centers and national laboratories, in addition to academic and government institutions. These customers are located in essentially all major U.S. and international markets.

Our sales for 2010 consisted of F-18 (61.3% of total revenues) and Consulting Income (38.7% of total revenues). We had no sales of stable isotopes in 2010 due to the decrease in profit margins for that product; however we are looking into selling more stable isotopes in 2012 and beyond due to the possibility of obtaining lower prices from our vendors. Sales of F-18 for 2010 were 100% to Kadlec Hospital in Richland, Washington. Consulting revenues consist of providing a company with assistance in strategic targetry services, and research into production of radiophamaceuticals and the operations of radioisotope production facilities.

Our sales for 2011 consisted of F-18 (49.2% of total revenues) and Consulting Income (45.5% of total revenues) and sales of stable isotopes (5.3% of total revenues). Sales of F-18 for 2011 were 100% to Kadlec Hospital in Richland, Washington. Consulting revenues consist of providing a company with assistance in strategic targetry services, and research into production of radiophamaceuticals and the operations of radioisotope production facilities.

Our sales for the six months ended June 30, 2012 consisted of F-18 (94.7% of total revenues) and Consulting Income (5.3% of total revenues). Sales of F-18 for the six months ended June 30, 2012 were 100% to Kadlec Hospital in Richland, Washington until April 2012 when we added sales to Kennewick General Hospital in Kennewick, Washington. Consulting revenues consist of providing a company with assistance in strategic targetry services, and research into production of radiophamaceuticals and the operations of radioisotope production facilities.

Licenses, Patents, and Intellectual Property

On September 27, 2006, we acquired the assets of Neu-Hope Technologies (“NHTI”) from UTEK. Included in the acquired assets was a Non-Exclusive License Agreement with the Regents of the University of California (“University”) for a neutron generator in exchange for preferred stock. NHTI paid a non-refundable fee in the amount of $25,000 in connection with the license agreement. The license fee is non-refundable unless our commercialization plan is deemed unacceptable by the University. If the plan is deemed unacceptable, the license agreement will terminate. To date, no commercialization plan has been deemed acceptable or unacceptable. In consideration for the license, we agreed to pay royalties equal to the greater of three percent of the selling price of each licensed product we sell or the maintenance fee according to the following schedule:

2008	$10,000	*
2009	$15,000	*
2010	$15,000	*
2011	$45,000	*
2012 and each year thereafter	$60,000	*
	$145,000
* These items have not been paid to date.

The License Agreement may be cancelled by giving 90 days written notice to the University. We did not have a relationship with UTEK before the acquisition of Neu-Hope Technologies, and we do not currently have any business relationship or affiliation with UTEK. In 2008, partially due to the Company’s lack of funds to act upon the patent license for the neutron generator and develop the technology, the Company lost considerable ground towards the advantages of utilization of the patent license. Since other companies made progress towards the development of the patent license technology and management no longer had the means or interest in pursuing the development of this technology, the Company’s management determined that the patent license for the neutron generator no longer had value to the Company and wrote off the net unamortized balance of $643,917 in 2008.

Additionally the Company has made the following investments in patent licenses and intellectual property during 2010:

In May 2010 the Company entered into a License Agreement with the University of Missouri for the exclusive patent rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as molybdenum-99 and technetium-99. This Agreement calls for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally, the Agreement calls for a milestone payment of $250,000, due and payable five years after the May 14, 2010 effective date of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales. The University has the right to either terminate or render the license non-exclusive in a licensed field or individual countries if the Company (i) has not demonstrated within 3 years after the effective date of this agreement access to $25,000,000 of available operating capital to proceed with commercialization of licensed products in such a manner as to cause the expenditure of that capital 4 years after the effective date; (ii) has not within 3 years after the effective date obtained the University’s approval of a new commercialization plan for licensed products not previously introduced by the Company into commercial use; or (iii) has not within 5 years after the effective date achieved, or does not each year thereafter maintain, sales levels of licensed products that result in specified royalties to the University. The $10,000 nonrefundable fee paid upon execution was capitalized as license fees and is amortized on the straight line basis over a three year life.

DESCRIPTION OF BUSINESS - continued

In August 2010, the Company entered into a License Agreement with Battelle Memorial Institute for the patent rights in the area of a Brachytherapy seed with a Fast-dissolving matrix for Optimized Delivery of Radionuclids. This Agreement calls for a $10,000 nonrefundable fee upon execution, a royalty agreement on sales and on funds received from any sublicenses. The $10,000 nonrefundable fee paid upon execution was capitalized as license fees and is amortized on the straight line basis over a three year life. Additionally, the Agreement calls for a minimum annual fee as follows:

Calendar Year	Minimum Royalties per Calendar Year
2010	$-
2011	$-
2012	$2,500
2013	$5,000
2014	$7,500
2015	$10,000
2016 and each calendar year thereafter	$25,000

Additionally the Company has made the following investments in patent licenses and intellectual property during 2011:

In February 2011, the Company paid $5,000 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology. This option agreement calls for a $5,000 upfront fee for the option, which expired February 2012. This fee was fully expensed in the twelve months ended December 31, 2011. Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented radiogel technology. This license agreement calls for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

Patent filing costs totaling $97,421, and $113,326, were capitalized during the twelve months ended December 31, 2011 and 2010; resulting in a total $317,224 of capitalized patents at December 31, 2011. The patents are pending and are being developed, and as such, they are not being amortized. Management has determined the economic life of the patents to be 10 years, and amortization, over such 10-year period and on a straight-line basis, will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues. The Company evaluates the recoverability of intangible assets, including patents on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

Research and Development

We spent approximately $67,006 and $90,150 during the years ended December 31, 2009 and 2008, respectively, on research and development. The costs incurred in 2008 and 2009 were to a University for tests involved in the making of isotopes. The costs incurred in the twelve months ended December 31, 2010 consisted of $513,416 towards the Brachytherapy Project and $655,006 towards the Molybdenum Project, for a total cost of $1,168,422. The costs incurred in the twelve months ended December 31, 2011 were $245,727 towards the Brachytherapy Project and $235,950 towards the Molybdenum Project, for a total cost of $481,677. The costs expensed to the twelve months ended December 31, 2011 and 2010 consist of the following:

	For the twelve months ended
	December 31, 2011		December 31, 2010
	Brachytherapy	Molybdenum	Brachytherapy	Molybdenum
Supplies	$5,175	$390	$623	$2,342
Amortization	3,334	3,334	1,666	1,944
Conferences & seminars	8,338	10,682	639	13,968
Dues & subscriptions	688	1,335	-	1,395
Marketing	12,070	19,441	9,500	314
Office Supplies	1,119	942	87	2,927
Payroll and benefits	32,290	78,739	17,496	19,560
Consulting fees	67,116	36,832	119,457	77,476
Consulting fees – stock based	8,000	-	362,250	472,402
Legal fees	51,794	77,794	-	4,000
Research	54,174	-	-	-
Stock options granted	50	750	950	14,250
Telephone	852	867	508	2,870
Travel	727	4,844	240	41,558
Total	$245,727	$235,950	$513,416	$655,006

DESCRIPTION OF BUSINESS - continued

The costs expensed in the six months ended June 30, 2012 and 2011 were $425,546 and $213,826, respectively. The $213,826 spent for the six months ended June 30, 2011 were $106,220 towards the Brachytherapy Project and $107,606 towards the Molybdenum Project. The $425,546 spent for the six months ended June 30, 2012 were $168,283 towards the Brachytherapy Project and $257,263 towards the Molybdenum Project and consists of the following:

	Brachytherapy	Molybdenum
Supplies	$-	$-
Amortization	3,246	1,666
Conferences & seminars	-	1,034
Dues & subscriptions	-	-
Marketing	-	-
Office Supplies	256	134
Payroll and benefits	32,174	27,018
Consulting fees	1,752	16,993
Consulting fees – stock based	52,667	187,667
Legal fees	-	-
Research	68,300	-
Stock options granted	9,000	6,000
Telephone	309	221
Travel	579	16,530
Total	$168,283	$257,263

Agreement for Strategic Relationship

In August 2011, the Company entered into a Memorandum of Agreement for Strategic Relationship (referred to as the “MASR”) between the Company and Spivak Management, Inc. (referred to as “SMI”) setting forth the terms of a strategic relationship among the Company, SMI, and Mann Healthcare Partners, Inc. (referred to as “MHP”). The Company and SMI agreed to form a joint venture through which SMI will provide management and consulting services to the Company relating to commercial and growth strategies, acquisitions and other ventures, and SMI will introduce the Company to potential investors and investment bankers. Under the MASR, MHP is to introduce to the Company one or more entities prepared to invest $1.2 million to $2.0 million in the Company. If the Company accepts an investment, the Company must pay SMI a fee of $75,000 and must prepay $200,000 of the expenses of SMI and MHP with respect to the joint venture (subject to specified adjustments).

In consideration of SMI’s and MHP’s time, efforts and contributions to the joint venture, the Company is to issue to SMI and MHP warrants to purchase a total of 20,133,333 shares of common stock of the Company with an initial exercise price of $0.20 per share (with the exercise price subject to specified adjustments, including a weighted average anti-dilution adjustment for issuances below market, and a full ratchet anti-dilution adjustment for issuances below the then-applicable exercise price). Portions of the warrants will be forfeited pursuant to provisions in the MASR if the Company has not entered into contracts to secure (i) capital in excess of $1.2 million by a date determined under the MASR, or (ii) capital in excess of $10 million by a later date determined under the MASR, although warrants to be issued to SMI for 3,523,333 shares and warrants to be issued to MHP for 3,523,333 shares are not subject to forfeiture under the MASR. The Company may require exercise of the warrants if the Company’s stock trades above $1.00 per share (subject to adjustment). The MASR provides that SMI has the right to designate one member of the board of directors of the Company.

Under the MASR, the Company is to engage SMI as a consultant for 5 years and MHP as a consultant for 3 years, with each of SMI and MHP to be paid by the Company an annual consulting fee equal to one-third of the cash and stock compensation payable to the highest compensated executive officer of the Company in each year, except that if the Company contracts for less than $10 million of capital by a date determined under the MASR, the one-third is subject to specified reduction as provided in the MASR, but not below 20% for SMI and not below 5% for MHP. As of the date of this report, the Company is not aware that any joint venture has been formed, the Company has not met with or received any funds or any commitments for funds from any potential investors introduced by SMI or MHP, no warrants have been issued by the Company to SMI or MHP, and no fees have been paid by the Company to SMI or MHP.

DESCRIPTION OF BUSINESS - continued

Properties

Our headquarters has office and production space which makes it adequate for the Company to conduct its ongoing business operations.

On July 17, 2007, the Company entered into a lease at 6208 West Okanogan Avenue, Kennewick, Washington, 99336 which has been used as the Company’s production center. The term of the lease was five years, commencing on August 1, 2007. Monthly rent for the first year of tenancy was $3,500. Under the terms of the lease, the monthly rent would increase 8% each year so that monthly rent for the year beginning August 1, 2008 was $3,780, monthly rent for the year beginning August 1, 2009 was $4,082, monthly rent for the year beginning August 1, 2010 was $4,408, and monthly rent for the year beginning August 1, 2011 was $4,762. The landlord of this space is a non-affiliated stockholder of the Company, who holds less than 5 percent of the total outstanding shares.

Additionally, in June 2008, the Company entered into two 12-month leases for its corporate offices with three 4-month options to renew but in no event will the lease extend beyond December 31, 2010. Subsequent to December 31, 2010, the Company is renting this space on a month to month basis. These lease agreements call for monthly rental payments of $2,733 and $2,328 per month respectively. Effective November 1, 2009, the Company terminated that portion of the lease agreements consisting of the $2,328 per month payment.

Legal Proceedings

There are no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and the Company does not know of any legal proceedings contemplated against it.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of Operations

Comparison for the Year Ended December 31, 2011 and December 31, 2010

The following table sets forth information from our statements of operations for the years ended December 31, 2011 and 2010.

	Year Ended December 31, 2011	Year Ended December 31, 2010
Revenues	$393,603	$360,613

Operating expenses	2,955,472	4,085,952

Operating loss	(2,561,869)	(3,725,339)

Non-operating income (expenses)
Loss on sale of assets	(25,000)	(10,000)
Net gain (loss) on settlement of debt	-	27,500
Recognized income from grants	245,727	512,466
Interest income	-	599
Interest expense	(408,474)	(860,252)
Net income (loss)	$(2,749,616)	$(4,055,026)

Revenue

Revenue was $393,603 for the year ended December 31, 2011 and $360,613 for the year ended December 31, 2010. The increase was the result of consulting revenues. In July 2008 we established our linear accelerator production center and began the production and marketing of F-18 in August 2008. F-18 sales accounted for $193,720 of the total twelve months ended December 31, 2011 revenues and $221,220 of the total twelve months ended December 31, 2010 revenues. Revenues for F-18 were lower in the twelve months ended December 31, 2011 as a result of a reduction in price to our sole customer effective April 2010 and a decrease in the quantity of F-18 sold during the twelve months ended December 31, 2011 (662 doses) versus the twelve months ended December 31, 2010 (745 doses). Stable isotope sales were $20,700 and $0 for the twelve months ended December 31, 2011 and 2010 respectively. The Company discontinued the sale of stable isotopes in the twelve months ended December 31, 2010 due to the reduction in profitability of that line of product. Consulting revenues consisted of $179,114 and $139,393 of the total twelve months ended December 31, 2011 and 2010 revenues. Consulting revenues consist of providing a company with assistance in strategic targetry services, and research into production of radiophamaceuticals and the operations of radioisotope production facilities.

Revenue for the twelve months ended December 31, 2011 and 2010 consists of the following:

	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010
F-18	$193,720	$221,220
Stable isotopes	20,700	-
Consulting	179,114	139,393
	$393,603	$360,613

Cost of Goods Sold

Effective with the Statement of Operations for the year ended December 31, 2011, the Company changed its method of reflecting the Cost of Goods Sold. The Company has moved the Cost of Goods Sold into Operating Expenses versus reflecting it as a reduction to Revenues with the resulting Gross Profit. The change has been made to be in accordance with FASB ASC 225-10-S99, SAB Topic 11.B, Depreciation and Depletion Excluded from Cost of Sales. The Statement of Operations for the year ended December 31, 2010 was changed from the way it was originally reflected to correspond with the changes made for the year ended December 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Operating Expenses

Operating expenses for the twelve months ended December 31, 2011 and 2010 were $2,955,472 and $4,085,952 respectively. The decrease in operating expenses from 2010 to 2011 can be attributed largely to professional fees ($1,492,883 for the twelve months ended December 31, 2010 versus $906,417 for the twelve months ended December 31, 2011), impairment expense ($150,000 for the twelve months ended December 31, 2010 versus $0 for the twelve months ended December 31, 2011), and stock options granted ($400,535 for the twelve months ended December 31, 2010 versus $63,602 for the twelve months ended December 31, 2011) partially offset by an increase in sales and marketing expenses ($29,072 for the twelve months ended December 31, 2010 versus $58,880 for the twelve months ended December 31, 2011).

Operating expenses for the twelve months ended December 31, 2011 and 2010 consists of the following:

	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010
Cost of goods sold	$64,042	$70,130
Depreciation and amortization expense	546,388	545,192
Impairment expense	-	150,000
Professional fees	906,417	1,492,883
Stock options granted	63,602	400,535
Payroll expenses	751,488	853,641
General and administrative expenses	564,656	544,499
Sales and marketing expense	58,880	29,072
	$2,955,472	$4,085,952

Non-Operating Income (Expense)

Non-operating income (expense) for the twelve months ended December 31, 2011 varied from the twelve months ended December 31, 2010 primarily due to a reduction of interest expense from $860,252 in 2010 versus a $408,474 in 2011 and $512,466 of recognized income from grants in 2010 versus $245,727 in 2011.

Non-Operating income (expense) for the twelve months ended December 31, 2011 and 2010 consists of the following:

	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010
Interest expense	$(408,474)	$(860,252)
Loss on sale of assets	(25,000)	(10,000)
Net gain (loss) on settlement of debt	-	27,500
Recognized income from grants	245,727	512,466
Interest income	-	599
	$(187,747)	$(329,687)

Income from Grants

On October 28, 2010, the Company received $1,215,000 net proceeds from the Department of Energy grant for the Proposed Congressionally Directed Project entitled “Research to Develop and Test an Advanced Resorbable Brachytherapy Seed Research for Controlled Delivery of Yttrium-90 Microspheres in Cancer Treatment.” This grant reimburses the Company for anticipated expenditures related to the development of its Brachytherapy project over the period April 1, 2010 through March 31, 2012. The Company projects this project could cost approximately $5,500,000; however, the Company recognizes the costs could be as high as $8,000,000 before it gets to production.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Additionally, on October 29, 2010, the Company received notification it had been awarded $244,479 grant funds from the Qualified Therapeutic Discovery Project Program for this same Brachytherapy Project. The $244,479 grant was received February 4, 2011. This grant reimburses the Company for eligible expenditures made during the twelve months ended December 31, 2010, up to the maximum $488,958 allowable expenditures available for this grant, and so the $244,479 has been recorded as a receivable as of December 31, 2010.

On October 29, 2010, the Company received notification it had been awarded $244,479 grant funds from the Qualified Therapeutic Discovery Project Program for the Molybdenum Project. On December 3, 2010, the Company received $205,129 and the remaining $39,350 of the grant was received February 4, 2011. The $205,129 grant funds received in 2010 reimburses the Company for eligible expenditures made during the twelve months ended December 31, 2009. And the $39,350 reimburses the Company for eligible expenditures made during the twelve months ended December 31, 2010, up to the maximum $488,958 for the years 2009 and 2010 allowable expenditures available for this grant. The $39,350 has been recorded as a receivable as of December 31, 2010.

The Company has chosen to recognize the grant money received as income as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as Deferred Income on the balance sheet. For the twelve months ended December 31, 2010 the Company recognized $23,508 of the $1,215,000 Department of Energy grant as income with the remaining $1,191,492 recorded as deferred income as of December 31, 2010. The $23,508 recognized as of December 31, 2010 was for costs incurred for the twelve months ended December 31, 2010. For the twelve months ended December 31, 2011 the Company recognized $245,727 of the $1,215,000 Department of Energy grant as income with the remaining $945,765 recorded as deferred income as of December 31, 2011. The $245,727 recognized as of December 31, 2011 was for costs incurred for the twelve months ended December 31, 2011.

The Company fully recognized the $244,479 grant money received on both the Molybdenum tax grant and the Brachytherapy tax grant as income in the twelve months ended December 31, 2010.

As of December 31, 2011 and 2010 the grant money received and grant money recognized as income and deferred income is:

	$1,215,000 Brachytherapy Grant	$244,479 Molybdenum Grant	$244,479 Brachytherapy Grant	Total
Grant money received during 2010	$1,215,000	$205,129	$-	$1,420,129
Grant money recorded as account receivable	-	39,350	244,479	283,829
Total grant money	1,215,000	244,479	244,479	1,703,958
Recognized income from grants in 2010	23,508	244,479	244,479	512,466
Deferred income at December 31, 2010	1,191,492	-	-	1,191,492
Recognized income from grants in 2011	245,727	-	-	245,727
Deferred income at December 31, 2011	$945,765	$-	$-	$945,765

Net Loss

Our net loss for the twelve months ended December 31, 2011 and 2010 was $2,749,616, and $4,055,026, respectively, as a result of the items described above.

Results of Operations

Comparison of the Six Months Ended June 30, 2012 and 2011

The following table sets forth information from our statements of operations for the six months ended June 30, 2012 and 2011.

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Revenues	$116,018	$290,483

Operating expenses	2,181,325	1,579,450

Operating loss	(2,065,307)	(1,288,967)
Non-operating income (expense)
Recognized income from grants	168,283	106,220
Net gain (loss) on settlement of debt	(550)	-
Interest expense	(356,605)	(202,044)
Net income (loss)	$(2,254,179)	$(1,384,791)

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Revenue

Revenue was $116,018 for the six months ended June 30, 2012 and $290,453 for the six months ended June 30, 2011.  The decrease was the result of consulting revenues and the sales of stable isotopes.  In July 2008 we established our linear accelerator production center and began the production and marketing of F-18 in August 2008.  F-18 sales accounted for $109,910 of the total six months ended June 30, 2012 revenues and $98,600 of the total six months ended June 30, 2011 revenues.  Revenues for F-18 were higher in the six months ended June 30, 2012 as a result of adding a second hospital as a customer; thereby increasing the number of doses sold  for the six months ended June 30, 2012 (388) from the six months ended June 30, 2011 (341). Stable isotope sales were $0 and $15,769 for the six months ended June 30, 2012 and 2011 respectively.  The Company discontinued the sale of stable isotopes in the six months ended June 30, 2012 due to the reduction in profitability of that line of product. The Company intends to continue to minimize stable isotope sales at this time due to the low profitability. Consulting revenues consisted of $6,108 and $176,114 of the total six months ended June 30, 2012 and 2011 revenues. Consulting revenues consist of providing a company with assistance in strategic targetry services, and research into production of radiophamaceuticals and the operations of radioisotope production facilities. No proprietary information belonging to our Company is shared during the process of this consulting. The Company has reduced the time provided toward Consulting revenues in the six months ended June 30, 2012.

Revenue for the six months ended June 30, 2012 and 2011 consists of the following:

	Six months ended June 30, 2012	Six months ended June 30, 2011
F-18	$109,910	$98,600
Stable isotopes	-	15,769
Consulting	6,108	176,114
	$116,018	$290,483

Cost of Goods Sold

Effective with the Statement of Operations for the year ended December 31, 2011, the Company changed its method of reflecting the Cost of Goods Sold. The Company has moved the Cost of Goods Sold into Operating Expenses versus reflecting it as a reduction to Revenues with the resulting Gross Profit.  The change has been made to be in accordance with FASB ASC 225-10-S99, SAB Topic 11.B, Depreciation and Depletion Excluded from Cost of Sales. The Statement of Operations for the six months ended June 30, 2011 was changed from the way it was originally reflected to correspond with the changes made for the six months ended June 30, 2012.

Operating Expenses

Operating expenses for the six months ended June 30, 2012 and 2011 was $2,181,325 and $1,579,450 respectively.  The increase in operating expenses from 2011 to 2012 can be attributed to the increase in Stock Options Granted expense ($0 for the six months ended June 30, 2011 versus $412,980 for the six months ended June 30, 2012) and the increase of Professional Fees ($500,566 for the six months ended June 30, 2011 versus $794,228 for the six months ended June 30, 2012). Part of this increase in expenses was offset by an decrease in Payroll expenses ($412,417 for the six months ended June 30, 2011 versus $365,515 for the six months ended June 30, 2012) and the decrease in Sales and Marketing expenses ($58,589 for the six months ended June 30, 2011 versus $8,659 for the six months ended June 30, 2012).

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Cost of goods sold	$35,152	$36,538
Depreciation and amortization expense	280,292	273,192
Professional fees	794,228	500,566
Stock options granted	412,980	-
Payroll expenses	365,515	412,417
General and administrative expenses	284,499	298,148
Sales and marketing expense	8,659	58,589
	$2,181,325	$1,579,450

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Non-Operating Income (Expense)

Non-operating expense for the six months ended June 30, 2012 and 2011 was $188,872 and $95,824 respectively. The increase in non-operating expense was due to an increase in interest expense ($356,605 for the six months ended June 30, 2012 versus $202,044 for the six months ended June 30, 2011) and was offset by an increase in grant income recognized ($168,283 for the six months ended June 30, 2012 versus $106,220 for the six months ended June 30, 2011).

Non-Operating income (expense) for the six months ended June 30, 2012 and 2011 consists of the following:

	Six months ended June 30, 2012	Six months ended June 30, 2011
Interest expense	$(356,605)	$(202,044)
Net gain (loss) on settlement of debt	(550)	-
Recognized income from grants	168,283	106,220
	$(188,872)	$(95,824)

Income from Grants

On October 28, 2010, the Company received $1,215,000 net proceeds from the Department of Energy grant for the Proposed Congressionally Directed Project entitled “Research to Develop and Test an Advanced Resorbable Brachytherapy Seed Research for Controlled Delivery of Yttrium-90 Microspheres in Cancer Treatment.” This grant reimburses the Company for anticipated expenditures related to the development of its Brachytherapy project since April 1, 2010. The Company projects this project could cost approximately $5,500,000; however, the Company recognizes the costs could be as high as $8,000,000 before it gets to production.

The Company has chosen to recognize grant money received as income as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as Deferred Income on the balance sheet.

For the twelve months ended December 31, 2011 the Company recognized $245,727 of a $1,215,000 Department of Energy grant as income with the remaining $945,765 recorded as deferred income as of December 31, 2011. The $245,727 recognized as of December 31, 2011 was for costs incurred for the twelve months ended December 31, 2011. For the three months ended June 30, 2012 the Company recognized an additional $112,917 as income leaving a remaining balance of $770,482 recorded as deferred income as of June 30, 2012. The $112,917 was for costs incurred for the three months ended June 30, 2012.

As of June 30, 2012 the grant money received and grant money recognized as income and deferred income can be summarized as follows:

$1,215,000 Brachytherapy Grant
Grant money received during 2010	$1,215,000
Recognized income from grants in 2010	23,508
Deferred income at December 31, 2010	1,191,492
Recognized income from grants in 2011	245,727
Deferred income at December 31, 2011	945,765
Recognized income from grants for the six months ended June 30, 2012	168,283
Deferred income at June 30, 2012	$777,482

Net Loss

Our net loss for the six months ended June 30, 2012 and 2011 was $2,254,179 and $1,384,791, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Liquidity and Capital Resources

We expect to continue to experience net operating losses. Historically, we have relied upon investor funds to maintain our operations and develop our business. We anticipate raising additional capital within the next twelve months from investors for working capital as well as business expansion, although we can provide no assurance that additional investor funds will be available on terms acceptable to us. If we are unable to obtain additional financing to meet our working capital requirements, we may have to curtail our business.

We have modified our growth and operating plans as a result of our continuing losses. The going concern disclosure in Note 1 to our audited financial statements for the years ended December 31, 2010 anticipated that we would need $1 million in funds over the next twelve months to maintain current operation activities, and for the years ended December 31, 2011 anticipated that we would need $1.5 million in funds over the next twelve months to maintain current operation activities. As a result of changes and additions to our business plans, our current cash run rate is approximately $1.5 million.

Based on the current cash run rate, approximately $1,500,000 will be needed to fund operations for an additional year. As disclosed in the risk factors, we are presently taking steps to raise additional funds to continue operations for the next 12 months and beyond. We will need to raise an additional $15,000,000 in the next year to develop an infrastructure for Brachytherapy production and distribution as well as to initiate a Molybdenum 99 production facility. However, we may choose to further modify our growth and operating plans to the extent of available funding, if any.

June 30, 2012

At June 30, 2012, we had negative working capital of $6,988,183, as compared to $4,337,105 at June 30, 2011. During the six months ended June 30, 2012 we experienced negative cash flow from operations of $797,668 and we expended $76,519 for investing activities while adding $835,473 of cash flows from financing activities. As of June 30, 2012, we had $0 commitments for capital expenditures.

Cash used in operating activities increased from $360,784 for the six month period ending June 30, 2011 to $795,880 for the six month period ending June 30, 2012. Cash used in operating activities was primarily a result of our net loss, partially offset by non-cash items, such as amortization and depreciation, included in that net loss, and common stock and stock options issued for services and other expenses. Cash used in investing activities increased from $67,935 for the six month period ended June 30, 2011 to $78,307 for the six month period ended June 30, 2012. Cash was used to acquire patents and intellectual property during the 2012 and 2011 six month periods. Cash provided from financing activities increased from $(155,539) for the six month period ending June 30, 2011 to $835,473 for the six month period ending June 30, 2012. The increase in cash provided from financing activities was primarily a result of increase in proceeds from convertible debt and common stock subscriptions along with a decrease in payments on convertible debt.

We have generated material operating losses since inception. We have incurred a net loss of $23,448,585 from January 1, 2006 through June 30, 2012, including a net loss of $4,055,026 for the twelve months ended December 31, 2010, and a net loss of $2,749,616 for the twelve months ended December 31, 2011.

December 31, 2011

At December 31, 2011, we had negative working capital of $5,840,107, as compared to $4,439,799 at December 31, 2010. During the twelve months ended December 31, 2011 we experienced negative cash flow from operations of $858,844 and we expended $97,421 for investing activities while adding $419,432 of cash flows from financing activities. As of December 31, 2011, we had $0 commitments for capital expenditures.

Cash used in operating activities decreased from $634,319 for the twelve month period ending December 31, 2010 to $858,844 for the twelve month period ending December 31, 2011. Cash used in operating activities was primarily a result of our net loss, partially offset by non-cash items, such as amortization and depreciation, included in that net loss and common stock and stock options issued for services and other expenses. Cash used in investing activities increased from $24,377 for the twelve month period ended December 31, 2010 to $97,421 for the twelve month period ended December 31, 2011. Cash was used to acquire equipment and patents during the 2011 and 2010 twelve month periods. This purchase of equipment and patents in 2010 was largely offset by the $125,000 received from the sale of a cyclotron. Cash provided from financing activities decreased from $1,210,524 for the twelve month period ending December 31, 2010 to $419,432 for the twelve month period ending December 31, 2011. The decrease in cash provided from financing activities was primarily a result of decrease in proceeds from convertible debt along with payments on convertible debt, and a decrease in cash sales of common stock. The decrease in cash provided from financing activities was partially offset by an increase in proceeds from the exercise of options and warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

We have generated material operating losses since inception. We have incurred a net loss of $21,194,406 from January 1, 2006 through December 31, 2011, including a net loss of $4,055,026 for the twelve months ended December 31, 2010, and a net loss of $2,749,616 for the twelve months ended December 31, 2011.

July 2012 Offering

On July 13, 2012, we issued $550,000 of Secured Convertible Promissory Notes (the “Notes”) to two investors and, on August 2, 2012, we issued $510,000 of Secured Convertible Promissory Notes to 25 investors (collectively, the “Investors”) pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”). The Subscription Agreement contains customary representations, warranties and agreements by the Company. The Investors also received warrants (the “Warrants”), exercisable until July 13, 2017, to purchase shares of the Company’s common stock (“Common Stock”) and additional investment rights (“Additional Investment Rights”) to purchase additional notes. The Company and Investors also entered into a Security Agreement (“Security Agreement”) to provide collateral for the Notes. The Notes are also secured by a pledge of stock owned by the Company’s directors.  On July 13, 2012, the market price per share of the Company’s common stock was $0.24 based on trading volume of 2,000 shares.  On August 2, 2012, the market price of the Company’s common stock was $0.2895 based on a trading volume of 3,500.

Convertible Promissory Notes

The Company issued and completed the sale to the Investors of Notes equal to $1,060,000 (the “Principal Amount”). The Notes mature on January 13, 2014 (“Maturity Date”) and bear interest at a rate of 12.0% per annum, payable on the Maturity Date. The outstanding Principal Amount and accrued and unpaid interest on the Notes will be convertible into shares of Common Stock of the Company or so long as each Note is outstanding. The effective conversion rate for this Note shall be $0.10 per share. As a result, the Notes are convertible into 10,600,000 shares of common stock.  This conversion rate will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues Common Stock at a price lower than the then-current Conversion Price other than for issuances in connection with mergers, licensing agreements, certain stock options and other transactions as described in the Notes.

Interest payable on this Note shall compound annually and accrue at the annual rate of 12%.  Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 2012.  Interest will be payable with shares of Common Stock provided (i) an event of default or an event which with the passage of time or the giving of notice could become an event of default has not occurred, (ii) such Common Stock is immediately resellable pursuant to an effective resale registration statement or Rule 144 without transfer or volume restrictions, (iii) such payment in Common Stock would not cause the holder to exceed the restrictions on ownership percentage of the Company, and (iv) we provide holder not less than fifteen business days’ notice prior to the due date of Company’s intention to pay such interest with Common Stock.  Interest paid with shares of Common Stock shall be payable on the third business day after the date such interest would be due if paid in cash.  Common Stock employed to pay interest shall be valued at 80% of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the five trading days ending on the due date of the interest payment being made with Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Warrants

The Investor also received warrants, exercisable until July 13, 2017, to purchase the number of shares of common stock of the Company (“Warrant Shares”) equal to the product obtained by multiplying the Investor’s Loan Amount by ten, with a per share exercise price of $0.15 (“Exercise Price”).  On the sale of the $1,060,000 of Notes, the Investors were entitled to receive warrants to purchase 10,600,000 Warrant Shares.  The number of Warrant Shares will be appropriately adjusted upon the occurrence, prior to the issuance of such Warrant, of any stock dividend, stock split, combination or the like with respect to the Company’s common stock. The Exercise Price will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues Common Stock at a price lower than the then-current Conversion Price other than for issuances in connection with mergers, licensing agreements, certain stock options and other transactions as described in the Warrant.  We also issued Warrants to consultants for services rendered pursuant to consulting agreements.  Warrants, exercisable until July 13, 2017 at a price of $0.15, to purchase 3,140,297 Warrant Shares were issued as a commission on sales of the Notes.

Additional Investment Rights

We issued Additional Investment Rights to the Investors. The Additional Investment Rights will represent the right to purchase additional Principal Amount of Notes up to 40% of the Principal Amount of Notes acquired by the Selling stockholders and a corresponding amount of Warrants.

Security Agreement

The Company and certain also entered into a Security Agreement (the “Security Agreement”) pursuant to which the Company granted a continuing security interest (“Security Interest”) in the Collateral (as defined herein) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation. “Collateral” shall include all goods, contract rights and other general intangibles, accounts, chattel paper, commercial tort claims, deposit accounts and cash, documents, investment property and other property described in the security agreement, including intellectual property.

Registration Rights

The subscription agreement with the Investors granted the Investors registration rights. The Company agrees that the Selling Stockholders will be entitled to damages if the registration statement is not filed or is not declared effective by the Commission on a timely basis, if (A) due to the action or inaction of the Company a registration statement is not declared effective within five days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the registration statement will not be reviewed or that the Commission has no further comments, (B) any registration statement described filed timely, or (C) any registration statement is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two business days by an effective replacement or amended registration statement or for a period of time which shall exceed thirty days in the aggregate per year (each such event shall be a “Non-Registration Event”), then the Company shall pay as “Liquidated Damages” to the holder of the securities an amount equal to 1% for the initial 30 days, and 1.5% for 30 days thereafter (or such lesser pro-rata amount for any period of less than 30 days) of the principal amount of the outstanding Notes (which are subject to such Non-Registration Event) with a maximum aggregate amount of Liquidated Damages not to exceed 10% of the sum of the Note principal.  The Company must pay the Liquidated Damages in cash.

Warrants issued to Consultants

The Company is also registering (1) warrants, exercisable until July 13, 2017 at a price of $0.15, to purchase 3,600,000 Shares to three consultants engaged by the Company and (2) warrants to two consultants exercisable until June 4, 2012 with 1,200,000 warrants exercisable at $0.09 per share and 2,000,000 warrants exercisable at $0.25 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Contractual Obligations (payments due by period as of June 30, 2012)

Contractual Obligation	Total Payments Due	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Capital Lease Obligation	$815,708	$815,708	$-	$-	$-
Production Center Lease	$4,761	$4,761	$-	$-	$-
License Agreement with Regents of the University of California	$565,000	$145,000	$180,000	$180,000	$60,000 each year
License Agreement with Battelle Memorial Institute	$125,000	$2,500	$22,500	$75,000	$25,000 each year

The capital lease obligations represent two lease agreements for $1,875,000 and $631,000, secured by equipment and personal guarantee of two of our major stockholders, which we obtained during September 2007. The purpose of the lease agreements was to acquire a Pulsar 10.5 PET Isotope Production System for a contracted amount of $1,875,000 plus ancillary equipment and facility for $631,000.

We were in default on the capital lease obligation as of December 31, 2008 due to failure to maintain the minimum debt service coverage ratio identified in the Lease by an amount of $35,000 as per notice from the debtor. We believed at the time of the issuance of the December 31, 2008 financial statements that we had remedied the default which existed at year end. Accordingly we recorded a current and long term portion of the capital leases. Subsequent to the issuance of the December 31, 2008 financial statements, we determined that more likely than not that the Company is in default of the terms of the capital leases. Accordingly we recorded the entire value of the leases as a current obligation. The Company was in default on the capital lease obligation as of December 31, 2009 due to failure to maintain the minimum debt service ratio identified in the lease. However, the Company was in compliance with the minimum debt service coverage ratio stipulated in the loan covenants at December 31, 2010 and accordingly recognized current and long term portions of the lease on its balance sheet at December 31, 2010. We were in default on a covenant in the capital lease obligations as of December 31, 2011 and June 30, 2012 due to failure to maintain the minimum debt service ratio required by the leases. Accordingly we recorded the entire value of the leases as a current obligation for the year ended December 31, 2011 and for the six months ended June 30, 2012.

We began renting office and warehouse space effective August 1, 2007, located in Kennewick, Washington from a non-affiliated stockholder. The lease agreement calls for monthly rental payments starting at $3,500, increasing every August 1st until they become $4,762 as of August 1, 2011. During the year ended December 31, 2011 and 2010 the Company incurred rent expenses for this facility totaling $54,869 and $50,622, respectively. During the six months ended June 30, 2012 and 2011 the Company incurred rent expenses for this facility totaling $28,567 and $26,454, respectively. In addition, the lease agreement calls for the issuance of $187,500 in common stock valued at $0.40 per share for a total of 416,667 shares. The Company recognized the issuance of all 416,667 shares in 2007 and will amortize the $187,500 value of that stock over the sixty month term of the lease. For the twelve months ended December 31, 2011 the Company amortized $37,500 of this stock issuance and recognized it as rent expense. For the six months ended June 30, 2012 and 2011 the Company amortized $18,750 and $18,750, respectively, of this stock issuance and recognized it as rent expense.

Off-Balance Sheet Arrangements

The Company does not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Changes in Accounting and Financial Disclosures

Effective with the Statement of Operations for the year ended December 31, 2011, the Company changed its method of reflecting the Cost of Goods Sold. The Company has moved the Cost of Goods Sold into Operating Expenses versus reflecting it as a reduction to Revenues with the resulting Gross Profit. The change has been made to be in accordance with FASB ASC 225-10-S99, SAB Topic 11.B, Depreciation and Depletion Excluded from Cost of Sales. The Statement of Operations for the year ended December 31, 2010 was changed from the way it was originally reflected to correspond with the changes made for the year ended December 31, 2011.

Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivables are stated at the amount that management of the Company expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered bad debt recoveries. As of December 31, 2011, the Company has experienced no bad debt write offs from operations.

Inventory

Inventory is reported at the lower of cost or market, determined using the first-in, first-out basis, or net realizable value. All inventories consist of Finished Goods. The company had no Raw Materials or Work in Process.

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Production equipment with a cost of $2,500 or greater and other fixed assets with a cost of $1,500 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Depreciation is computed using the straight-line method over the following estimated useful lives:

·	Production equipment	3 to 7 years
·	Office equipment	2 to 5 years
·	Furniture and fixtures	2 to 5 years

Leasehold improvements and capital lease assets are amortized over the shorter of the life of the lease or the estimated life of the asset.

Management of the Company reviews the net carrying value of all of its equipment on an asset by asset basis whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. These reviews consider the net realizable value of each asset, as measured in accordance with the preceding paragraph, to determine whether impairment in value has occurred, and the need for any asset impairment write-down.

The types of events and circumstances that management believes could indicate impairment are as follows:

·	A significant decrease in the market price of a live-lived asset.
·	A significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition.
·	A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator.
·	An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset.
·
A current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

·	A current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

The fair value of assets is first determined by quoted market prices, if available. Otherwise, the estimate of fair value is based on the best information available in the circumstances, including prices for similar assets and the results of using other valuation techniques. If quoted market prices are not available a present value technique is often the best available valuation technique with which to estimate fair value. It is believed that an expected present value technique is superior to a traditional present value technique, especially in situations in which the timing or amount of estimated future cash flows is certain.

The traditional approach is useful for many measurements, especially those in which comparable assets and liabilities can be observed in the marketplace. However, the traditional approach does not provide the tools needed to address some complex measurement problems, including the measurement of nonfinancial assets and liabilities for which no market for the item or a comparable item exists. The traditional approach places most of the emphasis on selection of an interest rate. A proper search for “the rate commensurate with the risk” requires analysis of at least two items – one asset or liability that exists in the marketplace and has an observed interest rate and the asset or liability being measured. The appropriate rate of interest for the cash flows being measured must be inferred from the observable rate of interest in some other asset or liability and, to draw that inference, the characteristics of the cash flows must be similar to those of the asset being measured.

Although management has made its best estimate of the factors that affect the carrying value based on current conditions, it is reasonably possible that changes could occur which could adversely affect management’s estimate of net cash flows expected to be generated from its assets, and necessitate asset impairment write-downs.

License Fees

The Company made an acquisition of a patent license in 2007, for the production of Actinium 225, from a related individual for common stock valued, at the time of acquisition, at $75,000. The cost of the patent license was capitalized as License Fees and amortized on the straight line basis over a three life. This license fee was fully amortized as of December 31, 2010.

The Company made a $10,000 investment in 2010 for a patent license regarding its technology for the production of Mo-99. In May 2010 the Company entered into a License Agreement for the Patent Rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as Molybdenum-99 and Technetium-99 with the University of Missouri. This Agreement calls for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally, the Agreement calls for a milestone payment of $250,000, due and payable five years after execution of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales. The $10,000 nonrefundable fee paid upon execution was capitalized as License Fees and is amortized on the straight line basis over a three year life.

The Company made a $10,000 investment in 2010 for an exclusive license agreement with Battelle Memorial Institute regarding its technology for the production of a Brachytherapy seed. In August 2010 the Company entered into a License Agreement for the Patent Rights in the area of a Brachytherapy seed with a Fast-dissolving Matrix for Optimized Delivery of Radionuclides. This Agreement calls for a $10,000 nonrefundable fee upon execution, a royalty agreement on sales and on funds received from any sublicenses. The $10,000 nonrefundable fee paid upon execution was capitalized as License Fees and is amortized on the straight line basis over a three year life. Additionally the Agreement calls for a minimum annual fee as follows:

Calendar Year	Minimum Royalties per Calendar Year
2010	$-
2011	$-
2012	$2,500
2013	$5,000
2014	$7,500
2015	$10,000
2016 and each calendar year thereafter	$25,000

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Additionally the Company has made the following investments in patent licenses and intellectual property during 2011:

In February 2011, the Company paid $5,000 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology. This option agreement calls for a $5,000 upfront fee for the option, which expired February 2012. This fee was fully expensed in the twelve months ended December 31, 2011. Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented radiogel technology. This license agreement calls for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

Amortization is computed using the straight-line method over the estimated useful live of three years. Amortization of license fees was $4,912, $6,666, and $5,695 for the six months ending June 30, 2012 and for the years ended December 31, 2011, and 2010, respectively. Based on the license fees recorded at June 30, 2012, and assuming no subsequent impairment of the underlying assets, the remaining unamortized portion of $22,310, will be fully amortized during the year ending December 31, 2015. Future annual amortization is expected to be as follows:

Calendar Year	Annual Amortization
2012	$6,338
2013	$8,888
2014	$5,832
2015	$1,340

The Company periodically reviews the carrying values of capitalized license fees and any impairments are recognized when the expected future operating cash flows to be derived from such assets are less than their carrying value.

Patents and Intellectual Property

Patent filing costs and intellectual property costs totaling $60,807, $97,421, and $113,326, were capitalized during the six months ending June 30, 2012 and the twelve months ended December 31, 2011, and 2010; resulting in a total $378,031, $317,224, and $219,803 of capitalized patents and intellectual property costs at June 30, 2012 and December 31, 2011 and 2010, respectively.

While patents are being developed or pending they are not being amortized. Management has determined that the economic life of the patents to be 10 years and amortization, over such 10-year period and on a straight-line basis, will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues.

The Company evaluates the recoverability of intangible assets, including patents and intellectual property on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

Revenue Recognition

The Company recognized revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue for the six months ending June 30, 2012 consisted of the sales of Flouride18 and Consulting Revenue. Revenue for the fiscal year ended December 31, 2011 consisted of the sales of Oxygen 18 (stable isotope), Flouride 18 and Consulting Revenue. Revenue for the fiscal year ended December 31, 2010 consisted of the sales of Flouride 18 and Consulting Revenue. The Company recognizes revenue once an order has been received and shipped to the customer or services have been performed. Prepayments, if any, received from customers prior to the time products are shipped are recorded as deferred revenue. In these cases, when the related products are shipped, the amount recorded as deferred revenue is recognized as revenue. The Company does not accrue for sales returns and other allowances as it has not experienced any returns or other allowances.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Income from Grants

Government grants are recognized when all conditions of such grants are fulfilled or there is reasonable assurance that they will be fulfilled. The Company has chosen to recognize income from grants as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as Deferred Income on the balance sheet.

For the twelve months ended December 31, 2010 the Company recognized $23,508 of the $1,215,000 Department of Energy grant as income. The $23,508 recognized as of December 31, 2010 was for costs incurred for the twelve months ended December 31, 2010.

For the twelve months ended December 31, 2011 the Company recognized $245,727 of the $1,215,000 Department of Energy grant as income. The $245,727 recognized as of December 31, 2011 was for costs incurred for the twelve months ended December 31, 2011.

For the six months ended June 30, 2012 the Company recognized $168,283 of the $1,215,000 Department of Energy grant as income. The $168,283 recognized as of June 30, 2012 was for costs incurred for the six months ended June 30, 2012.

The Company fully recognized the $244,479 grant money received on both the Molybdenum tax grant and the Brachytherapy tax grant as income in the twelve months ended December 31, 2010.

As of June 30, 2012 and December 31, 2011 and 2010 the grant money received and grant money recognized as income and deferred income is:

	$1,215,000 Brachytherapy Grant	$244,479 Molybdenum Grant	$244,479 Brachytherapy Grant	Total
Grant money received during 2010	$1,215,000	$205,129	$-	$1,420,129
Grant money recorded as account receivable	-	39,350	244,479	283,829
Total grant money	1,215,000	244,479	244,479	1,703,958
Recognized income from grants in 2010	23,508	244,479	244,479	512,466
Deferred income at December 31, 2010	1,191,492	-	-	1,191,492
Recognized income from grants in 2011	245,727	-	-	245,727
Deferred income at December 31, 2011	945,765	-	-	945,765
Recognized income from grants for the six months ended June 30, 2012	168,283	-	-	168,283
Deferred income at June 30, 2012	$777,482	$-	$-	$777,482

Net Loss Per Share

The Company accounts for its income (loss) per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings/loss per share is computed by dividing income (loss) available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive common stock equivalents. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

Securities, all of which represent common stock equivalents, that could be dilutive in the future as of June 30, 2012, December 31, 2011 and 2010 are as follows:

	June 30, 2012	December 31, 2011	December 31, 2010
Convertible debt	18,589,516	11,999,137	4,775,415
Common stock options	10,335,000	5,135,000	9,295,912
Total potential dilutive securities	28,924,516	17,134,137	14,071,327

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Research and Development Costs

Research and developments costs, including salaries, research materials, administrative expenses and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

The Company incurred $425,546, $481,677, and $1,168,422 research and development costs for the six months ending June 30, 2012 and the years ended December 31, 2011, and 2010, respectively, all of which were recorded in our operating expenses noted on the income statements for the six months and the years then ended.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. There were no tradeshow expenses incurred and not expensed as of the six months ended June 30, 2012 or the year ended December 31, 2011. There were $12,675 tradeshow expenses incurred and not expensed as of the year ended December 31, 2010 which are prepayment costs for 2011 tradeshow expenses. During the six months ended June 30, 2012 and the twelve months ended December 31, 2011 and 2010, the Company incurred $8,659, $8,025 and $1,750, respectively, in advertising costs.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of product sales.

Legal Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. Currently, the Company does not believe any probable legal proceedings or claims will have a material impact on its financial position or results of operations. However, if actual or estimated probable future losses exceed the Company’s recorded liability for such claims, it would record additional charges as other expense during the period in which the actual loss or change in estimate occurred.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction, and Delaware. The Company did not have any tax expense for the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010. The Company did not have any deferred tax liability or asset on its balance sheet on June 30, 2012, December 31, 2011 and 2010.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company's financial statements. For the years ended December 31, 2011 and 2010, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next 12 months.

Fair Value of Financial Instruments

The carrying amounts of cash, receivables and accrued liabilities approximate fair value due to the short-term maturity of the instruments.

MANAGEMENT’S DISCUSSION AND ANALYSIS - continued

Stock-Based Compensation

The Company recognizes in the financial statements compensation related to all stock-based awards, including stock options, based on their estimated grant-date fair value. The Company has estimated expected forfeitures and is recognizing compensation expense only for those awards expected to vest. All compensation is recognized by the time the award vests.

We account for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete. The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company believes are applicable or would have a material impact on the financial statements of the Company.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Our current directors and executive officers are as follows:

NAME	AGE	POSITION
James C. Katzaroff	55	CEO and Chairman
L. Bruce Jolliff	62	Chief Financial Officer
Carlton M. Cadwell	68	Director

In addition, Bruce W. Ratchford served as a director of the Company during 2011 and until his resignation on March 9, 2012.

All of our directors hold office until the next annual meeting of the stockholders or until their successors are elected and qualified. Our executive officers are appointed by our board of directors and hold office until their resignation, removal, death or retirement.

The business experience during the past five years of each of our directors and executive officers is as follows:

James C. Katzaroff, the Chief Executive Officer and Chairman of the Board, is the founder of Advanced Medical Isotope Corporation. Initially a financial consultant with Wall Street firms Bateman Eichler, Smith Barney and EF Hutton, Mr. Katzaroff has been responsible for senior-level corporate strategy, fostering investment banking relationships, and served as a senior financial advisor for numerous start-ups and development-stage companies. From 1998 to 2001, Mr. Katzaroff held senior positions including Chief Financial Officer, Senior Vice President of Finance, Senior Vice President, and Corporate Secretary of Telemac Corporation, an international communications company active in the wireless telephony market. In 2001 he became Chairman and CEO of Apogee Biometrics, and in 2004 became President of Manakoa Services Corporation, serving as its interim CEO. He holds a Bachelor’s Degree in Business Economics from the University of California, Santa Barbara, and has completed advanced management courses at the University of Washington.

Leonard Bruce Jolliff, the Chief Financial Officer, joined Advanced Medical Isotope Corporation as chief financial officer in 2006. For nine years prior to joining the Company, Mr. Jolliff was a sole practitioner in the role of CFO for Hire and as a Forensic Accountant, working with companies ranging from Fortune 500 to small family operations. Mr. Jolliff is a CPA and a member of the Washington Society of CPAs. He is also a CFE and a member of the Association of Certified Fraud Examiners. Mr. Jolliff has held CFO and Controller positions in an array of industries and has worked as a CPA in public practice.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE - continued

Carlton M. Cadwell, a Director, joined Advanced Medical Isotope Corporation as a director in 2006. Dr. Cadwell brings over 30 years of experience in business management, strategic planning, and implementation. He co-founded Cadwell Laboratories, Inc. in 1979 and has served as its President since its inception. Cadwell Laboratories, Inc. is a major international provider of neurodiagnostic medical devices. After receiving his bachelor’s degree from the University of Oregon in 1966 and a doctoral degree from the University of Washington in 1970, he began his career serving in the United States Army as a dentist for 3 years. From 1973 to 1980, Dr. Cadwell practiced dentistry in private practice and since has started several businesses.

Identification of Significant Employees

Fu-Min Su, Ph.D., Chief RadioChemist, was appointed as Advanced Medical Isotope Corporation’s Chief RadioChemist and Radiation Safety Officer in 2007. With over 20 years experience in medical isotope R&D and manufacture, Dr. Su is also knowledgeable in the area of coordinating and conducting clinical trials. He has worked as a senior scientist for a several bio-technology firms, including NeoRx Corporation from 1987 through 1998, Nycomed-Amersham Imaging in 1999, Bristol-Myers Squibb from 2000 to 2006, and Cellectar, LLC in 2007, during which time he developed various radiopharmaceuticals, isotope production methods and generator systems. Dr. Su has authored a number of scientific papers, and has written numerous abstracts for the Journal of Nuclear Medicine. He also holds several patents relating to radionuclide production and preparation. Dr. Su received his Ph.D. from the University of Washington.

Robert E. Schenter, Ph.D., Chief Science Officer, with over 25 years experience in the area of radioisotope production for applications in the treatment and diagnostics of major diseases, such as cancer, heart disease, and arthritis. With more than 35 years experience in the use and production of nuclear data as applied to fission reactor systems, Dr. Schenter brings a legacy of successful application to nuclear technology projects. Dr. Schenter has been the site manager for production of medical isotopes at Westinghouse Hanford and at The Department of Energy’s Pacific Northwest National Laboratory. Dr. Schenter has been the Chief Science Officer of the Company since 2006.

Michael K. Korenko, Ph.D., Dr. Korenko was the Westinghouse Vice President in charge of the 300 and 400 areas, including the Fast Flux Testing Facility (FFTF) and all the engineering, safety analysis, and projects for the Hanford site. He was also the Executive Vice President of Closure for Safe Sites of Colorado at Rocky Flats. His most previous assignment was Chief Operating Officer for Curtiss-Wright, who produces the nuclear components for all the United States submarine and aircraft carriers as well as components for commercial nuclear power companies. During the last five years, Dr. Korenko led the business development activities for Curtiss-Wright EMD, covering the west coast of the US. This entailed visiting over one hundred small businesses to determine strategic business relationships with the parent company. This ranged from qualifying new vendors, establishing new customer, to locating acquisition targets. Three years ago he started the company Kor Ideas, LLC that focuses on improving small commercial businesses.

Dr. Korenko has a Doctor of Science from MIT, was a NATO Postdoctoral Fellow at Oxford University, and was selected as a White House Fellow for the Department of Defense, reporting to Secretary Cap Weinberger. Mike Korenko currently is the author of 28 patents and has received many awards, including the National Energy Resources Organization Research and Development Award, the U.S. Steelworkers Award for Excellence in Promoting Safety, and the Westinghouse Total Quality Award for Performance Manager of the Year.

Most relevant to AMIC, Dr. Korenko is the co-inventor with AMIC Chief Science Officer Dr. Robert Schenter, of a patent-pending process converting nuclear waste into medical isotopes.

Alan E. Waltar, Ph.D., Chairman of Scientific Advisory Board. Dr. Waltar served as director of Nuclear Energy for the Pacific Northwest National Laboratory (PNNL) in Richland, Wash. Since 2004, he has continued his affiliation with PNNL as a Senior Advisor. Waltar's other professional appointments include director of International Programs at Advanced Nuclear Medical Systems; manager of various Fast Reactor Safety and Fuels Organizations of Westinghouse Hanford Company; and as professor and department head of Nuclear Engineering at Texas A&M University.

His other teaching experience includes stints at the Joint Center for Graduate Study in Richland Wash., the University of Virginia, and Los Alamos National Laboratory. Formerly the president of the American Nuclear Society, Waltar has served on a number of international nuclear science and radiation panels, societies, and committees. He is the author of three books: Fast Breeder Reactors, America the Powerless: Facing Our Nuclear Energy Dilemma, and Radiation and Modern Life: Fulfilling Marie Curie's Dream, and has penned over 70 open literature papers.

Dr. Waltar earned his M.S. in Nuclear Engineering from M.I.T. and his PhD in Engineering Science from the University of California, Berkeley.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE - continued

Nigel R. Stevenson, Ph.D., Scientific Advisory Committee. Dr. Nigel Stevenson is a world renowned expert in the production of medical isotopes. He holds a Ph.D. in Nuclear Physics from the University of London and has directed many corporate innovations for imaging and therapeutic nuclide agents. For the past five years he has served as Chief Operating Officer for Clear Vascular Inc. and was previously Chief Operating Officer of Trace Life Sciences, which produced a range of medical radiochemicals and radiopharmaceuticals. Prior to this, he had been VP Production and Research for Theragenics Corp. and directed operations in Atlanta for the world’s largest cyclotron facility (14 cyclotrons) that produced brachytherapy seeds. Dr. Stevenson was also Head of Isotope Production and Research at TRIUMF (Canadian National Accelerator Laboratory) where he managed the production of medical radioisotopes for MDS Nordion.

Donald A. Ludwig, Ph.D., Scientific Advisory Committee. Dr. Ludwig is an expert in particle accelerator applications in radiation therapy, nuclear medicine and radioisotope production. Since 1988 he has served as an advisor to numerous entities in the field, both domestic and foreign. Among these are the Atomic Energy of Canada, the U. S. Department of Energy Labs at Los Alamos, Berkeley, Fermi, Hanford and Oak Ridge, the Israel Atomic Energy Agency, the Australian Nuclear Science and Technology Organization, the Kurchatov Russian Research Institute in Moscow and the Bhabha Atomic Research Center in Mumbai, India. He holds a Ph.D. from UCLA in Medical Physics as well as an MS in Nuclear Physics from Cal Tech, a BS in Physics from the U. S. Military Academy at West Point and an MBA in Theoretical Marketing from the University of Southern California.

Family Relationships

We currently do not have any executive officers or directors who are related to each other.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during the twelve month periods ended December 31, 2011 and 2010 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)

James C. Katzaroff	2011	$209,285		$-	$-	$47,500	$256,785
CEO and Chairman	2010	$439,489		$-	$-	$-	$439,489

L. Bruce Jolliff	2011	$140,000	(2)	$10,000	$-	$47,500	$197,500
CFO (3)	2010	$100,000		$121,688	$-	$-	$221,688

(1)
The amounts shown in this column do not reflect an amount paid to or earned or realized by any executive officer, but rather reflect the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the stock options granted to our executive officers. There is no assurance that any executive officer will realize the value shown, or any other value, from these options. The value shown is based on 250,000 options valued at $0.19 per option. The $0.19 value per option was derived utilizing the Black-Scholes option-pricing model and consisted of a $0.30 per share stock price at the valuation date and exercise price, a three year maturity, a .99% risk free rate and a 106.53 volatility.

(2)	Of this amount, $13,267 was not paid in 2011, but was accrued as of December 31, 2011.

(3)	Mr. Jolliff received the additional $10,000 and $121,688 in 2011 and 2010, respectively, to compensate him for additional duties he performed that were not contemplated in his employment contract.

Narrative Disclosure to Summary Compensation Table

We have an employment agreement with our CFO, L. Bruce Jolliff, that determines the compensation paid to him. Our Chief Executive Officer, James C. Katzaroff, does not have a written employment agreement and therefore no structured amount or schedule of pay, and so no accruals are made for his compensation. In 2011 and 2010, Mr. Katzaroff received $209,285 and $439,489 respectively, in salary. During this period of limited liquidity for the Company, the CEO has taken limited compensation.

We paid bonuses to certain employees based on their performance, our need to retain such employees and funds available. All bonus payments were approved by our board of directors.

EXECUTIVE COMPENSATION - continued

Employment Agreement with L. Bruce Jolliff

Mr. Jolliff has a May 2007 employment agreement with the Company which provides for a salary of $100,000 per year which was increased beginning January 1, 2011 to $140,000, of which $13,267 was not paid in 2011 and was accrued as of December 31, 2011. He also received options to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.50 per share with vesting at the rate of 500,000 options per year beginning in August 2008. Mr. Jolliff received bonuses in the amount of $10,000 and $121,688 for the years ended December 31, 2011 and 2010, respectively. The Company may terminate the agreement without cause at any time upon 30 days' written notice. Upon termination, the Company will pay Mr. Jolliff a severance allowance of two month’s salary.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth all outstanding equity awards held by our Named Executive Officers as of the end of last fiscal year.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James C. Katzaroff	250,000	-	$0.30	1-12-2014
L. Bruce Jolliff	1,500,000	-	$0.50	8-10-2012
	250,000	-	$0.30	1-12-2014

Additional Narrative Disclosure

During May 2007, the Company granted L. Bruce Jolliff an option to purchase an aggregate of 1,500,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The options vest at 500,000 shares August 2008, 500,000 shares August 2009, and 500,000 shares August 2010, and the options expire August 2012. The quoted market price of the common stock at the time of issuance of the options was $0.70 per share.

During January 2011, the Company granted James C. Katzaroff and L. Bruce Jolliff, each, an option to purchase 250,000 shares of the Company’s common stock. All options issued in January 2011 have an exercise price of $0.30 per share and are fully vested and expire on January 12, 2014. The quoted market price of the common stock at the time of issuance of the options was $0.30 per share.

Retirement, Pension, Profit Sharing or Insurance Plans

No retirement, pension, profit sharing, or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Employment Agreement with Significant Employee

Employment Agreement with Dr. Fu Min-Su

In January 2008, the Company entered into a five-year employment agreement with Dr. Fu Min-Su pursuant to which the Company agreed to pay Dr. Fu Min-Su an annual salary equal to $90,000, which was increased to $95,000 on January 1, 2010 and $110,000 on January 1, 2011.

In the event the employment is terminated by the Company without cause, by Dr. Fu Min-Su for good reason or a change in control, the Company will have to provide Dr. Fu Min-Su with one month of his base salary and any portion of an annual bonus allocated by the board of directors, disability and other welfare plan benefits for a period of one year from the date of termination and pro-rated vesting of all outstanding options, stock grants, shares of restricted stock and any other equity incentive compensation; provided, that the stock options shall be exercisable only until the earlier to occur of (i) two years from the date of the termination, or (ii) the date the option would have otherwise expired if Dr. Fu Min-Su had not terminated employment.

During the term of the employment agreement, including any extension thereof, and for a period of one year thereafter, Dr. Fu Min-Su shall not provide services that he provides for the Company for a business in the production, import for resale, and distribution of radioisotopes for use in the medical industries.

EXECUTIVE COMPENSATION - continued

Compensation of Directors

The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2011. Mr. Ratchford served as a director during 2011 and until his resignation on March 9, 2012. Mr. Katzaroff is not included in this table because he is an employee and he received no compensation for his service as a director. His compensation as an employee is shown in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Total ($)
Carlton M. Cadwell	$-	$-	$47,500	$47,500
Bruce W. Ratchford	$-	$-	$97,500	$97,500

(1)
The amounts shown in this column do not reflect an amount paid to or earned or realized by any director, but rather reflect the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the stock options granted to our non-employee directors for 2011. There is no assurance that any director will realize the value shown, or any other value, from these options. The value shown is based on 250,000 options, for each of Mr. Cadwell and Mr. Ratchford, valued at $0.19 per option. The $0.19 value per option was derived utilizing the Black-Scholes option-pricing model and consisted of a $0.30 per share stock price at the valuation date and exercise price, a three year maturity, a .99% risk free rate and a 106.53 volatility. The value shown is based on an additional 1,000,000 options for Mr. Ratchford valued at $0.05 per option. The $0.05 value per option was derived utilizing the Black-Scholes option-pricing model and consisted of a $0.20 per share stock price at the valuation date and exercise price, a one year maturity, a .37% risk free rate and a 59.04 volatility.

(2)
The following table sets forth, for each of our non-employee directors who served during 2011, the aggregate number of stock awards and the aggregate number of stock option awards that were outstanding as of December 31, 2011:

	Outstanding	Outstanding
	Stock	Stock
Name	Awards (#)	Options (#)
Carlton M. Cadwell	-	250,000
Bruce W. Ratchford	-	1,300,000

During January 2011, the Company granted Mr. Cadwell and Mr. Ratchford options to purchase 250,000 shares, each, of common stock at an exercise price of $0.30 per share. The options are fully vested and expire January 12, 2014. During July 2011, the Company granted Mr. Ratchford options to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share. The options are fully vested and expire July 6, 2012. As of December 31, 2011, Mr. Ratchford also held options to purchase 50,000 shares of common stock at an exercise price of $0.40 per share, which were granted in November 2010. The options are fully vested and expire November 16, 2013.

There are no employment contracts or compensatory plans or arrangements with respect to any director that would result in payments by the Company to such person because of his or her resignation as a director or any change in control of the Company.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth, as of September 30 , 2012, the number of shares of Common Stock beneficially owned by the following persons: (i) all persons we know to be beneficial owners of at least 5% of our Common Stock, (ii) our directors, (iii) our executive officers, both of whom are named in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group. As of September 30 , 2012, there were 78,242,019 shares outstanding, and 25,349,895 shares issuable upon exercise of outstanding options and conversion of outstanding convertible securities, assuming exercise and conversion occurred as of that date, for a total of 103,567,914 shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Cadwell Family Irrevocable Trust	21,529,907	27.5%

Carlton M. Cadwell(3)	44,333,258	45.7%

James C. Katzaroff(4)	7,657,002	9.7%

Bruce W. Ratchford	6,383,244	8.2%

L. Bruce Jolliff(5)	3,725,000	4.7%

All Current Directors and Executive Officers as a group (3 individuals)	77,245,167	78.8%

(1)
The address of each of the beneficial owners above is c/o Advanced Medical Isotope Corporation, 6208 W. Okanogan Avenue, Kennewick, WA 99336, except that the address of the Cadwell Family Irrevocable Trust (the “Cadwell Trust”) is 909 North Kellogg Street, Kennewick, WA 99336.

(2)
In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired upon exercise of options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on September 30 , 2012, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on August, 2012, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the convertible securities and upon exercise of the options. Subject to community property laws where applicable, we believe that each beneficial owner has sole power to vote and dispose of its shares, except that Mr. Cadwell under the terms of the Cadwell Trust does not have or share voting or investment power over the shares beneficially owned by the Cadwell Trust.

(3)
The beneficial ownership of Carlton M. Cadwell includes the shares beneficially owned by the Cadwell Trust, as such shares may also be deemed to be beneficially owned by Mr. Cadwell. The beneficial ownership of Mr. Cadwell also includes: (i) 500,000 shares issuable under options held by him; (ii) 14,694,650 shares issuable under convertible notes held by him with fixed conversion prices; and (iii) 3,625,245 shares issuable under a convertible note held by him with a conversion price that is dependent on the market price of our common stock prior to conversion, which for this purpose has been assumed to convert on September 30 , 2012. See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE regarding our outstanding convertible notes.

(4)	Includes 500,000 shares issuable under options held by Mr. Katzaroff.
(5)	Includes 475,000 shares issuable under options held by Mr. Jolliff.

Changes in Control

We do not know of any arrangements, including any pledges of our securities that may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Indebtedness from related parties

The Company had a $200,000 revolving line of credit with Washington Trust Bank that was to expire in September 2009. We had $199,908 in borrowings under the line of credit as of October 28, 2008 at which time the line of credit was paid off and replaced with a loan in the initial principal amount of $199,908 from James C. Katzaroff and Carlton M. Cadwell. Mr. Katzaroff is our chief executive officer, and Mr. Katzaroff and Mr. Cadwell are directors and beneficial owners of more than 10% of our common stock. The loan calls for $4,066 monthly payments, including 8% interest, beginning November 30, 2008, with a balloon payment for the balance at October 31, 2009, at which time the note was extended for another year to October 31, 2010, at which time the note was extended for another year to October 31, 2011, at which time the note was extended for another year to October 31, 2012 with monthly payments increasing to $4,090. There is no security held as collateral for this loan. As of June 30, 2012, all payments were current on this stockholder loan. Since January 1, 2010, the Company has paid $86,898 in principal and $18,901 in interest to the holders of this loan. As of August 23, 2012, the outstanding balance on this loan was $58,280.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE - continued

Beginning in December, 2008, we have obtained financing from Carlton M. Cadwell, one of our directors and a beneficial owner of more than 10% of our common stock, in transactions which involved our issuance of convertible notes and common stock. The table below sets forth the following information as to such financing transactions that have occurred since January 1, 2010: (i) the date of the transaction, (ii) the amount invested, (iii) the initial principal amount of the note, (iv) the conversion price at which the principal amount and accrued interest may be converted into common stock, (v) the current maturity date of the note (including extensions granted by the holder), (vi) the principal balance of the note as of August 23, 2012, and (vii) the shares of our common stock issued on the transaction date. For each of the notes, the initial principal amount shown below was the largest aggregate amount of principal outstanding since January 1, 2010.

Transaction Date	Amount Invested	Initial Principal Amount	Conversion Price	Maturity Date	Principal Balance	Shares Issued

1/20/10	$100,000	$100,000	$0.50	1/20/13	$100,000	40,000
2/16/10	$100,000	$100,000	$0.50	2/16/13	$100,000	40,000
3/17/10	$225,000	$225,000	$0.40	3/17/12	$225,000	90,000
4/27/10	$50,500	$50,500	$0.40	4/27/12	$50,500	20,200
5/19/10	$57,200	$57,200	$0.30	5/19/12	$57,200	22,880
6/21/10	$100,000	$100,000	$0.18	6/21/11	$0	40,000
7/19/10	$100,000	$100,000	$0.13	7/19/11	$0	40,000
8/20/10	$150,000	$150,000	$0.09	8/20/11	$0	60,000
9/14/10	$150,000	$150,000	$0.12	9/14/11	$0	60,000
6/9/11	$50,000	$50,000	$0.22	6/9/12	$50,000	20,000
6/17/11	$38,500	$38,500	$0.20	6/17/12	$38,500	15,400
6/30/11	$100,866	$100,866	$0.20	6/30/12	$100,866	40,346
8/31/11	$100,700	$100,700	$0.25	8/31/12	$100,700	40,280
9/22/11	$25,000	$25,000	$0.28	9/22/12	$25,000	10,000
9/30/11	$50,000	$50,000	$0.28	9/30/12	$50,000	20,000
10/21/11	$15,000	$15,000	$0.22	10/21/12	$15,000	6,000
10/31/11	$100,000	$100,000	$0.24	10/31/12	$100,000	40,000
11/25/11	$105,500	$105,500	$0.23	11/25/12	$105,500	42,200
12/30/11	$113,600	$113,600	$0.10	12/30/12	$113,600	45,440
1/31/12	$128,500	$128,500	$0.15	1/31/13	$128,500	51,400
2/21/12	$121,500	$121,500	$0.16	2/21/13	$121,500	48,600
3/22/12	$115,000	$115,000	$0.14	3/22/12	$115,000	46,000
4/12/12	$132,800	$132,800	$0.09	4/12/12	$132,800	53,120
4/30/12	$100,000	$100,000	$0.10	4/30/12	$100,000	40,000
5/18/12	$55,000	$55,000	$0.09	5/18/12	$55,000	22,000
5/31/12	$70,000	$70,000	$0.10	5/31/12	$70,000	28,000

All of the above notes bear interest at 10% per annum, with the principal and accrued interest payable on the maturity date. No principal or interest has been paid on the notes set forth in the table above. As to the notes issued in June, July, August and September, 2010, the principal and accrued interest on those notes, totaling $895,138, were converted by the holder into a total of 5,784,792 shares of our common stock at the respective conversion prices set forth above, effective December 29, 2010.

The total principal balance of all convertible notes payable to Mr. Cadwell that are outstanding as of March 1, 2012 (including convertible notes issued prior to January 1, 2010) is $2,688,266, and the total accrued interest on those notes as of March 1, 2012, is $462,213. All of the outstanding convertible notes have a fixed conversion price, except for one convertible note dated December 16, 2008, in the initial principal amount of $375,000, with interest payable at 10% per annum, and a current maturity date, as extended, of December 12, 2012. At the option of the holder, that note is convertible into common stock by taking the principal to be converted and dividing it by 50% of the volume-weighted average trading price of our common stock for the 10 consecutive trading days immediately preceding the date of conversion. That note also provides that interest may be paid in shares using a 10 day moving average at the discretion of the note holder. As of March 1, 2012, the note has a principal balance of $375,000, and accrued but unpaid interest of $495,308. The convertible notes with fixed conversion prices are in book-entry form.

For additional information on our convertible notes, see the section entitled “Common Stock Issued for Convertible Debt” in the Notes to our Financial Statements included in registration statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE - continued

Independent Directors

Our common stock is traded on the OTC Bulletin Board, which does not impose any independence requirements on the board of directors or the board committees of the companies whose stock is traded on that market. We have decided to adopt the independence standards of the Nasdaq listing rules in determining whether our directors are independent. Generally, under those rules a director does not qualify as an independent director if the director or a member of the director’s immediate family has had in the past three years certain relationships or affiliations with the company, the company’s auditors, or other companies that do business with the company. Our board of directors has determined that Mr. Cadwell and Mr. Ratchford each qualified as an independent director under those Nasdaq rules, and accordingly, each would have been qualified under those rules to serve on an audit committee, compensation committee or a nominating committee, if we had established such committees of our board of directors. Mr. Katzaroff is not an independent director due to his employment by the Company as an executive officer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by HJ & Associates, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1/A. For further information with respect to our company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is www.sec.gov.

Advanced Medical Isotope Corporation

Condensed Balance Sheets as of June 30, 2012 (unaudited) and December 31, 2011	F-39

Condensed Statements of Operations for the Three Months and the Six Months ended June 30, 2012 (unaudited) and the Three Months and the Six Months ended June 30, 2011 (unaudited)	F-40

Condensed Statement of Changes in Stockholders’ Equity (Deficit) for the period ended June 30, 2012 (unaudited)	F-41

Condensed Statements of Cash Flow for the Six Months ended June 30, 2012 (unaudited) and the Six Months ended June 30, 2011 (unaudited)	F-42

Notes to Condensed Financial Statements (unaudited)	F-43

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Advanced Medical Isotope Corporation
Kennewick, Washington

We have audited the accompanying balance sheets of Advanced Medical Isotope Corporation as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Medical Isotope Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses, used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant restructuring to sustain its operation for the foreseeable future.  These issues raise substantial doubt about the Company's ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
March 23, 2012

Advanced Medical Isotope Corporation
Balance Sheets

ASSETS
	December 31,	December 31,
	2011	2010

Current Assets:
Cash and cash equivalents	$52,557	$589,390
Accounts receivable - trade	13,699	15,370
Accounts receivable - other	-	425,504
Prepaid expenses	1,060	46,975
Prepaid expenses paid with stock, current portion	35,375	89,949
Inventory	9,675	1,400
Total current assets	112,366	1,168,588

Fixed assets, net of accumulated depreciation	671,944	1,211,664

Other assets:
License fees, net of amortization	9,722	16,390
Patents and intellectual property	317,224	219,803
Prepaid expenses paid with stock, long-term portion	-	21,875
Deposits	5,406	5,406
Total other assets	332,352	263,474

Total assets	$1,116,662	$2,643,726

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$929,496	$591,416
Accrued interest payable	422,279	245,105
Payroll liabilities payable	62,421	13,229
Deferred income	945,765	1,191,492
Short term loan payable	116,000	-
Loans from stockholder	83,468	126,508
Convertible notes payable	2,361,231	2,006,128
Current portion of capital lease obligations	1,031,813	405,338
Total current liabilities	5,952,473	4,579,216

Long term liabilities:
Capital lease obligations, net of current portion	-	1,029,171
Total liabilities	5,952,473	5,608,387

Stockholders’ Equity (Deficit):
Preferred Stock, $.001 par value, 20,000,000 shares authorized; zero issued and outstanding	-	-
Common stock, $.001 par value; 200,000,000 shares authorized;
70,653,399 and 67,917,983 shares issued and outstanding,
respectively	70,653	67,918
Paid in capital	19,174,984	18,299,253
Accumulated deficit	(24,081,448)	(21,331,832)
Total stockholders’ equity (deficit)	(4,835,811)	(2,964,661)

Total liabilities and stockholders’ equity (deficit)	$1,116,662	$2,643,726

The accompanying notes are an integral part of these financial statements.

Advanced Medical Isotope Corporation
Statements of Operations

	Years ended
	December 31,
	2011	2010

Revenues	$393,603	$360,613

Operating expenses
Cost of goods sold	64,042	70,130
Sales and marketing expenses	58,880	29,072
Depreciation and amortization expense	546,388	545,192
Impairment expense	-	150,000
Professional fees	906,417	1,492,883
Stock options granted	63,602	400,535
Payroll expenses	751,488	853,641
General and administrative expenses	564,655	544,499
Total operating expenses	2,955,472	4,085,952

Operating loss	(2,561,869)	(3,725,339)

Non-operating income (expense):
Interest expense	(408,474)	(860,252)
Loss on sale of assets	(25,000)	(10,000)
Net gain (loss) on settlement of debt	-	27,500
Recognized income from grants	245,727	512,466
Interest income	-	599
Non-operating income (expense), net	(187,747)	(329,687)

Loss before Income Taxes	(2,749,616)	(4,055,026)

Income Tax Provision	-	-

Net loss	$(2,749,616)	$(4,055,026)

Loss per common share	$(0.04)	$(0.07)

Weighted average common shares outstanding	69,352,044	56,172,887

The accompanying notes are an integral part of these financial statements.

Advanced Medical Isotope Corporation
Statements of Changes in Stockholders’ Equity (Deficit)

	Series A Preferred
	Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2009	-	$-	52,128,817	$52,129	$15,415,998	$(17,276,806)	$(1,808,679)

Common stock issued for:
Cash	-	-	5,090,912	5,091	541,909	-	547,000
Services & other	-	-	4,106,632	4,107	969,891	-	973,998
Loan fees on convertible debt	-	-	413,080	413	186,611	-	187,024
Options exercised	-	-	250,000	250	72,250	-	72,500
Debt converted	-	-	5,928,542	5,928	946,708	-	952,636
Vesting of stock options	-	-	-	-	165,886	-	165,886
Net loss	-	-	-	-	-	(4,055,026)	(4,055,026)

Balances at December 31, 2010	-	-	67,917,983	67,918	18,299,253	(21,331,832)	(2,964,661)

Common stock issued for:
Services & other	-	-	393,333	393	80,607	-	81,000
Loan fees on convertible debt	-	-	279,666	280	108,334	-	108,614
Options exercised	-	-	1,906,250	1,906	341,844	-	343,750
Debt converted	-	-	156,167	156	46,694	-	46,850
Options granted for accrued expenses	-	-	-		234,650	-	234,650
Vesting of stock options	-	-	-	-	63,602		63,602
Net loss	-	-	-	-	-	(2,749,616)	(2,749,616)

Balances at December 31, 2011	-	$-	70,653,399	$70,653	$19,174,984	$(24,081,448)	$(4,835,811)

The accompanying notes are an integral part of these financial statements.

Advanced Medical Isotope Corporation
Statements of Cash Flow

	Year ended	Year ended
	December 31, 2011	December 31, 2010
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(2,749,616)	$(4,055,026)

Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation of fixed assets	539,720	539,499
Amortization of licenses and intangible assets	6,668	5,693
Amortization of convertible debt discount	58,299	410,198
Amortization of prepaid expenses paid with stock	92,449	205,233
Impairment of intangible assets	-	150,000
Common stock issued for services	65,000	843,248
Stock options issued for services	63,602	165,886
Net (gain) loss on settlement of debt	-	(27,500)
Net (gain) loss on sale of fixed assets	-	10,000
Changes in operating assets and liabilities:
Accounts receivable – trade	1,671	3,660
Accounts receivable - other	425,504	(41,675)
Inventory	(8,275)	150
Prepaid expenses	45,915	(46,975)
Deposits	-	2,765
Accounts payable	619,580	64,453
Payroll liabilities	49,192	(6,818)
Accrued interest	177,174	235,227
Deferred income	(245,727)	(907,663)

Net cash used by operating activities	(858,844)	(2,449,645)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used to acquire equipment	-	(16,050)
Cash used to acquire patents and intellectual property	(97,421)	(113,327)
Purchase of intangibles	-	(20,000)
Sale of fixed assets	-	125,000
Net cash used in investing activities	(97,421)	(24,377)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on loans from stockholder	(43,040)	(36,767)
Principal payments on capital lease	(402,696)	(404,909)
Proceeds from convertible note	699,168	1,032,700
Payments on convertible debt	(293,750)	-
Proceeds from short term debt	171,000	60,000
Payment on short term debt	(55,000)	(60,000)
Proceeds from cash sales of common shares	-	547,000
Proceeds from exercise of options and warrants	343,750	72,500
Net cash provided by financing activities	419,432	1,210,524
Net increase (decrease) in cash and cash equivalents	$(536,833)	$551,828
Cash and cash equivalents, beginning of period	589,390	37,562

CASH AND CASH EQUIVALENTS, END OF PERIOD	$52,557	$589,390

The accompanying notes are an integral part of these financial statements.

Advanced Medical Isotope Corporation
Statements of Cash Flow (continued)

Supplemental disclosures of cash flow information:
Cash paid for interest	$155,865	$204,455
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 1:                     BASIS OF PRESENTATION

Nature of Organization

Advanced Medical Isotope Corporation (the “Company” or “AMIC”) was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”) for the purpose of acquiring or investing in businesses which were developing and marketing active sports products, equipment, and apparel. The Company had limited activity since inception and was considered dormant from the period May 1, 2000 through December 31, 2005. On September 6, 2006, the Company changed its name to Advanced Medical Isotope Corporation. AMIC has an authorized capital of 200,000,000 shares of Common Stock, $.001 par value per share and 20,000,000 shares of Preferred Stock, $.001 par value per share.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. Historically, we have relied upon outside investor funds to maintain our operations and develop our business. We anticipate we will continue to require funding from investors for working capital as well as business expansion during this fiscal year and we can provide no assurance that additional investor funds will be available on terms acceptable to us. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable time. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

We anticipate a requirement of $1.5 million in funds over the next twelve months to maintain current operation activities. In addition we anticipate a requirement of approximately $15 million in funds over the next twelve months due to the anticipation of adding additional staff in the future assuming we are successful in selling our medical isotopes and/or the start of development by us on future manufacturing sites or other projects. As of December 31, 2011 we have $52,557 cash on hand which means there will be an anticipated shortfall of nearly the full $16.5 million requirement in additional funds over the next twelve months. There are currently commitments to vendors for products and services purchased, plus, the employment agreements of the CFO and other employees of the Company and our current lease commitments that will necessitate liquidation of the Company if we are unable to raise additional capital. The current level of cash is not enough to cover the fixed and variable obligations of the Company.

Assuming we are successful in our sales/development effort we believe that we will be able to raise additional funds through the sale of our stock to either current or new stockholders. There is no guarantee that we will be able to raise additional funds or to do so at an advantageous price.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability.  The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure.  There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Changes in Accounting and Financial Disclosures

Effective with the Statement of Operations for the year ended December 31, 2011, the Company changed its method of reflecting the Cost of Goods Sold. The Company has moved the Cost of Goods Sold into Operating Expenses versus reflecting it as a reduction to Revenues with the resulting Gross Profit.  The change has been made to be in accordance with FASB ASC 225-10-S99, SAB Topic 11.B, Depreciation and Depletion Excluded from Cost of Sales. The Statement of Operations for the year ended December 31, 2010 was changed from the way it was originally reflected to correspond with the changes made for the year ended December 31, 2011.

Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivables are stated at the amount that management of the Company expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered bad debt recoveries. As of December 31, 2011, the Company has experienced no bad debt write offs from operations.

Inventory

Inventory is reported at the lower of cost or market, determined using the first-in, first-out basis, or net realizable value. All inventories consist of Finished Goods. The Company had no Raw Materials or Work in Process.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Production equipment with a cost of $2,500 or greater and other fixed assets with a cost of $1,500 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Production equipment	3 to 7 years
Office equipment	2 to 5 years
Furniture and fixtures	2 to 5 years

Leasehold improvements and capital lease assets are amortized over the shorter of the life of the lease or the estimated life of the asset.

Management of the Company reviews the net carrying value of all of its equipment on an asset by asset basis whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. These reviews consider the net realizable value of each asset, as measured in accordance with the preceding paragraph, to determine whether impairment in value has occurred, and the need for any asset impairment write-down.

The types of events and circumstances that management believes could indicate impairment are as follows:

·	A significant decrease in the market price of a live-lived asset.
·	A significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition.
·	A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator.
·	An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset.
·
A current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

·	A current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

The fair value of assets is first determined by quoted market prices, if available. Otherwise, the estimate of fair value is based on the best information available in the circumstances, including prices for similar assets and the results of using other valuation techniques. If quoted market prices are not available a present value technique is often the best available valuation technique with which to estimate fair value. It is believed that an expected present value technique is superior to a traditional present value technique, especially in situations in which the timing or amount of estimated future cash flows is certain.

The traditional approach is useful for many measurements, especially those in which comparable assets and liabilities can be observed in the marketplace. However the traditional approach does not provide the tools needed to address some complex measurement problems, including the measurement of nonfinancial assets and liabilities for which no market for the item or a comparable item exists. The traditional approach places most of the emphasis on selection of an interest rate. A proper search for “the rate commensurate with the risk” requires analysis of at least two items – one asset or liability that exists in the marketplace and has an observed interest rate and the asset or liability being measured. The appropriate rate of interest for the cash flows being measured must be inferred from the observable rate of interest in some other asset or liability and, to draw that inference, the characteristics of the cash flows must be similar to those of the asset being measured.

Although management has made its best estimate of the factors that affect the carrying value based on current conditions, it is reasonably possible that changes could occur which could adversely affect management’s estimate of net cash flows expected to be generated from its assets, and necessitate asset impairment write-downs.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

License Fees

License fees resulting from the acquisition of a patent license, for the production of Actinium 225, from a related individual for common stock valued, at the time of acquisition, at $75,000, and from the result of the acquisition of a patent license, for a Neutron Generator, from Neu-Hope Technologies for preferred stock valued, at the time of acquisition, at $3,040,000, discounted for 4.25% incremental borrowing rate to $2,897,625, were fully amortized as of December 31, 2010. License fees related to a Mo-99 patent license acquired in June 2010 for $10,000 and license fees related to a Brachytherapy patent license acquired in September 2010 for $10,000 are currently being amortized over a three year period. License fees are stated at cost, less accumulated amortization. Amortization of license fees is computed using the straight-line method over the estimated economic useful life of the assets.

The Company made a $10,000 investment in 2010 for a patent license regarding its technology for the production of Mo-99. In May 2010 the Company entered into a License Agreement for the Patent Rights in the area of radioisotope production using electron beam accelerator(s) for creating short lived radioisotopes such as Molybdenum-99 and Technetium-99 with the University of Missouri. This Agreement calls for a $10,000 nonrefundable fee paid upon execution, a royalty agreement on sales, and an equipment licensing fee on equipment sales. Additionally the Agreement calls for a milestone payment of $250,000, due and payable five years after execution of this agreement and a milestone payment of $250,000, due and payable upon reaching $50,000,000 in cumulative net sales. The $10,000 nonrefundable fee paid upon execution was capitalized as License Fees and is amortized on the straight line basis over a three year life.

The Company made a $10,000 investment in 2010 for an exclusive license with Battelle Memorial Institute regarding its technology for the production of a Brachytherapy seed. In August 2010 the Company entered into a License Agreement for the Patent Rights in the area of a Brachytherapy seed with a Fast-dissolving Matrix for Optimized Delivery of Radionuclides. This Agreement calls for a $10,000 nonrefundable fee upon execution, a royalty agreement on sales and on funds received from any sublicenses. The $10,000 nonrefundable fee paid upon execution was capitalized as License Fees and is amortized on the straight line basis over a three year life. Additionally the Agreement calls for a minimum annual fee as follows:

Calendar Year	Minimum Royalties per Calendar Year
2010	$-
2011	$-
2012	$2,500
2013	$5,000
2014	$7,500
2015	$10,000
2016 and each calendar year thereafter	$25,000

 The Company made a $5,000 investment in February 2011 for a one year option agreement to negotiate an exclusive license agreement with Battelle Memorial Institute regarding its patents for the production of a radiogel technology.  This option agreement calls for a $5,000 upfront fee for the option, which expired February 2012 and was fully expensed in the twelve months ended December 31, 2011.  Effective March 2012, we entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented radiogel technology. This license agreement calls for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013.

The Company periodically reviews the carrying values of capitalized license fees and any impairments are recognized when the expected future operating cash flows to be derived from such assets are less than their carrying value.

Amortization is computed using the straight-line method over the estimated useful live. Amortization of license fees was $6,666 and $5,693 for the years ended December 31, 2011 and 2010, respectively. Based on the license fees recorded at December 31, 2011, and assuming no subsequent impairment of the underlying assets, the remaining unamortized portion of $9,722, will be fully amortized during the year ending December 31, 2013. Future annual amortization is expected to be as follows:

Calendar Year	Annual Amortization
2012	$6,666
2013	$3,056

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Patents and Intellectual Property

Patent filing costs and intellectual property costs totaling $97,421, and $113,326, were capitalized during the twelve months ended December 31, 2011, and 2010; resulting in a total $317,224 and $219,803 of capitalized patents and intellectual property costs at December 31, 2011 and 2010, respectively.

While patents are being developed or pending they are not being amortized.  Management has determined that the economic life of the patents to be 10 years and amortization, over such 10-year period and on a straight-line basis, will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues.

The Company evaluates the recoverability of intangible assets, including patents and intellectual property, on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

Revenue Recognition

The Company recognized revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue for the fiscal year ended December 31, 2010 consisted of the sales of Flouride 18 and Consulting Revenue. We had no sales of stable isotopes in 2010 due to the decrease in profit margins for that product. Revenue for the fiscal year ended December 31, 2011 consisted of the sales of both Flouride 18 and sales of stable isotopes, and Consulting Revenue. The Company recognizes revenue once an order has been received and shipped to the customer or services have been performed. Prepayments, if any, received from customers prior to the time products are shipped are recorded as deferred revenue. In these cases, when the related products are shipped, the amount recorded as deferred revenue is recognized as revenue. The Company does not accrue for sales returns and other allowances as it has not experienced any returns or other allowances.

Income from Grants

Government grants are recognized when all conditions of such grants are fulfilled or there is reasonable assurance that they will be fulfilled. The Company has chosen to recognize income from grants as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as Deferred Income on the balance sheet.

For the twelve months ended December 31, 2010 the Company recognized $23,508 of the $1,215,000 Department of Energy grant as income with the remaining $1,191,492 recorded as deferred income as of December 31, 2010. The $23,508 recognized as of December 31, 2010 was for costs incurred for the twelve months ended December 31, 2010.

For the twelve months ended December 31, 2011 the Company recognized $245,727 of the $1,215,000 Department of Energy grant as income. The $245,727 recognized as of December 31, 2011 was for costs incurred for the twelve months ended December 31, 2011.

The Company fully recognized the $244,479 grant money received on both the Molybdenum tax grant and the Brachytherapy tax grant as income in the twelve months ended December 31, 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Income from Grants – continued

As of December 31, 2011 and 2010 the grant money received and grant money recognized as income and deferred income is:

	$1,215,000 Brachytherapy Grant	$244,479 Molybdenum Grant	$244,479 Brachytherapy Grant	Total
Grant money received during 2010	$1,215,000	$205,129	$-	$1,420,129
Grant money recorded as account receivable	-	39,350	244,479	283,829
Total grant money	1,215,000	244,479	244,479	1,703,958
Recognized income from grants in 2010	23,508	244,479	244,479	512,466
Deferred income at December 31, 2010	1,191,492	-	-	1,191,492
Recognized income from grants in 2011	245,727	-	-	245,727
Deferred income at December 31, 2011	$945,765	$-	$-	$945,765

Net Loss Per Share

The Company accounts for its income (loss) per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings/loss per share is computed by dividing income (loss) available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive common stock equivalents since the impact would be anti-dilutive. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

Securities, all of which represent common stock equivalents, that could be dilutive in the future as of December 31, 2011 and 2010 are as follows:

	December 31, 2011	December 31, 2010
Convertible debt	11,999,137	4,775,415
Common stock options	5,135,000	9,295,912
Total potential dilutive securities	17,134,137	14,071,327

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

 Research and Development Costs

Research and developments costs, including salaries, research materials, administrative expenses and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

The Company incurred $481,677, and $1,168,422 research and development costs for the years ended December 31, 2011, and 2010, respectively, all of which were recorded in our operating expenses noted on the income statements for the years then ended.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. There were no tradeshow expenses incurred and not expensed as of the year ended December 31, 2011. There were $12,675 tradeshow expenses incurred and not expensed as of the year ended December 31, 2010 which are prepayment costs for 2011 tradeshow expenses. During the twelve months ended December 31, 2011 and 2010 the Company incurred $8,025 and $1,750, respectively, in advertising costs.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of product sales.

Legal Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. Currently, the Company does not believe any probable legal proceedings or claims will have a material impact on its financial position or results of operations. However, if actual or estimated probable future losses exceed the Company’s recorded liability for such claims, it would record additional charges as other expense during the period in which the actual loss or change in estimate occurred.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction, and Delaware.  The Company did not have any tax expense for the years ended December 31, 2011 and 2010.  The Company did not have any deferred tax liability or asset on its balance sheet on December 31, 2011 and 2010.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company's financial statements. For the years ended December 31, 2011 and 2010, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next 12 months.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 2:                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Fair Value of Financial Instruments

The carrying amounts of cash, receivables and accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Stock-Based Compensation

The Company recognizes in the financial statements compensation related to all stock-based awards, including stock options, based on their estimated grant-date fair value. The Company has estimated expected forfeitures and is recognizing compensation expense only for those awards expected to vest. All compensation is recognized by the time the award vests.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete.  The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the Company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company believes are applicable or would have a material impact on the financial statements of the Company.

NOTE 3:                    ACCOUNTS RECEIVABLE - OTHER

Accounts receivable – other consist of the following at December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Balance due on sale of fixed asset	$-	$125,000
Reimbursable expenses	-	16,675
Grant proceeds received February 2011	-	283,829

	$-	$425,504

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 4:                    FIXED ASSETS

Fixed assets consist of the following at December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Production equipment	$2,116,627	$2,116,627
Building	446,772	446,772
Leasehold improvements	3,235	3,235
Office equipment	32,769	32,769
	2,599,403	2,599,403
Less accumulated depreciation	(1,927,459)	(1,387,739)
	$671,944	$1,211,664

Accumulated depreciation related to fixed assets is as follows:

	December 31, 2011	December 31, 2010
Production equipment	$1,521,519	$1,098,194
Building	382,945	273,531
Leasehold improvements	2,801	2,054
Office equipment	20,194	13,960
	$1,927,459	$1,387,739

Depreciation expense for the above fixed assets for the years ended December 31, 2011 and 2010, respectively, was $539,720 and $539,499.

The Company had paid an upfront fee of $150,000 towards the upgrade of its linear accelerator purchased in 2008. This fee was for the eventual upgrade of the accelerator from a 7.5 MeV to a 10 MeV accelerator. Because the Company has not yet completed this upgrade and is unsure as to whether it intends to complete the upgrade in the near term, it has chosen to write off the $150,000 as impairment expense in the twelve months ended December 31, 2010.

NOTE 5:                     INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2011 and December 31, 2010:

	December 31, 2011	December 31, 2010
License Fee	$95,000	$95,000
Less accumulated amortization	(85,278)	(78,610)
	9,722	16,390
Patents and intellectual property	317,224	219,803
Intangible assets net of accumulated amortization	$326,946	$236,193

Amortization expense for the above intangible assets for the years ended December 31, 2011 and 2010, respectively, was $6,668 and $5,693.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 6:                    RELATED PARTY TRANSACTIONS

Indebtedness from Related Parties

The Company had a $200,000 revolving line of credit with Washington Trust Bank that was to expire in September 2009.  We had $199,908 in borrowings under the line of credit as of October 28, 2008 at which time the line of credit was paid off and replaced with a loan in the initial principal amount of $199,908 from James C. Katzaroff and Carlton M. Cadwell.  Mr. Katzaroff is our chief executive officer, and Mr. Katzaroff and Mr. Cadwell are directors and beneficial owners of more than 10% of our common stock.  The loan calls for $4,066 monthly payments, including 8% interest, beginning November 30, 2008, with a balloon payment for the balance at October 31, 2009, at which time the note was extended for another year to October 31, 2010, at which time the note was extended for another year to October 31, 2011, at which time the note was extended for another year to October 31, 2012 with monthly payments increasing to $4,090.  There is no security held as collateral for this loan.  As of December 31, 2011, all payments were current on this stockholder loan.  The Company paid $36,767 in principal and $12,030 in interest to the holders of this loan for the twelve months ended December 31, 2010; and the Company paid $43,040 in principal and $5,782 in interest for the twelve months ended December 31, 2011. As of December 31, 2011 and 2010, the outstanding balance on this loan was $83,468 and $126,508, respectively.

The Company issued various shares of common stock and convertible promissory notes during the twelve months ended December 31, 2011 and 2010 to a director and major stockholder. The details of these transactions are outlined in NOTE 12 STOCKHOLDERS’ EQUITY - Common Stock Issued for Convertible Debt.

Rent Expenses

On August 1, 2007 the Company began renting office and warehouse space, known as the Production Facility, located in Kennewick, Washington from a stockholder holding less that 5% of the total shares outstanding. The lease agreement calls for monthly rental payments starting at $3,500, increasing every August 1st until they become $4,762 as of August 1, 2011. During the years ended December 31, 2011 and 2010 the Company incurred rent expenses for this facility totaling $54,869 and $50,622, respectively. In addition, the lease agreement called for the issuance of $187,500 in common stock valued at $0.40 per share for a total of 416,667 shares. The Company recognized the issuance of all 416,667 shares in 2007 and will amortize the $187,500 value of that stock over the sixty month term of the lease. For the years ended December 31, 2011 and 2010 the Company amortized $37,500 and $37,500 of this stock issuance and recognized it as rent expense. Additionally, during the years ended December 31, 2011 and 2010 the Company recognized an additional rent expense of $3,000 and $20,125, respectively, for additional shares issued to the Company’s landlord.

Additionally, in June 2008, the Company entered into two twelve month leases for its corporate offices with three four month options to renew but in no event will the lease extend beyond December 31, 2010. Subsequent to December 31, 2010 the Company is renting this space on a month to month basis. These lease agreements calls for monthly rental payments of $2,733 and $2,328 per month for two separate office areas. Effective November 1, 2009 the Company terminated the portion of the lease consisting of the $2,328 rental payment per month. During the years ended December 31, 2011 and 2010 the Company incurred rent expenses for this facility totaling $32,700 and $32,800, respectively.

The Company purchased a used Cyclotron April 2009 and paid storage fees from that time until it was sold November 2010. The storage fees began at $2,050 per month until December 2009 when they were increased to $5,600 per month. Storage fees for the Cyclotron were $0 and $47,500 for the twelve months ended December 31, 2011 and 2010, respectively.

Future minimum rental payments required under the Company’s current rental agreements in excess of one year as of December 31, 2011, are as follows:

Production
Facility
Twelve months ended December 31, 2012	$33,332
Twelve months ended December 31, 2013	-
Twelve months ended December 31, 2014	-
Twelve months ended December 31, 2015	-
Total	$33,332

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 6:                    RELATED PARTY TRANSACTIONS - continued

Rental expense for the years ended December 31, 2011 and 2010 consisted of the following:

	Year ended December 31, 2011	Year ended December 31, 2010
Office and warehouse space	$54,869	$50,622
Rental expense in the form of stock issuance	40,500	57,625
Corporate office	32,700	32,800
Cyclotron storage	-	47,500
Total Rental Expense	$128,069	$188,547

NOTE 7:                    COMMITMENTS AND CONTINGENCIES

On September 27, 2006, the Company acquired the assets of Neu-Hope Technologies, Inc (“NHTI”), a Florida corporation and a subsidiary of UTEK Corporation (“UTEK”), a Delaware Corporation. We did not have a relationship with UTEK before the acquisition of Neu Hope Technologies and we do not currently have any business relationship or affiliation with UTEK. On August 30, 2006, NHTI had entered into a Non-Exclusive License Agreement with the Regents of the University of California. NHTI paid a non-refundable License Issue Fee in the amount of $25,000. The license fee is non-refundable unless the Company’s commercialization plan is deemed unacceptable by the University. If the plan is deemed unacceptable, the license agreement will terminate and may be converted to a non-exclusive license. To date, no commercialization plan has been deemed acceptable or unacceptable.

In consideration for the license, the Company agreed to the following payments:

·	$25,000 License Issue Fee, described above;
·	$25,000 upon submission by University of California to U.S. Federal Drug Administration (or comparable agency) of either notification of or request for approval of (as applicable), a Licensed Product;
·
$100,000 upon satisfaction of necessary requirements (e.g., notification or receipt of approval, as applicable) by Federal Drug Administration (or comparable agency) for commercial sale of a Licensed Product;

·	Royalties equal to the greater of three percent of the Selling Price of each Licensed Product Licensee sells or the maintenance fee according to the following schedule:

2008	$10,000	(not yet paid)
2009	$15,000	(not yet paid)
2010	$15,000	(not yet paid)
2011	$45,000	(not yet paid)
2012 (and each year thereafter)	$60,000

The License Agreement may be cancelled by giving 90 days written notice to the University. In 2008, partially due to the Company’s lack of funds to act upon the patent license for the neutron generator and develop the technology, the Company lost considerable ground towards the advantages of utilization of the patent license.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 8:                     PREPAID EXPENSES PAID WITH STOCK

The Company has issued stock to companies for various service agreements extending beyond December 31, 2011. Additionally, the Company issued stock for prepaid rent which will expire annually through July 2012 at the rate of $37,500 per year. Prepaid expenses are expected to mature as follows:

For the twelve month period ending December 31, 2012	$35,375
For the twelve month period ending December 31, 2013	-
For the twelve month period ending December 31, 2014	-
$35,375

NOTE 9:                     CAPITAL LEASE OBLIGATIONS

During September 2007, the Company obtained two master lease agreements for $1,875,000 and $631,000, with interest on both leases accruing at 8.6% annually, secured by equipment and personal guarantee of two of the major stockholders. These long-term agreements shall be deemed capital lease obligations for purposes of financial statement reporting. The purpose of the lease is to acquire a Pulsar 10.5 PET Isotope Production System for a contracted amount of $1,875,000 plus ancillary equipment and facility for $933,888. Advances made by the Lessor for the benefit of the Company, less payments, total $1,031,813 as of December 31, 2011.

This capital lease and its resulting obligation is recorded at an amount equal to the present value at the beginning of the lease term of minimum lease payments during the lease term, excluding any portion of the payments representing taxes to be paid by the Company. This amount does not exceed the fair value of the leased property at the lease inception, so the recorded amount is the fair value.

	Capital Lease Obligation
	PET Isotope Production System	Ancillary Equipment	Total
Total lease commitment	$1,875,000	$933,888	$2,808,888
Advances made for purchases	$1,511,268	$933,888	$2,445,156
Principal portion of payments	749,355	663,988	1,413,343
Net balance of advances payable	761,913	269,900	1,031,813
Add factor to arrive at total future minimum lease payments	86,704	4,999	91,703
Total future minimum lease payments	848,617	274,899	1,123,516
Less amount representing interest	86,704	4,999	91,703
Present value of net minimum lease payments	761,913	269,900	1,031,813
Amounts due within one year	761,913	269,900	1,031,813
Amounts due after one year	$-	$-	$-

The lease requires the Company to maintain a minimum debt service coverage ratio of 1:1 measured at fiscal year-end; non-compliance with this provision shall constitute a default and guarantors must contribute capital sufficient to fund any deficit in the debt service coverage ratio.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 9:                    CAPITAL LEASE OBLIGATIONS - continued

The definition of debt service coverage ratio is EBITDA (earnings before interest, taxes, depreciation and amortization), minus cash taxes, minus unfunded capital expenditures, plus capital injections, divided by (interest plus current portion of long-term debt). According to the debt service coverage ratio computation, at December 31, 2009 the Company was not in compliance with the minimum debt service coverage ratio stipulated in the loan covenants, accordingly the Company recorded the entire value of the leases as a current value at December 31, 2009.  However the Company was in compliance with the minimum debt service coverage ratio stipulated in the loan covenants at December 31, 2010, and accordingly recognized current and long term portions of the lease on its balance sheet at December 31, 2010. We are in default on a covenant in the capital lease obligations as of December 31, 2011 due to failure to maintain the minimum debt service ratio identified in the leases. Accordingly we recorded the entire value of the leases as a current obligation for the year ended December 31, 2011.

The Company’s results of the minimum debt service ratio calculation for the years December 31, 2011 and 2010 are as follows:

	December 31, 2011	December 31, 2010
Net loss	$(2,749,616)	$(4,013,736)
Interest	408,474	860,252
Depreciation and amortization	546,388	545,192
Unfunded capital expenditures	-	-
Capital injections	1,158,916	4,084,965
	$(629,980)	$1,476,673

Interest plus current portion of long-term debt	$1,031,813	$1,434,509

Debt service coverage ratio	0.00	1.03

Principal maturities on the amount of the capital lease obligations advanced through December 31, 2011 are due as follows:

Year ended December 31,	Production Facility	Ancillary Equipment
2012	$228,000	$200,000
2013	249,000	69,900
2014	235,000	-
2015	49,913	-
2016	-	-
Thereafter	-	-
	$761,913	$269,900

The capital lease obligation is the only Company debt that contains covenants.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 10:                  DEBT

The Company borrowed $60,000 July 2010, due April 2011, with interest at 8%. The holder of the note had the right, after the first ninety days of the note (October 19, 2010), to convert the note and accrued interest into common stock at a price per share equal to 58% (representing a discount rate of 42%) of the average closing price of the last five trading prices for the common stock ending one trading day prior to the date of conversion.

The Company had the right to prepay the note and accrued interest during the first ninety days following the date of the note. The amount of any prepayment equals 150% of the outstanding principal balance of the note plus accrued interest on the note. The Company prepaid the note in full prior to October 19, 2010 and therefore had recorded interest expense of $30,467 related to the prepayment cost in the accompanying financial statements for the year ending December 31, 2010.  If the Company had not paid off the note and related accrued interest by October 19, 2010, the note would have become convertible and the Company would have had to accrue an additional $12,981 to interest expense to account for the beneficial conversion feature of the note. The Company paid the debt in full as of October 7, 2010.

The Company borrowed $55,000 May 2011, due February 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (November 8, 2011), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average closing price of the last five trading prices for the common stock ending one trading day prior to the date of conversion.

The Company had the right to prepay the note and accrued interest during the first ninety days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company prepaid the note in full on August 3, 2011 and therefore has accrued interest expense of $20,046 related to the prepayment cost in the accompanying financial statements for the six months ending June 30, 2011.  If the Company had not paid off the note and related accrued interest by August 10, 2011, the Company could have paid off the note between the period ninety-one days to one hundred twenty days following the issue date and the prepayment would have equaled 140% of the outstanding principal balance of the note plus accrued interest on the note.  If the Company had not paid off the note and related accrued interest by November 8, 2011, the note would have become convertible and the Company would have had to accrue an additional $12,981 to interest expense to account for the beneficial conversion feature of the note.

The Company borrowed $53,000 October 2011, due July 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (April 15, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company had the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company had the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 10:                  DEBT - continued

interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty days periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

The Company has accrued interest expense of $871 related to the prepayment cost in the accompanying financial statements for the year ending December 31, 2011. If the Company has not paid off the note and related accrued interest by April 15, 2012, the note will become convertible and the Company would have had to accrue an additional $81,809 to interest expense to account for the beneficial conversion feature of the note.

The Company borrowed $63,000 November 2011, due August 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (May 15, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company had the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company had the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty days periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

The Company has accrued interest expense of $621 related to the prepayment cost in the accompanying financial statements for the year ending December 31, 2011. If the Company has not paid off the note and related accrued interest by May 15, 2012, the note will become convertible and the Company would have had to accrue an additional $97,659 to interest expense to account for the beneficial conversion feature of the note.

NOTE 11:                  INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Deferred tax assets:
Net operating loss carryover	$5,723,000	$5,043,000
Related party accrued interest	164,000	89,000
Deferred tax liabilities:
Depreciation	(82,000)	(249,000)
Valuation allowance	(5,805,000)	(4,883,000)
Net deferred tax asset	$-	$-

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 11:                  INCOME TAXES - continued

The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income from continuing operations for the years ended December 31, 2011 and 2010 due to the following:

	December 31, 2011	December 31, 2010
Book income	$(1,072,500)	$(1,581,500)
Depreciation	151,500	113,500
Meals and entertainment	5,000	3,500
Stock for services	25,500	329,000
Options expense	25,000	64,500
Related party interest	75,000	56,500
Non-cash interest expense	89,500	256,000
Other	241,000	16,000
Valuation allowance	460,000	742,500
Income tax expense	$-	$-

At December 31, 2011, the Company had net operating loss carryforwards of approximately $14,674,000 that may be offset against future taxable income from the year 2012 through 2032.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2011, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of Washington. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2006.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY

Common Stock Sale

The Company issued 5,090,912 shares of common stock for cash during 2010. The price per share ranged from $0.10 to $0.58 per share. The Company also granted 5,090,912 warrants in conjunction with these stock for cash issuances, with an exercise price per share ranging from $0.20 to $0.87 and an exercise period of one year.

The Company issued 250,000 shares of common stock for cash during 2010 for options exercised at $0.29 per share.

The Company issued 1,906,250 shares of common stock for cash during 2011 for options exercised at prices ranging from $0.15 to $0.20 per share.

Common Stock Issued for Services and Other

In 2010, the Company issued 4,106,632 shares of common stock with a total fair market value of $973,998. The fair market value of the shares issued ranged from $0.11 to $0.50 per share. The shares were issued to extinguish $68,250 of a prior year liability, for $62,500 worth of prepaid services, and for $843,248 worth of current year services.

In 2011, the Company issued 393,333 shares of common stock with a total fair market value of $81,000. The fair market value of the shares issued ranged from $0.09 to $0.30 per share. The shares were issued for $16,000 worth of prepaid services, and for $65,000 worth of current year services.

Common Stock Issued for Convertible Debt

The Company issued 100,000 shares of its common stock in exchange for a $250,000 convertible note in 2008. The value of the $250,000 debt plus the $0.70 fair market value of the 100,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $250,000 debt and the value of the 100,000 shares. This computation resulted in an allocation of $195,313 toward the debt and $54,687 to the shares. The $54,687 value of the shares is then amortized to interest over the twelve month life of the debt. Interest expense of $36,459 has been accreted and added to the note payable bringing the total debt balance to $250,000 as of December 31, 2009. The note was rewritten May 26, 2010 for the original $250,000 note plus $43,750 of interest for the period September 4, 2008 through May 26, 2010 for a new note of $293,750, 10%, expiration date of September 30, 2010. The Company recognized interest expense on the notes principal balance of $730 and $27,553 in the accompanying financial statements for the years ended December 31, 2011 and 2010, respectively. The $293,750 original value of the note plus $17,866 interest from May 26, 2010 through January 3, 2011, for a total of $311,616, was paid January 3, 2011.

The Company issued 20,000 shares of its common stock in exchange for $50,000 convertible note in 2008. The value of the $50,000 debt plus the $0.53 fair market value of the 20,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $50,000 debt and the value of the 20,000 shares and the beneficial conversion feature. This computation resulted in an allocation of $16,258 toward the debt and $8,746 to the shares and $24,996 to the beneficial conversion feature. The $8,746 value of the shares and the $24,996 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense for the beneficial conversion feature of $0 and $28,118 has been recognized in the accompanying financial statements for the years ended December 31, 2010 and 2009. The Company recognized interest expense for the note of $1,667 and $5,000 in the accompanying financial statements for the years ended December 31, 2010 and 2009, respectively. The $50,000 original value of the note plus $7,500 interest from October 27, 2008 through April 30, 2010, for a total of $57,500, was converted into 143,750 shares of the Company’s common stock at a price of $0.40 per share effective April 30, 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued a convertible promissory note in the amount of $375,000 with interest payable at 10% per annum in 2008 to our major stockholder, who is also a Director. The Note matures on December 16, 2009 (the "Maturity Date"). The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the Maturity Date. Interest on the Note is payable every six months until the Note is paid in full. Additionally, in connection with the convertible note, 150,000 shares of the Company’s common stock were issued to the note holder.  At the option of the holder, the note is convertible, in whole or in part, into the Company’s common stock by taking the principal to be converted and dividing it by fifty percent of the volume-weighted average trading price of the Company’s common stock for the 10 consecutive trading days immediately preceding the date of conversion. The note is convertible at any time.

The embedded conversion feature within the convertible promissory note was assessed to determine whether the embedded conversion feature should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.

The Company believes that the embedded derivative instrument shall not be separated from the host contract and accounted for as a derivative instrument because the criteria for that treatment has not been met as the Company’s stock is not considered to be readily convertible to cash. Per the agreement the Company is required to deliver shares of its common stock and there is no mechanism outside the contract that facilitates that. Therefore the Company concluded that conversion feature should not be bifurcated from the host instrument.

The Company allocated the proceeds to the shares issued and the debt and then calculated a beneficial conversion feature.  The Company performed these calculations which resulted in a beneficial conversion feature with an intrinsic value of $322,234.  The 150,000 shares of common stock were valued at $46,053 and the debt was recorded at $6,713. Because the debt is immediately convertible, the value of the beneficial conversion feature is calculated as if converted on the commitment date.  The $322,234 allocated to the beneficial conversion feature along with the $46,053 allocated to the 150,000 shares of common stock is being accreted to interest expense over the twelve month life of the debt. Interest expense of $368,287 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $375,000 as of December 31, 2009. The note expired December 16, 2009, was extended by the note holder for another year until December 16, 2010, and another year to December 16, 2011, and another year to December 16, 2012. The Company recognized interest expense of $37,500 and $37,500 in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in March 2009 to our major stockholder, who is also a Director. The Note matured in March of 2010, was extended by the note holder for another year until March, 2011, and another year until March, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.30 per share.  The value of the $100,000 debt plus the $0.31 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $74,603 toward the debt and $11,032 to the shares and $14,365 to the beneficial conversion feature.  The $11,032 value of the shares and the $14,365 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt.  Interest expense of $25,397 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 as of December 31, 2010. Additionally, $10,000 and $10,000 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 20,000 shares of its common stock and a convertible promissory note in the amount of $50,000 with interest payable at 10% per annum in April 2009 to our major stockholder, who is also a Director. The Note matured in April of 2010, was extended by the note holder for another year until April, 2011, and extended again until April, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.31 per share.  The value of the $50,000 debt plus the $0.31 fair market value of the 20,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $50,000 debt and the value of the 20,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $31,268 toward the debt and $6,140 to the shares and $12,592 to the beneficial conversion feature.  The $6,140 value of the shares and the $12,592 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt.  Interest expense of $18,732 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $50,000 as of December 31, 2010. Additionally, $5,000 and $5,000 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 20,000 shares of its common stock and a convertible promissory note in the amount of $50,000 with interest payable at 10% per annum in May 2009 to our major stockholder, who is also a Director. The Note matured in May of 2010, was extended by the note holder for another year until May, 2011. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.28 per share.  The value of the $50,000 debt plus the $0.21 fair market value of the 20,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $50,000 debt and the value of the 20,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $46,125 toward the debt and $3,875 to the shares and resulted in no beneficial conversion feature.  The $3,875 value of the shares is then amortized to interest over the twelve month life of the debt. Interest expense of $3,875 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $50,000 as of December 29, 2010, the date the note was paid. Additionally, $0 and $5,035 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010. The $50,000 original value of the note plus $8,055 interest from May 20, 2009 through December 29, 2010, for a total of $58,055, was converted into 207,339 shares of the Company’s common stock at a price of $0.28 per share effective December 29, 2010.

The Company issued 110,000 shares of its common stock and a convertible promissory note in the amount of $275,000 with interest payable at 10% per annum in June 2009 to our major stockholder, who is also a Director. The Note matured in June of 2010, was extended by the note holder for another year until June, 2011. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.27 per share. The value of the $275,000 debt plus the $0.21 fair market value of the 110,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $275,000 debt and the value of the 110,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $253,690 toward the debt and $21,310 to the shares and resulted in no beneficial conversion feature.  The $21,310 value of the shares is then amortized to interest over the twelve month life of the debt. Interest expense of $21,310 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $275,000 as of December 29, 2010, the date the note was paid. Additionally, $0 and $27,174 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010. The $275,000 original value of the note plus $42,644 interest from June 11, 2009 through December 29, 2010, for a total of $317,644, was converted into 1,176,459 shares of the Company’s common stock at a price of $0.27 per share effective December 29, 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 90,560 shares of its common stock and a convertible promissory note in the amount of $226,400 with interest payable at 10% per annum in September 2009 to our major stockholder, who is also a Director. The Note matured in September of 2010, was extended by the note holder for another year until September, 2011, and extended again until September 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.31 per share. The value of the $226,400 debt plus the $0.39 fair market value of the 90,560 shares at the date of the agreement was prorated to arrive at the allocation of the original $226,400 debt and the value of the 90,560 shares and the beneficial conversion feature.  The computation resulted in an allocation of $106,870 toward the debt and $30,552 to the shares and $88,978 to the beneficial conversion feature.  The $30,552 value of the shares and the $88,978 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $119,530 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $226,400 as of December 31, 2010. Additionally, $22,640 and $22,640 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 66,000 shares of its common stock and a convertible promissory note in the amount of $155,000 with interest payable at 10% per annum in October 2009 to our major stockholder, who is also a Director. The Note matured in October of 2010, was extended by the note holder for another year until October, 2011, and extended another year to October 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.51 per share. The value of the $155,000 debt plus the $0.51 fair market value of the 66,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $155,000 debt and the value of the 66,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $99,690 toward the debt and $27,655 to the shares and $27,655 to the beneficial conversion feature.  The $27,655 value of the shares and the $27,655 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $55,310 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $155,000 as of December 31, 2010.

Additionally, $15,500 and $15,500 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 80,000 shares of its common stock and a convertible promissory note in the amount of $200,000 with interest payable at 10% per annum in November 2009 to our major stockholder, who is also a Director. The Note matured in November of 2010, was extended by the note holder for another year until November, 2011, and extended another year until November 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.59 per share. The value of the $200,000 debt plus the $0.59 fair market value of the 80,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $200,000 debt and the value of the 80,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $123,624 toward the debt and $38,188 to the shares and $38,188 to the beneficial conversion feature.  The $38,188 value of the shares and the $38,188 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $76,376 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $200,000 as of December 31, 2010, respectively. Additionally, $20,000 and $20,000 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in December 2009 to our major stockholder, who is also a Director. The Note matured in December of 2010, was extended by the note holder for another year until December, 2011 and another year to December, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date.  At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.59 per share. The value of the $100,000 debt plus the $0.59 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature.  The computation resulted in an allocation of $61,812 toward the debt and $19,094 to the shares and $19,094 to the beneficial conversion feature.  The $19,094 value of the shares and the $19,094 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $38,188 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 as of December 31, 2010. Additionally, $10,000 and $10,000 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in January 2010 to our major stockholder, who is also a Director. The Note matures in January of 2011, was extended by the note holder for another year until January, 2012, and extended another year to January, 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.50 per share. The value of the $100,000 debt plus the $0.45 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $79,492 toward the debt and $15,254 to the shares and $5,254 to the beneficial conversion feature. The $15,254 value of the shares and the $5,254 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $1,277 and $19,231 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 and $98,723 as of December 31, 2011 and 2010, respectively. Additionally, $10,000 and $9,452 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in February 2010 to our major stockholder, who is also a Director. The Note matures in February of 2011, was extended by the note holder for another year until February, 2012, and extended another year to February, 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.50 per share. The value of the $100,000 debt plus the $0.49 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $69,224 toward the debt and $16,388 to the shares and $14,388 to the beneficial conversion feature. The $16,388 value of the shares and the $14,388 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $3,844 and $26,932 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 and $96,156 as of December 31, 2011 and 2010, respectively. Additionally, $10,000 and $8,750 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 90,000 shares of its common stock and a convertible promissory note in the amount of $225,000 with interest payable at 10% per annum in March 2010. The Note matures in March of 2011, was extended by the note holder for another year until March, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity Date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.40 per share. The value of the $225,000 debt plus the $0.40 fair market value of the 90,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $225,000 debt and the value of the 90,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $162,932 toward the debt and $31,034 to the shares and $31,034 to the beneficial conversion feature. The $31,034 value of the shares and the $31,034 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $12,937 and $49,131 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $225,000 and $212,063 as of December 31, 2011 and 2010, respectively. Additionally, $22,500 and $17,815 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 20,200 shares of its common stock and a convertible promissory note in the amount of $50,500 with interest payable at 10% per annum in April 2010 to our major stockholder, who is also a Director. The Note matures in April of 2011, was extended by the note holder for another year until April, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.40 per share. The value of the $50,500 debt plus the $0.40 fair market value of the 20,200 shares at the date of the agreement was prorated to arrive at the allocation of the original $50,500 debt and the value of the 20,200 shares and the beneficial conversion feature. The computation resulted in an allocation of $36,568 toward the debt and $6,966 to the shares and $6,966 to the beneficial conversion feature. The $6,966 value of the shares and the $6,966 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $4,066 and $9,866 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $50,500 and $46,434 as of December 31, 2011 and 2010, respectively. Additionally, $5,050 and $3,431 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

The Company issued 22,880 shares of its common stock and a convertible promissory note in the amount of $57,200 with interest payable at 10% per annum in May 2010 to our major stockholder, who is also a Director. The Note matures in May of 2011, was extended by the note holder for another year until May, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.30 per share. The value of the $57,200 debt plus the $0.30 fair market value of the 22,880 shares at the date of the agreement was prorated to arrive at the allocation of the original $57,200 debt and the value of the 22,880 shares and the beneficial conversion feature. The computation resulted in an allocation of $44,942 toward the debt and $6,129 to the shares and $6,129 to the beneficial conversion feature. The $6,129 value of the shares and the $6,129 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $4,598 and $7,660 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $57,200 and $52,602 as of December 31, 2011 and 2010, respectively. Additionally, $5,720 and $3,575 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011 and 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in June 2010 to our major stockholder, who is also a Director. The Note matures in June of 2011, was extended by the note holder for another year until June, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.18 per share. The value of the $100,000 debt plus the $0.18 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $86,568 toward the debt and $6,716 to the shares and $6,716 to the beneficial conversion feature. The $6,716 value of the shares and the $6,716 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $13,432 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 as of December 29, 2010, the date the note was paid. Additionally, $5,233 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2010.  The $100,000 original value of the note plus $5,233 interest from June 21, 2010 through December 29, 2010, for a total of $105,233, was converted into 584,627 shares of the Company’s common stock at a price of $0.18 per share effective December 29, 2010.

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in July 2010 to our major stockholder, who is also a Director. The Note matures in July of 2011, was extended by the note holder for another year until July, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.13 per share. The value of the $100,000 debt plus the $0.13 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $90,114 toward the debt and $4,943 to the shares and $4,943 to the beneficial conversion feature. The $4,943 value of the shares and the $4,943 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $9,886 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 as of December 29, 2010, the date the note was paid. Additionally, $4,466 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2010.  The $100,000 original value of the note plus $4,466 interest from July 19, 2010 through December 29, 2010, for a total of $104,466, was converted into 584,627 shares of the Company’s common stock at a price of $0.13 per share effective December 29, 2010.

The Company issued 60,000 shares of its common stock and a convertible promissory note in the amount of $150,000 with interest payable at 10% per annum in August 2010 to our major stockholder, who is also a Director. The Note matures in August of 2011, was extended by the note holder for another year until August, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.09 per share. The value of the $150,000 debt plus the $0.09 fair market value of the 60,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $150,000 debt and the value of the 60,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $139,575 toward the debt and $5,212 to the shares and $5,212 to the beneficial conversion feature. The $5,212 value of the shares and the $5,212 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $10,424 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $100,000 as of December 29, 2010, the date the note was paid. Additionally, $5,384 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2010.  The $150,000 original value of the note plus $5,384 interest from August 20, 2010 through December 29, 2010, for a total of $155,384, was converted into 1,726,484 shares of the Company’s common stock at a price of $0.09 per share effective December 29, 2010.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 60,000 shares of its common stock and a convertible promissory note in the amount of $150,000 with interest payable at 10% per annum in September 2010 to our major stockholder, who is also a Director. The Note matures in September of 2011, was extended by the note holder for another year until September, 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.12 per share. The value of the $150,000 debt plus the $0.12 fair market value of the 60,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $150,000 debt and the value of the 60,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $136,260 toward the debt and $6,870 to the shares and $6,870 to the beneficial conversion feature. The $6,870 value of the shares and the $6,870 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $13,740 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $150,000 as of December 29, 2010, the date the note was paid. Additionally, $4,356 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2010.  The $150,000 original value of the note plus $4,356 interest from September 14, 2010 through December 29, 2010, for a total of $154,356, was converted into 1,286,301 shares of the Company’s common stock at a price of $0.12 per share effective December 29, 2010.

The Company issued 20,000 shares of its common stock and a convertible promissory note in the amount of $50,000 with interest payable at 10% per annum in June 2011 to our major stockholder, who is also a Director. The Note matures in June of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.22 per share. The value of the $50,000 debt plus the $0.22 fair market value of the 20,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $50,000 debt and the value of the 20,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $41,912 toward the debt and $4,044 to the shares and $4,044 to the beneficial conversion feature. The $4,044 value of the shares and the $4,044 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $4,384 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $46,296 as of December 31, 2011. Additionally, $2,700 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 15,400 shares of its common stock and a convertible promissory note in the amount of $38,500 with interest payable at 10% per annum in June 2011 to our major stockholder, who is also a Director. The Note matures in June of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.20 per share. The value of the $38,500 debt plus the $0.20 fair market value of the 15,400 shares at the date of the agreement was prorated to arrive at the allocation of the original $38,500 debt and the value of the 15,400 shares and the beneficial conversion feature. The computation resulted in an allocation of $32,796 toward the debt and $2,852 to the shares and $2,852 to the beneficial conversion feature. The $2,852 value of the shares and the $2,852 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $3,102 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $35,899 as of December 31, 2011. Additionally, $2,086 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 40,346 shares of its common stock and a convertible promissory note in the amount of $100,866 with interest payable at 10% per annum in June 2011 to our major stockholder, who is also a Director. The Note matures in June of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.20 per share. The value of the $100,866 debt plus the $0.20 fair market value of the 40,346 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,866 debt and the value of the 40,346 shares and the beneficial conversion feature. The computation resulted in an allocation of $85,922 toward the debt and $7,472 to the shares and $7,472 to the beneficial conversion feature. The $7,472 value of the shares and the $7,472 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $8,160 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $93,394 as of December 31, 2011. Additionally, $5,044 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 40,280 shares of its common stock and a convertible promissory note in the amount of $100,700 with interest payable at 10% per annum in August 2011 to our major stockholder, who is also a Director. The Note matures in August of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.25 per share. The value of the $100,700 debt plus the $0.25 fair market value of the 40,280 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,700 debt and the value of the 40,280 shares and the beneficial conversion feature. The computation resulted in an allocation of $82,390 toward the debt and $9,155 to the shares and $9,155 to the beneficial conversion feature. The $9,155 value of the shares and the $9,155 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $7,627 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $90,017 as of December 31, 2011. Additionally, $4,198 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 10,000 shares of its common stock and a convertible promissory note in the amount of $25,000 with interest payable at 10% per annum in September 2011 to our major stockholder, who is also a Director. The Note matures in September of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.28 per share. The value of the $25,000 debt plus the $0.28 fair market value of the 10,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $25,000 debt and the value of the 10,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $19,964 toward the debt and $2,518 to the shares and $2,518 to the beneficial conversion feature. The $2,518 value of the shares and the $2,518 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $1,574 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $21,538 as of December 31, 2011. Additionally, $781 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 20,000 shares of its common stock and a convertible promissory note in the amount of $50,000 with interest payable at 10% per annum in September 2011 to our major stockholder, who is also a Director. The Note matures in September of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.28 per share. The value of the $50,000 debt plus the $0.28 fair market value of the 20,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $50,000 debt and the value of the 20,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $39,928 toward the debt and $5,036 to the shares and $5,036 to the beneficial conversion feature. The $5,036 value of the shares and the $5,036 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $2,518 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $42,446 as of December 31, 2011. Additionally, $1,250 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 6,000 shares of its common stock and a convertible promissory note in the amount of $15,000 with interest payable at 10% per annum in October 2011 to our major stockholder, who is also a Director. The Note matures in October of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.22 per share. The value of the $15,000 debt plus the $0.22 fair market value of the 6,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $15,000 debt and the value of the 6,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $12,574 toward the debt and $1,213 to the shares and $1,213 to the beneficial conversion feature. The $1,213 value of the shares and the $1,213 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $500 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $13,074 as of December 31, 2011. Additionally, $300 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in October 2011 to our major stockholder, who is also a Director. The Note matures in October of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.24 per share. The value of the $100,000 debt plus the $0.24 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $82,482 toward the debt and $8,759 to the shares and $8,759 to the beneficial conversion feature. The $8,759 value of the shares and the $8,759 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $2,920 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $85,402 as of December 31, 2011. Additionally, $1,666 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 42,200 shares of its common stock and a convertible promissory note in the amount of $105,500 with interest payable at 10% per annum in November 2011 to our major stockholder, who is also a Director. The Note matures in November of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.23 per share. The value of the $105,500 debt plus the $0.23 fair market value of the 42,200 shares at the date of the agreement was prorated to arrive at the allocation of the original $105,500 debt and the value of the 42,200 shares and the beneficial conversion feature. The computation resulted in an allocation of $87,724 toward the debt and $8,888 to the shares and $8,888 to the beneficial conversion feature. The $8,888 value of the shares and the $8,888 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $1,480 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $89,204 as of December 31, 2011. Additionally, $880 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

The Company issued 45,440 shares of its common stock and a convertible promissory note in the amount of $113,600 with interest payable at 10% per annum in December 2011 to our major stockholder, who is also a Director. The Note matures in December of 2012. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.10 per share. The value of the $113,600 debt plus the $0.10 fair market value of the 45,440 shares at the date of the agreement was prorated to arrive at the allocation of the original $113,600 debt and the value of the 45,440 shares and the beneficial conversion feature. The computation resulted in an allocation of $104,862 toward the debt and $4,369 to the shares and $4,369 to the beneficial conversion feature. The $4,369 value of the shares and the $4,369 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $0 has been accreted and added to the note payable bringing the total debt balance related to this convertible promissory note to $104,862 as of December 31, 2011. Additionally, $0 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the twelve months ending December 31, 2011.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Options

Options granted to non-employees, accounted for under the fair value method

During April 2010, the Company granted a consultant options to purchase 50,000 shares of the Company’s common stock, at an exercise price of $0.26 per share. The options are fully vested and expire April 15, 2013. The quoted market price of the common stock at the time of issuance of the options was $0.26 per share. The fair value of the options totaled $7,000 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	1.64%
Dividend yield	0%
Volatility factor	86.2%
Weighted average expected life	3 year

During November 2010, the Company granted a director options to purchase 50,000 shares of the Company’s common stock, at an exercise price of $0.40 per share. The options are fully vested and expire November 16, 2013. The quoted market price of the common stock at the time of issuance of the options was $0.39 per share. The fair value of the options totaled $12,500 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.67%
Dividend yield	0%
Volatility factor	106.1%
Weighted average expected life	3 year

During November 2010, the Company granted a consultant options to purchase 100,000 shares of the Company’s common stock, at an exercise price of $0.39 per share. The options are fully vested and expire January 31, 2011. The quoted market price of the common stock at the time of issuance of the options was $0.39 per share. The fair value of the options totaled $15,500 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.67%
Dividend yield	0%
Volatility factor	175.8%
Weighted average expected life	2.5 month

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY – continued

Common Stock Options  – continued

During January 2011, the Company granted consultants options to purchase 15,000 shares of the Company’s common stock, at an exercise price of $0.30 per share. The options are fully vested and expire January 12, 2014. The quoted market price of the common stock at the time of issuance of the options was $0.30 per share. The fair value of the options totaled $2,850 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	1.03%
Dividend yield	0%
Volatility factor	109.2%
Weighted average expected life	3 year

During January 2011, the Company granted directors options to purchase 500,000 shares of the Company’s common stock, at an exercise price of $0.30 per share. The options are fully vested and expire January 12, 2014. The quoted market price of the common stock at the time of issuance of the options was $0.30 per share. The fair value of the options totaled $95,000 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	1.03%
Dividend yield	0%
Volatility factor	109.2%
Weighted average expected life	3 year

During July 2011, the Company granted a director options to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $0.20 per share. The options are fully vested and expire July 6, 2012. The quoted market price of the common stock at the time of issuance of the options was $0.20 per share. The fair value of the options totaled $50,000 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	.37%
Dividend yield	0%
Volatility factor	59.0%
Weighted average expected life	1 year

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 12:                  STOCKHOLDERS’ EQUITY – continued

Common Stock Options  – continued

During October 2011, the Company granted a consultant options to purchase 100,000 shares of the Company’s common stock, at an exercise price of $0.28 per share. The options are fully vested and expire October 20, 2014. The quoted market price of the common stock at the time of issuance of the options was $0.22 per share. The fair value of the options totaled $13,602 using the Black-Scholes option pricing model.

The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	.470%
Dividend yield	0%
Volatility factor	109.9%
Weighted average expected life	3 year

The following schedule summarizes the changes in the Company’s stock options:

			Weighted		Weighted
	Options Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2009	5,049,327	$0.15-0.87	1.72 years	$500,000	$0.40

Options granted	5,290,912	$0.20-0.87	0.76 years	-	$0.22
Options exercised	(250,000)	$0.29	-	-	$0.29
Options expired	(794,327)	$0.40-0.87	-	(35,000)	$0.46

Balance at December 31, 2010	9,295,912	$0.15-0.87	0.90 years	465,000	$0.29

Options granted	2,335,000	$0.20-0.30	1.42 years	-	$0.26
Options exercised	(1,906,250)	$0.15-0.20	-	(150,000)	$0.18
Options expired	(4,589,662)	$0.20-0.87	-	-	$0.26

Balance at December 31, 2011	5,135,000	$0.20-0.50	0.94 years	$315,000	$0.35

Exercisable at December 31, 2010	9,295,912	$0.15-0.87	0.90 years	$465,000	$0.29

Exercisable at December 31, 2011	5,135,000	$0.20-0.87	0.87 years	$315,000	$0.35

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 13:                  CONCENTRATIONS OF CREDIT AND OTHER RISKS

Accounts Receivable

The Company’s accounts receivable result from credit sales to customers. The Company had one customer that represented 49.2% and 61.3% of the Company’s total revenues for the years ended December 31, 2011 and 2010; and 100% of the total F-18 sales for the years ended December 31, 2011 and 2010. This same customer accounted for 100% of the Company’s net accounts receivable balance at December 31, 2011 and 2010.

The loss of this significant customer would have a temporary adverse effect on the Company’s revenues, which would continue until the Company located new customers to replace them

The Company routinely assesses the financial strength of its customers and provides an allowance for doubtful accounts as necessary.

Inventories

The Company has two products, one of which is produced in the Company’s production facility and the other product sold by the Company is purchased from one supplier. The failure of this supplier to meet its commitment on schedule could have a material adverse effect on the Company’s business, operating results and financial condition. If the sole-source supplier were to go out of business or otherwise become unable to meet its supply commitments, the process of locating and qualifying alternate sources could require up to several months, during which time the Company’s sales could be delayed. Such delays could have a material adverse effect on the Company’s business, operating results and financial condition.

NOTE 14:                  SUPPLEMENTAL CASH FLOW INFORMATION

 During the year ended December 31, 2011, the Company had the following non-cash investing and financing activities:

·	Increased prepaid expenses by $16,000 and increased paid in capital by $15,900 and increased common stock by $100 due to shares issued for prepaid services.
·	Issued 156,167 shares of common stock for an extinguishment of $46,850 worth of debt.
·	Issued 1,235,000 options for an extinguishment of $234,650 worth of debt.
·
Decreased convertible notes payable by $108,614 and increased additional paid in capital by $108,334 and increased common stock by $280 due to 279,666 shares issued in conjunction with convertible notes for a debt discount.

During the year ended December 31, 2010, the Company had the following non-cash investing and financing activities:

·	Increased prepaid expenses by $62,500 and increased paid in capital by $62,250 and increased common stock by $250 due to shares issued for prepaid services.
·	Increased accounts receivable - other by $125,000 and increased fixed assets by $125,000 due to cash not yet received for the sale of fixed assets.
·
Decreased accrued expenses by $68,250 and increased paid in capital by $27,105 and increased common stock by $195 and decreased expenses by $40,950 due to stock issued for a stock subscription payable.

·	Increased accounts receivable - other by $283,829 and increased deferred income by $283,829 due to grant revenue not yet received or recognized.
·	Increased convertible notes payable by $43,750 and decreased accrued interest by $43,750 due to accrued interest capitalized to notes payable.
·
Decreased convertible notes payable by $187,024 and increased additional paid in capital by $186,611 and increased common stock by $413 due to shares issued in conjunction with convertible notes for a debt discount.

·
Decreased convertible notes payable by $875,000 and decreased accrued interest by $77,636 and increased additional paid in capital by $946,707 and increased common stock by $5,929 due to shares issued for debt conversion.

Advanced Medical Isotope Corporation
Notes to Financial Statements
For the years ended December 31, 2011 and 2010

NOTE 15:                  SUBSEQUENT EVENTS

In January 2012 the Company received $128,500 in exchange for a convertible 10%, one year note. The note plus interest is convertible at the option of the note holder into common stock share at $0.15 per share. In addition the Company issued the note holder 51,400 shares of its common stock as a loan origination fee.

In February 2012, the Company issued 15,000 restricted shares of its common stock  to a law firm in payment of $2,000 in fees owed for legal services.

In February 2012 the Company received $121,500 in exchange for a convertible 10%, one year note. The note plus interest is convertible at the option of the note holder into common stock share at $0.16 per share. In addition the Company issued the note holder 48,600 shares of its common stock as a loan origination fee.

The Company borrowed $45,000 February 27, 2012, due August 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (August 24, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company has the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty-day periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

On March 9, 2012, the Company issued 3,507,500 restricted shares of its common stock, representing $315,675, to employees (including executive officers) for services.

On March 9, 2012, the Company issued 483,000 restricted shares of its common stock, representing $43,470, to consultants for services.

On March 9, 2012, the Company issued three-year options to purchase 1,125,000 shares of its common stock with an exercise price of $0.09 per share to employees, executive officers and directors.

On March 9, 2012, the Company issued three-year options to purchase 825,000 shares of its common stock with an exercise price of $0.09 per share to consultants.

The Company has evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no additional subsequent events to disclose.

Advanced Medical Isotope Corporation
Condensed Balance Sheets
	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current Assets:
Cash	$13,843	$52,557
Accounts receivable - trade	18,049	13,699
Prepaid expenses	38,559	1,060
Prepaid expenses paid with stock, current portion	3,125	35,375
Inventory	10,875	9,675
Total current assets	84,451	112,366

Fixed assets, net of accumulated depreciation	396,564	671,944

Other assets:
License fees, net of amortization	22,310	9,722
Patents and intellectual property	378,031	317,224
Deposits	5,406	5,406
Total other assets	405,747	332,352

Total assets	$886,762	$1,116,662

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,125,092	$929,496
Accrued interest payable	583,716	422,279
Payroll liabilities payable	116,911	62,421
Deferred income	777,482	945,765
Short term loan payable	105,000	116,000
Loans from stockholder	61,944	83,468
Deposits on notes payable	370,000	-
Convertible notes payable	3,088,910	2,361,231
Current portion of long-term debt	27,871	-
Current portion of capital lease obligations	815,708	1,031,813
Total current liabilities	7,072,634	5,952,473

Long term liabilities:
Long-term debt, net of current portion	10,155	-
Total liabilities	7,082,789	5,952,473

Stockholders’ Equity (Deficit):
Preferred Stock, $.001 par value, 20,000,000 shares authorized;
zero issued and outstanding	-	-
Common stock, $.001 par value; 200,000,000 shares authorized;
75,218,019 and 70,653,399 shares issued and outstanding,
respectively	75,218	70,653
Paid in capital	20,064,382	19,174,984
Accumulated deficit	(26,335,627)	(24,081,448)
Total stockholders’ equity (deficit)	(6,196,027)	(4,835,811)

Total liabilities and stockholders’ equity (deficit)	$886,762	$1,116,662

The accompanying notes are an integral part of these condensed financial statements.

Advanced Medical Isotope Corporation
Condensed Statements of Operations (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Revenues	$67,434	$139,926	$116,018	$290,483

Operating expenses
Cost of goods sold	18,293	11,464	35,152	36,538
Sales and marketing expenses	7,625	35,298	8,659	58,589
Depreciation and amortization	140,814	136,596	280,292	273,192
Professional fees	257,984	220,478	794,228	500,566
Stock options granted	295,980	(12,350)	412,980	-
Payroll expenses	181,145	166,216	365,515	412,417
General and administrative expenses	174,598	153,868	284,499	298,148
Total operating expenses	1,076,439	711,570	2,181,325	1,579,450

Operating loss	(1,009,005)	(571,644)	(2,065,307)	(1,288,967)

Non-operating income (expense)
Interest expense	(205,313)	(103,003)	(356,605)	(202,044)
Net gain (loss) on settlement of debt	-	-	(550)	-
Recognized income from grants	112,917	43,125	168,283	106,220
Non-operating income (expense), net	(92,396)	(59,878)	(188,872)	(95,824)

Loss before Income Taxes	(1,101,401)	(631,522)	(2,254,179)	(1,384,791)

Income Tax Provision	-	-	-	-

Net Loss	$(1,101,401)	$(631,522)	$(2,254,179)	$(1,384,791)

Loss per common share	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Weighted average common shares outstanding	74,941,432	68,890,965	73,313,044	68,524,613

The accompanying notes are an integral part of these condensed financial statements.

Advanced Medical Isotope Corporation
Condensed Statement of Changes in Stockholders’ Equity (Deficit)
(Unaudited)

	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2011 (audited)	70,653,399	$70,653	$19,174,984	$(24,081,448)	$(4,835,811)

Common stock issued for:
Services	4,260,500	4,261	406,684	-	410,945
Debt	15,000	15	2,535	-	2,550
Loan fees on convertible debt	289,120	289	67,199	-	67,488
Options issued for services	-	-	412,980	-	412,980
Net loss	-	-	-	(2,254,179)	(2,254,179)
Balances at June 30, 2012	75,218,019	$75,218	$20,064,382	$(26,335,627)	$(6,196,027)

The accompanying notes are an integral part of these condensed financial statements.

Advanced Medical Isotope Corporation
Condensed Statements of Cash Flow
(Unaudited)
	Six months ended
	June 30,
	2012	2011
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(2,254,179)	$(1,384,791)

Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation of fixed assets	275,380	269,860
Amortization of licenses and intangible assets	4,912	3,332
Amortization of convertible debt discount	72,366	27,313
Amortization of prepaid expenses paid with stock	32,250	62,949
Common stock issued for services	410,945	18,000
Stock options issued for services	412,980	-
Changes in operating assets and liabilities:
Accounts receivable	(4,350)	(6,091)
Accounts receivable - other	-	300,504
Inventory	(1,200)	(6,400)
Prepaid expenses	(37,499)	31,180
Accounts payable	244,871	346,503
Payroll liabilities	54,490	(7,150)
Accrued interest	161,437	90,227
Deferred income	(168,283)	(106,220)
Net cash used by operating activities	(795,880)	(360,784)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used to acquire patents and intellectual property	(78,307)	(67,935)
Net cash used by investing activities	(78,307)	(67,935)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Washington Trust debt	(21,524)	(22,938)
Principal payments on capital lease	(216,105)	(195,717)
Proceeds from short term loan	105,000	55,000
Payments on short term loan	(116,000)	-
Proceeds from convertible note	722,800	189,366
Payments on convertible note	-	(293,750)
Principal payments on long-term debt	(8,698)	-
Proceeds from deposits on note payables	370,000	-
Proceeds from exercise of options and warrants	-	112,500
Net cash provided by (used by) financing activities	835,473	(155,539)

Net increase in cash	(38,714)	(584,258)
Cash, beginning of period	52,557	589,390

CASH, END OF PERIOD	$13,843	$5,132

Supplemental disclosures of cash flow information:
Cash paid for interest	$102,838	$68,025
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 1:                    BASIS OF PRESENTATION

Nature of Organization

The accompanying condensed financial statements of the Company have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures required by accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations.  These condensed financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the period presented. The results of operations for the six months ended June 30, 2012, are not necessarily indicative of the results that may be expected for any future period or the fiscal year ending December 31, 2012.

NOTE 2:                    GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. Historically, we have relied upon outside investor funds to maintain our operations and develop our business. We anticipate we will continue to require funding from investors for working capital as well as business expansion during this fiscal year and we can provide no assurance that additional investor funds will be available on terms acceptable to us. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable time. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

We anticipate a requirement of $1.5 million in funds over the next twelve months to maintain current operation activities. In addition we anticipate a requirement of approximately $15 million in funds over the next twelve months due to the anticipation of adding additional staff in the future assuming we are successful in selling our medical isotopes and/or the start of development by us on future manufacturing sites or other projects. As of June 30, 2012 we have $13,843 cash on hand which means there will be an anticipated shortfall of nearly the full $16.5 million requirement in additional funds over the next twelve months. There are currently commitments to vendors for products and services purchased, plus, the employment agreements of the CFO and other employees of the Company and our current lease commitments that will necessitate liquidation of the Company if we are unable to raise additional capital. The current level of cash is not enough to cover the fixed and variable obligations of the Company.

Assuming we are successful in our sales/development effort, we believe that we will be able to raise additional funds through the sale of our stock to either current or new stockholders. There is no guarantee that we will be able to raise additional funds or to do so at an advantageous price.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability.  The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure.  There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 3:                    FIXED ASSETS

Fixed assets consist of the following at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Production equipment	$2,116,627	$2,116,627
Building	446,772	446,772
Leasehold improvements	3,235	3,235
Office equipment	32,769	32,769
	2,599,403	2,599,403
Less accumulated depreciation	(2,202,839)	(1,927,459)
	$396,564	$671,944

Accumulated depreciation related to fixed assets is as follows:

	June 30, 2012	December 31, 2011
Production equipment	$1,729,994	$1,521,519
Building	446,769	382,945
Leasehold improvements	3,236	2,801
Office equipment	22,840	20,194
	$2,202,839	$1,927,459

Depreciation expense for the above fixed assets for the six months ended June 30, 2012 and 2011, respectively, was $275,380 and $269,860.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 4: INTANGIBLE ASSETS

Intangible assets consist of the following at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
License Fee	$112,500	$95,000
Less accumulated amortization	(90,190)	(85,278)
	22,310	9,722
Patents and intellectual property	378,031	317,224
Intangible assets net of accumulated amortization	$400,341	$326,946

Amortization expense for the above intangible assets for the six months ended June 30, 2012 and 2011, respectively, was $4,912 and $3,332.

NOTE 5:                    RELATED PARTY TRANSACTIONS

Indebtedness from Related Parties

The Company had a $200,000 revolving line of credit with Washington Trust Bank that was to expire in September 2009.  We had $199,908 in borrowings under the line of credit as of October 28, 2008 at which time the line of credit was paid off and replaced with a loan in the initial principal amount of $199,908 from James C. Katzaroff and Carlton M. Cadwell.  Mr. Katzaroff is our chief executive officer, and Mr. Katzaroff and Mr. Cadwell are directors and beneficial owners of more than 10% of our common stock.  The loan calls for $4,066 monthly payments, including 8% interest, beginning November 30, 2008, with a balloon payment for the balance at October 31, 2009, at which time the note was extended for another year to October 31, 2010, at which time the note was extended for another year to October 31, 2011, at which time the note was extended for another year to October 31, 2012 with monthly payments increasing to $4,090.  There is no security held as collateral for this loan.  As of June 30, 2012, all payments were current on this stockholder loan.  The Company paid $21,524 in principal and $3,016 in interest to the holders of this loan for the six months ended June 30, 2012. As of June 30, 2012 and December 31, 2011, the outstanding balance on this loan was $61,944 and $83,468 respectively.

The Company issued various shares of common stock and convertible promissory notes during the six months ended June 30, 2012 to a director and major stockholder. The details of these transactions are outlined in NOTE 10 STOCKHOLDERS’ EQUITY - Common Stock Issued for Convertible Debt.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 5:                     RELATED PARTY TRANSACTIONS - continued

Rent Expenses

On August 1, 2007 the Company began renting office and warehouse space, known as the Production Facility, located in Kennewick, Washington from a stockholder holding less that 5% of the total shares outstanding. The lease agreement calls for monthly rental payments starting at $3,500, increasing every August 1st until they become $4,762 as of August 1, 2011. During the six months ended June 30, 2012 and 2011 the Company incurred rent expenses for this facility totaling $28,567 and $26,454, respectively. In addition, the lease agreement called for the issuance of $187,500 in common stock valued at $0.40 per share for a total of 416,667 shares. The Company recognized the issuance of all 416,667 shares in 2007 and will amortize the $187,500 value of that stock over the sixty month term of the lease. For the six months ended June 30, 2012 and 2011 the Company amortized $18,750 and $18,750 of this stock issuance and recognized it as rent expense.

Additionally, in June 2008, the Company entered into two twelve month leases for its corporate offices with three four month options to renew but in no event will the lease extend beyond December 31, 2010. Subsequent to December 31, 2010 the Company is renting this space on a month to month basis. These lease agreements calls for monthly rental payments of $2,733 and $2,328 per month for two separate office areas. Effective November 1, 2009 the Company terminated the portion of the lease consisting of the $2,328 rental payment per month. Effective February 28, 2012 and retroactive back to December 1, 2011, the $2,328 rental payment per month was adjusted to $2,500 rental payment per month. The monthly rental was again adjusted to $2,675 for the months of March and April, 2012 and adjusted again to $2,850 effective for May and June, 2012. During the six months ended June 30, 2012 and 2011 the Company incurred rent expenses for this facility totaling $15,817 and $16,400, respectively.

There are no future minimum rental payments as the Company’s current rental agreements either expire as of July 2012 or are on a month to month basis.

Rental expense for the six months ended June 30, 2012 and 2011 consisted of the following:

	Six months ended June 30, 2012	Six months ended June 30, 2011
Office and warehouse lease effective August 1, 2007
Monthly rental payments	$28,567	$26,454
Rental expense in the form of stock issuance	18,750	18,750
Corporate office	15,817	16,400
Total Rental Expense	$63,134	$61,604

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 6:                    PREPAID EXPENSES PAID WITH STOCK

The Company has issued stock to companies for a service agreement and issued stock for prepaid rent of $18,000 and $35,375 as of June 30, 2012 and December 31, 2011, respectively; however all of this is expected to expire within the next twelve months.

NOTE 7:                    DEBT

The Company borrowed $55,000 May 2011, due November 2011, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (November 8, 2011), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average closing price of the last five trading prices for the common stock ending one trading day prior to the date of conversion.

The Company had the right to prepay the note and accrued interest during the first ninety days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company prepaid the note in full on August 3, 2011 and therefore has accrued interest expense of $20,046 related to the prepayment cost in the financial statements for the twelve months ending December 31, 2011. If the Company had not paid off the note and related accrued interest by August 10, 2011, the Company could have paid off the note between the period ninety-one days to one hundred twenty days following the issue date and the prepayment would have equaled 140% of the outstanding principal balance of the note plus accrued interest on the note.  If the Company had not paid off the note and related accrued interest by November 8, 2011, the note would have become convertible and the Company would have had to accrue an additional $12,981 to interest expense to account for the beneficial conversion feature of the note.

The Company borrowed $53,000 October 2011, due July 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (April 15, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company had the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company had the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty days periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

The Company has accrued interest expense of $871 related to the prepayment cost in the financial statements for the year ending December 31, 2011. The Company prepaid the note in full April 13, 2012 and therefore has accrued interest expense of $27,685 related to the prepayment cost in the accompanying financial statements for the six months ending June 30, 2012.

The Company borrowed $63,000 November 2011, due May 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (May 15, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company had the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company had the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty days periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 7:                    DEBT - continued

The Company has accrued interest expense of $621 related to the prepayment cost in the financial statements for the year ending December 31, 2011. The Company prepaid the note in full May 18, 2012 and therefore has accrued interest expense of $33,337 related to the prepayment cost in the accompanying financial statements for the six months ending June 30, 2012.

 The Company borrowed $45,000 February 27, 2012, due August 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (August 24, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company has the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty-day periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

The Company prepaid the note in full July 17, 2012 and therefore has accrued interest expense of $20,366 related to the prepayment cost in the accompanying financial statements for the six months ending June 30, 2012.

The Company borrowed $60,000 April 13, 2012, due October 2012, with interest at 8%. The holder of the note had the right, after the first one hundred eighty days of the note (October 19, 2012), to convert the note and accrued interest into common stock at a price per share equal to 61% (representing a discount rate of 39%) of the average of the lowest five trading prices for the Common Stock during the ten trading day period ending one trading day prior to the date of Conversion Notice.

The Company has the right to prepay the note and accrued interest during the first sixty days following the date of the note. During that time the amount of any prepayment would equal 130% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the next thirty days following the date of the note. During that time the amount of any prepayment would equal 135% of the outstanding principal balance of the note plus accrued interest on the note. The Company has the right to prepay the note and accrued interest during the third, fourth, and fifth thirty-day periods following the date of the note. During that time the amount of any prepayment would equal 140%, 145%, and 150% of the outstanding principal balance of the note plus accrued interest on the note.

The Company has accrued interest expense of $1,000 related to the prepayment cost in the financial statements for the six months ending June 30, 2012.  If the Company has not paid off the note and related accrued interest by October 12, 2012, the note will become convertible and the Company would have to accrue an additional $92,600 to interest expense to account for the beneficial conversion feature of the note.

The Company had credit card debt of $46,725 that was converted to a promissory note March 15, 2012 secured by personal guarantees of Mr. Katzaroff, CEO and Mr. Jolliff, CFO of the Company. The note calls for $2,500 up front payment and nineteen payments of $2,568 including interest of twelve percent. For the six month period ending June 30, 2012 the Company paid $8,698 in principal and $1,507 in interest towards the debt. The balance of the debt was $38,027 at June 30, 2012 of which $27,872 was recorded as current and $10,155 was recorded as long term.

The Company had received $370,000 in cash as of June 30, 2012 with the intent to enter into Convertible Debt instruments for this money received; however the final documentation for the Convertible Debt had not yet been completed, therefore was treated as a current liability as of June 30, 2012. Subsequent to June 30, 2012 this Convertible Debt has been finalized with an eighteen month term, accrued interest at an annual rate of 12%, with a conversion price of $0.10.  In addition the Convertible debt has an equal amount of $0.15, five year common stock warrants and Additional Investment Rights to purchase additional common stock shares and corresponding amount of warrants equal to forty percent of the convertible note principal.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 8:                    INCOME FROM GRANTS AND DEFERRED INCOME

The Company has chosen to recognize grant money received as income as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as Deferred Income on the balance sheet.

For the twelve months ended December 31, 2011 the Company recognized $245,727 of a $1,215,000 Department of Energy grant as income with the remaining $945,765 recorded as deferred income as of December 31, 2011. The $245,727 recognized as of December 31, 2011 was for costs incurred for the twelve months ended December 31, 2011. For the six months ended June 30, 2012 the Company recognized an additional $168,283 as income leaving a remaining balance of $777,482 recorded as deferred income as of June 30, 2012. The $168,283 was for costs incurred for the six months ended June 30, 2012.

As of June 30, 2012 the grant money received and grant money recognized as income and deferred income can be summarized as follows:

$1,215,000 Brachytherapy Grant
Grant money received during 2010	$1,215,000
Recognized income from grants in 2010	23,508
Deferred income at December 31, 2010	1,191,492
Recognized income from grants in 2011	245,727
Deferred income at December 31, 2011	945,765
Recognized income from grants for the six months ended June 30, 2012	168,283
Deferred income at June 30, 2012	$777,482

NOTE 9:                    COMMON STOCK OPTIONS

The Company recognizes in the financial statements compensation related to all stock-based awards, including stock options, based on their estimated grant-date fair value. The Company has estimated expected forfeitures and is recognizing compensation expense only for those awards expected to vest. All compensation is recognized by the time the award vests.

The following schedule summarizes the changes in the Company’s stock options during the six months ended June 30, 2012:

			Weighted		Weighted
	Options Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2011	5,135,000	$0.20-0.50	.94 years	$315,000	$0.35
Options granted	5,900,000	$0.09-0.25	2.86 years	$-	$0.16
Options exercised	-	$-	-	$-	$-
Options expired	(700,000)	$0.18-0.46	-	$-	$-
Balance at June 30, 2012	10,335,000	$0.09-0.50	1.87 years	$315,000	$0.24

Exercisable at December 31, 2011	5,135,000	$0.20-0.50	0.94 years	$315,000	$0.35

Exercisable at June 30, 2012	10,335,000	$0.09-0.50	1.87 years	$315,000	$0.24

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 10:                  STOCKHOLDERS’ EQUITY

Common Stock Issued for Services and Other

In March 2012 the Company issued 15,000 shares of common stock with a total fair market value of $2,550. The fair market value of the shares issued was $0.17 per share. The shares were issued to extinguish $2,000 of a prior year liability.

In March 2012 the Company issued 3,990,500 shares of common stock with a total fair market value of $359,145. The fair market value of the shares issued was $0.09 per share. The shares were issued for $359,145 worth of current year services.

In April 2012 the Company issued 20,000 shares of common stock with a total fair market value of $1,800. The fair market value of the shares issued was $0.09 per share. The shares were issued for $1,800 worth of current year services.

In June 2012 the Company issued 250,000 shares of common stock with a total fair market value of $50,000. The fair market value of the shares issued was $0.20 per share. The shares were issued for $50,000 worth of current year services.

Common Stock Issued for Convertible Debt

The Company issued 51,400 shares of its common stock and a convertible promissory note in the amount of $128,500 with interest payable at 10% per annum in January 2012 to our major stockholder, who is also a Director. The Note matures in January of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.15 per share. The value of the $128,500 debt plus the $0.15 fair market value of the 51,400 shares at the date of the agreement was prorated to arrive at the allocation of the original $128,500 debt and the value of the 51,400 shares and the beneficial conversion feature. The computation resulted in an allocation of $113,952 toward the debt and $7,274 to the shares and $7,274 to the beneficial conversion feature. The $7,274 value of the shares and the $7,274 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $6,062 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $120,014 as of June 30, 2012. Additionally, $5,355 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

The Company issued 48,600 shares of its common stock and a convertible promissory note in the amount of $121,500 with interest payable at 10% per annum in February 2012 to our major stockholder, who is also a Director. The Note matures in February of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.16 per share. The value of the $121,500 debt plus the $0.16 fair market value of the 48,600 shares at the date of the agreement was prorated to arrive at the allocation of the original $121,500 debt and the value of the 48,600 shares and the beneficial conversion feature. The computation resulted in an allocation of $106,884 toward the debt and $7,308 to the shares and $7,308 to the beneficial conversion feature. The $7,308 value of the shares and the $7,308 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $5,176 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $112,060 as of June 30, 2012. Additionally, $4,303 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

The Company issued 46,000 shares of its common stock and a convertible promissory note in the amount of $115,000 with interest payable at 10% per annum in March 2012 to our major stockholder, who is also a Director. The Note matures in March of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.14 per share. The value of the $115,000 debt plus the $0.14 fair market value of the 46,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $115,000 debt and the value of the 46,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $102,804 toward the debt and $6,098 to the shares and $6,098 to the beneficial conversion feature. The $6,098 value of the shares and the $6,098 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $3,303 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $106,107 as of June 30, 2012. Additionally, $3,115 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 10:                  STOCKHOLDERS’ EQUITY - continued

Common Stock Issued for Convertible Debt - continued

The Company issued 53,120 shares of its common stock and a convertible promissory note in the amount of $132,800 with interest payable at 10% per annum in April 2012 to our major stockholder, who is also a Director. The Note matures in April of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.09 per share. The value of the $132,800 debt plus the $0.09 fair market value of the 53,120 shares at the date of the agreement was prorated to arrive at the allocation of the original $132,800 debt and the value of the 53,120 shares and the beneficial conversion feature. The computation resulted in an allocation of $123,570 toward the debt and $4,615 to the shares and $4,615 to the beneficial conversion feature. The $4,615 value of the shares and the $4,615 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $1,900 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $125,470 as of June 30, 2012. Additionally, $2,700 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

The Company issued 40,000 shares of its common stock and a convertible promissory note in the amount of $100,000 with interest payable at 10% per annum in April 2012 to our major stockholder, who is also a Director. The Note matures in April of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.10 per share. The value of the $100,000 debt plus the $0.10 fair market value of the 40,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $100,000 debt and the value of the 40,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $92,308 toward the debt and $3,846 to the shares and $3,846 to the beneficial conversion feature. The $3,846 value of the shares and the $3,846 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $1,280 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $93,588 as of June 30, 2012. Additionally, $1,670 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

The Company issued 22,000 shares of its common stock and a convertible promissory note in the amount of $55,000 with interest payable at 10% per annum in May 2012 to our major stockholder, who is also a Director. The Note matures in May of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.09 per share. The value of the $55,000 debt plus the $0.09 fair market value of the 22,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $55,000 debt and the value of the 22,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $51,178 toward the debt and $1,911 to the shares and $1,911 to the beneficial conversion feature. The $1,911 value of the shares and the $1,911 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $478 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $51,656 as of June 30, 2012. Additionally, $688 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

The Company issued 28,000 shares of its common stock and a convertible promissory note in the amount of $70,000 with interest payable at 10% per annum in May 2012 to our major stockholder, who is also a Director. The Note matures in May of 2013. The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the maturity date. At the option of the holder, the note and interest is convertible into the Company’s common stock at $0.10 per share. The value of the $70,000 debt plus the $0.10 fair market value of the 28,000 shares at the date of the agreement was prorated to arrive at the allocation of the original $70,000 debt and the value of the 28,000 shares and the beneficial conversion feature. The computation resulted in an allocation of $64,616 toward the debt and $2,692 to the shares and $2,692 to the beneficial conversion feature. The $2,692 value of the shares and the $2,692 value of the beneficial conversion feature are then amortized to interest over the twelve month life of the debt. Interest expense of $450 has been accrued and added to the note payable bringing the total debt balance related to this convertible promissory note to $65,066 as of June 30, 2012. Additionally, $580 worth of interest expense on the notes principal balance has been recognized in the accompanying financial statements for the six months ending June 30, 2012.

Advanced Medical Isotope Corporation
Notes to Condensed Financial Statements
For the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011

NOTE 11:                  SUPPLEMENTAL CASH FLOW INFORMATION

During the three months ended March 31, 2011, the Company issued 156,167 shares of common stock for an extinguishment of $46,850 worth of debt and issued 1,235,000 options for an extinguishment of $234,650 worth of debt.

During the three months ended March 31, 2012, the Company issued 15,000 shares of common stock for an extinguishment of $2,000 worth of debt.

NOTE 12:                  SUBSEQUENT EVENTS

The Company prepaid a $45,000 note on July 17, 2012 and paid an additional $20,366 for accrued interest expense related to the prepayment fee.

The Company received $690,000 in funds as secured Convertible Notes in July 2012. This Convertible Debt has an eighteen month term with interest accruing at an annual rate of 12%, and a conversion price of $0.10. The Convertible debt carries an equal amount of $0.15, five year common stock warrants and Additional Investment Rights to purchase additional common stock shares and corresponding amount of warrants equal to forty percent of the convertible note principal.

The $370,000 cash received during the second quarter and treated as a current liability as of June 30, 2012 was finalized as Convertible Debt in July 2012. See Note 7.

The Company evaluated subsequent events pursuant ASC Topic 855 and has determined that there are no additional events to report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All amounts are estimates, except for the Securities and Exchange Commission registration fee. All of these costs and expenses will be borne by the registrant.

SEC filing fee	$613	(1)

Printing and engraving expenses	$4,000

Accountants’ fees and expenses	$15,000

Legal fees and expenses	$15,000

Miscellaneous	$1,000

Total	$35,613

(1)	Rounded up to nearest whole number.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

On October 20, 2011, the Company issued 200,000 restricted shares of its common stock to a consultant in exchange for services of $44,000.

On October 21, 2011, in exchange for $15,000, the Company issued to Carlton Cadwell, who is a director and principal stockholder of the Company, 6,000 restricted shares of its common stock and a one-year convertible promissory note in the principal amount of $15,000. The note bears interest at 10% per annum. At the option of the holder, the principal and interest is convertible into common stock at $0.22 per share.

Item 15.	Recent Sales of Unregistered Securities - continued

On October 31, 2011, in exchange for $100,000, the Company issued to Carlton Cadwell, who is a director and principal stockholder of the Company, 40,000 restricted shares of its common stock and a one-year convertible promissory note in the principal amount of $100,000. The note bears interest at 10% per annum. At the option of the holder, the principal and interest is convertible into common stock at $0.24 per share.

On November 25, 2011, in exchange for $105,500, the Company issued to Carlton Cadwell, who is a director and principal stockholder of the Company, 42,200 restricted shares of its common stock and a one-year convertible promissory note in the principal amount of $105,500. The note bears interest at 10% per annum. At the option of the holder, the principal and interest is convertible into common stock at $0.23 per share.

On December 9, 2011, the Company issued 100,000 restricted shares of its common stock to a consultant in exchange for services of $16,000.

On December 21, 2011, the Company issued 33,333 restricted shares of its common stock to a landlord in payment of rent of $3,000 owed by the Company.

On December 30, 2011, in exchange for $113,600, the Company issued to Carlton Cadwell, who is a director and principal stockholder of the Company, 45,440 restricted shares of its common stock and a one-year convertible promissory note in the principal amount of $113,600. The note bears interest at 10% per annum. At the option of the holder, the principal and interest is convertible into common stock at $0.10 per share.

In October 2010 the Company issued 551,632 restricted shares of its common stock in exchange for services of $56,698 and accrued liabilities of $68,250. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

In December 2010 the Company issued 5,784,792 restricted shares of its common stock in exchange for a conversion of $825,000 in convertible notes plus $70,138 of accrued interest. No underwriters were used. The securities and convertible note were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto.
In October 2009 the Company issued 13,889 restricted shares of its common stock in exchange for a cash contribution of $5,000 from an accredited investor. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

In October 2009 the Company received $155,000 from an accredited investor in exchange for a one year convertible note at ten percent interest. The note and the interest can be converted into stock at $.51 at election of note holder. The note holder also received 66,000 restricted shares of common stock for entering into this transaction. No underwriters were used. The securities and convertible note were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto.

In November 2009 the Company received $200,000 from an accredited investor in exchange for a one year convertible note at ten percent interest. The note and the interest can be converted into stock at $.59 at election of note holder. The note holder also received 80,000 restricted shares of common stock for entering into this transaction. No underwriters were used. The securities and convertible note were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto.

In December 2009 the Company received $100,000 from an accredited investor in exchange for a one year convertible note at ten percent interest. The note and the interest can be converted into stock at $.59 at election of note holder. The note holder also received 40,000 restricted shares of common stock for entering into this transaction. No underwriters were used. The securities and convertible note were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto.

In December 2009 the Company issued 56,818 restricted shares of its common stock in exchange for a cash contribution of $25,000 from an accredited investor. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

In December 2009 the Company issued 40,000 restricted shares of its common stock in exchange for a cash contribution of $23,200 from an accredited investor. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 15.	Recent Sales of Unregistered Securities - continued

In December 2009 the Company issued 50,000 restricted shares of common stock in consideration of the capital contribution of $31,143 through the conversion of the unpaid fees due and owing for consultation regarding the possible expansion of the linear accelerator facilities. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

In December 2009 the Company issued 8,620 restricted shares of its common stock in exchange for a cash contribution of $5,000 from an accredited investor. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. See Exhibit Index.

Exhibit
Number	Description

3.1
Certificate of Incorporation of Savage Mountain Sports Corporation, dated January 11, 2000 (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.2	By-Laws (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
3.3
Articles and Certificate of Merger of HHH Entertainment Inc. and Savage Mountain Sports Corporation, dated April 3, 2000 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.4
Articles and Certificate of Merger of Earth Sports Products Inc. and Savage Mountain Sports Corporation, dated May 11, 2000 (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.5
Certificate of Amendment of Certificate of Incorporation changing the name of the Company to Advanced Medical Isotope Corporation, dated May 23, 2006 (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.6
Certificate of Amendment of Certificate of Incorporation increasing authorized capital dated September 26, 2006 (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.7
Certificate of Amendment to the Certificate of Incorporation increasing authorized common stock and authorizing preferred stock, dated May 18, 2011 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 18, 2011).

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1
Agreement and Plan of Reorganization, dated as of December 15, 1998, by and among HHH Entertainment, Inc. and Earth Sports Products, Inc. (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

10.2
Agreement and Plan of Merger of HHH Entertainment, Inc. and Savage Mountain Sports Corporation, dated as of January 6, 2000 (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.3
Employment Agreement dated August 15, 2006 with William J. Stokes (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.4
Agreement and Plan of Acquisition by and between Neu-Hope Technologies, Inc., UTEK Corporation and Advanced Medical Isotope Corporation, dated September 22, 2006 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.5
Employment Agreement dated May 16, 2007 with Leonard Bruce Jolliff (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.6
Agreement and Plan of Acquisition by and between Isonics Corporation and Advanced Medical Isotope Corporation dated June 13, 2007 (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.7
Employment Agreement dated January 15, 2008 with Dr. Fu-Min Su (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

Item 16.	Exhibits and Financial Statement Schedules. - continued

10.8
Master Lease Agreement dated September 20, 2007 between BancLeasing, Inc. and Advanced Medical Isotope Corporation, and related documents (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K/A filed on December 2, 2011).

10.9
Lease Agreement dated July 17, 2007 between Robert L. and Maribeth F. Myers and Advanced Medical Isotope Corporation (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K/A filed on December 2, 2011).

10.10	Form of Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 15, 2012).
10.11
Promissory Note dated December 16, 2008 between Advanced Medical Isotope Corporation and Carlton M. Cadwell (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 23, 2012)

10.12
Memorandum of Agreement for Strategic Relationship dated August 19, 2011 between Advanced Medical Isotope Corporation and Spivak Management Inc. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 23, 2012)

10.13
Form of Subscription Agreement for Private Placement Offering (including the Forms of Note, Warrant, Additional Investment Rights, and Security Agreement filed as exhibits thereto) (incorporated by reference to Exhibit 10.1 to our Form 8-K filed on July 18, 2012)

10.14	Consulting Agreement with Lavos, LLC, dated June 4, 2012 *
10.15	Consulting Agreement with Lidingo Holdings, LLC, dated June 4, 2012 *
10.16	Consulting Agreement with Tungsten 74, LLC, dated July 1, 2012 *

23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

*Filed herewith

(b)
Financial Statement Schedules. All schedules have been omitted because the required information is not present in amounts sufficient to require submission of the schedules, or because the required information is included in the consolidated financial statements or notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if  the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennewick, Washington, on the  16th day of October , 2012.

ADVANCED MEDICAL ISOTOPE CORPORATION

By:	/s/ James C. Katzaroff
James C. Katzaroff
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints James C. Katzaroff and L. Bruce Jolliff and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either or them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James C. Katzaroff
James C. Katzaroff	Chief Executive Officer and Chairman of the Board and Director (Principal Executive Officer)	October 16, 2012

/s/ L. Bruce Jolliff
L. Bruce Jolliff	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 16, 2012

/s/ Carlton M. Cadwell
Carlton M. Cadwell	Director	October 16 , 2012

S-1

EXHIBIT INDEX

The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement on Form S-1/A:

Exhibit
Number	Description

3.1
Certificate of Incorporation of Savage Mountain Sports Corporation, dated January 11, 2000 (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.2	By-Laws (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
3.3
Articles and Certificate of Merger of HHH Entertainment Inc. and Savage Mountain Sports Corporation, dated April 3, 2000 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.4
Articles and Certificate of Merger of Earth Sports Products Inc. and Savage Mountain Sports Corporation, dated May 11, 2000 (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.5
Certificate of Amendment of Certificate of Incorporation changing the name of the Company to Advanced Medical Isotope Corporation, dated May 23, 2006 (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.6
Certificate of Amendment of Certificate of Incorporation increasing authorized capital dated September 26, 2006 (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

3.7
Certificate of Amendment to the Certificate of Incorporation increasing authorized common stock and authorizing preferred stock, dated May 18, 2011 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 18, 2011).

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1
Agreement and Plan of Reorganization, dated as of December 15, 1998, by and among HHH Entertainment, Inc. and Earth Sports Products, Inc. (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).

10.2
Agreement and Plan of Merger of HHH Entertainment, Inc. and Savage Mountain Sports Corporation, dated as of January 6, 2000 (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.3
Employment Agreement dated August 15, 2006 with William J. Stokes (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.4
Agreement and Plan of Acquisition by and between Neu-Hope Technologies, Inc., UTEK Corporation and Advanced Medical Isotope Corporation, dated September 22, 2006 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.5
Employment Agreement dated May 16, 2007 with Leonard Bruce Jolliff (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.6
Agreement and Plan of Acquisition by and between Isonics Corporation and Advanced Medical Isotope Corporation dated June 13, 2007 (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.7
Employment Agreement dated January 15, 2008 with Dr. Fu-Min Su (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

10.8
Master Lease Agreement dated September 20, 2007 between BancLeasing, Inc. and Advanced Medical Isotope Corporation, and related documents (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K/A filed on December 2, 2011).

10.9
Lease Agreement dated July 17, 2007 between Robert L. and Maribeth F. Myers and Advanced Medical Isotope Corporation (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K/A filed on December 2, 2011).

10.10	Form of Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 15, 2012).
10.11
Promissory Note dated December 16, 2008 between Advanced Medical Isotope Corporation and Carlton M. Cadwell (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 23, 2012)

10.12
Memorandum of Agreement for Strategic Relationship dated August 19, 2011 between Advanced Medical Isotope Corporation and Spivak Management Inc. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 23, 2012)

10.13
Form of Subscription Agreement for Private Placement Offering (including the Forms of Note, Warrant, Additional Investment Rights, and Security Agreement filed as exhibits thereto)  (incorporated by reference to Exhibit 10.1 to our Form 8-K filed on July 18, 2012)

10.14	Consulting Agreement with Lavos, LLC, dated June 4, 2012 *
10.15	Consulting Agreement with Lidingo Holdings, LLC, dated June 4, 2012 *
1016	Consulting Agreement with Tungsten 74, LLC, dated July 1, 2012 *
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

*Filed herewith